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EXHIBIT A

BUILD-TO-SUIT NET LEASE

BETWEEN

OPUS SOUTH CORPORATION

AS LANDLORD

AND

ADS ALLIANCE DATA SYSTEMS, INC.,

AS TENANT

JANUARY    , 1998

BUILD-TO-SUIT NET LEASE

        THIS BUILD-TO-SUIT NET LEASE ("Lease") is entered into as of January     , 1998 by and between the Landlord and Tenant identified in Section 1.1.

1. DEFINITIONS AND EXHIBITS

        1.1 Definitions. In this Lease, the following defined terms have the meanings set forth for them below or in the section of this Lease indicated below:

        "ADA" means the Americans with Disabilities Act, as amended from time to time.

          "Additional Rent" means all amounts required to be paid by Tenant under this Lease in addition to Basic Rent including, without limitation, Taxes and insurance premiums.

          "Affiliates" means, with respect to any party, any entities or individuals that control, are controlled by or are under common control with such party, together with its and their respective partners, venturers, directors, officers, shareholders, trustees, trustors, beneficiaries, agents, employees and spouses.

          "Allowance" has the meaning set forth in Section 3.10.

          "Approved Expansion Base Building Plans" has the meaning set forth in Section 18(b).

          "Approved Expansion Costs" has the meaning set forth in Section 18(d).

          "Approved Expansion Leasehold Improvements Plans" has the meaning set forth in Section 18(c).

          "Approved Expansion Rentable Square Feet" has the meaning set forth in Section 18(f).

          "Approved Original Base Building Plans" has the meaning set forth in Section 3.2.

          "Approved Original Leasehold Improvements Plans" has the meaning set forth in Section 3.3.

          "Approved Original Rentable Square Feet" has the meaning set forth in Section 3.6.

          "Approved Tenant's Costs" has the meaning set forth in Section 3.4.

          "Basic Rent" means the Original Basic Rent and, if applicable, the Expansion Basic Rent.

          "Building" means the Original Building and the Expansion Building.

          "Core Building Systems" means the items delineated on Exhibit K.

          "Deadline Extension" has the meaning set forth in Section 3.2.

          "Environmental Laws" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, U.S.C. Section 9601 et seq. (including the so-called "Superfund" amendments thereto), any other applicable Laws governing or pertaining to any hazardous substances, hazardous wastes, chemicals or other materials, including, without limitation, asbestos, polychlorinated biphenyls, radon, petroleum and any derivative thereof or any common law theory based on nuisance or strict liability.

          "Event of Default" has the meaning set forth in Section 15.2.

          "Expansion Base Building" has the meaning set forth in Section 18(a).

          "Expansion Base Building Plans" has the meaning set forth in Section 18(b).

          "Expansion Basic Rent" has the meaning set forth in Section 18(j)(ii)(b).

          "Expansion Building" has the meaning set forth in Section 18(a).

          "Expansion Change Order" has the meaning set forth in Section 18(e).

          "Expansion Commencement Date" has the meaning set forth in Section 18(j)(i).

          "Expansion Costs" means the actual amount of those costs described on Exhibit J which Landlord incurs in connection with the construction of the Expansion Building. Expansion Costs specifically do not include any acquisition or carrying costs for any portion of the Land, it being understood that those costs are included in the Original Basic Rent for the Original Premises. Landlord and Tenant further agree that Expansion Costs will include (a) the cost of general conditions and insurance, not to exceed three percent (3%) of the cost of the construction work, excluding soft costs, (b) overhead, not to exceed three percent (3%) of the cost of the construction work, excluding soft costs and the general conditions and insurance and (c) a general contractor's fee payable to Landlord in an amount equal to five percent (5%) of the construction work, excluding soft costs and overhead.

          "Expansion Leasehold Improvements" has the meaning set forth in Section 18(a).

          "Expansion Leasehold Improvements Plans" has the meaning set forth in Section 18(c).

          "Expansion Punch List" has the meaning set forth in Section 18(h).

          "Fair Market Rent" has the meaning set forth in Section 2.5.

          "Final Completion" means that all Landlord's Original Work or Landlord's Expansion Work, as the case may be, has been fully and finally completed.

          "Financed Amount" has the meaning set forth in Section 3.10.

          "First Renewal Term" has the meaning set forth in Section 2.5.

          "First Stage Completion" means that Landlord's Original Work on the first floor of the Original Building has been Substantially Completed and the first floor of the Original Building is ready for and can be occupied by Tenant.

          "Force Majeure" means any delays due to strikes, riots, acts of God, war, or any other causes of any kind whatsoever which are beyond the control of Landlord or Tenant at any time during the term of this Lease, it being agreed that the inability to perform financial obligations (including, without limitation, paying the Basic Rent and other charges due under this Lease), shortages of labor or materials, and governmental laws, rules or restrictions shall not constitute events beyond the reasonable control of Landlord or Tenant.

          "Guarantor" means Alliance Data Systems Corporation, a Delaware corporation, but the term "Guarantor" means any then-existing guarantor of Tenant's obligations under this Lease pursuant to a guaranty agreement substantially similar to the form attached to this Lease as Exhibit G or another form reasonably acceptable to Landlord.

          "Hazardous Substance" means any substance, chemical or material declared to be, or regulated as, hazardous or toxic under any Environmental Law or the presence of which may give rise to liability under any Environmental Law.

          "Improvements" means the Building, the Leasehold Improvements, and any other structures, pavement, landscaping, lighting fixtures or other improvements now or later constructed or installed upon the Land.

          "Interest Rate" means the prime interest rate (as published from time to time by The Wall Street Journal, and with any changes in such rate to be effective on the date such change is published) plus 5% per annum, but if such rate exceeds the maximum interest rate permitted by law, such rate will be reduced to the highest rate allowed by law under the circumstances.

          "Land" means the real property located on Waterview Parkway in the City of Dallas, Collin County, Texas (including all of its appurtenant rights and easements) and legally described on Exhibit A.

          "Landlord" means Opus South Corporation, a Florida corporation.

          "Landlord's Expansion Work" has the meaning set forth in Section 18(a).

          "Landlord's Notice Address" means:

12225 Greenville Avenue Suite 900 Dallas, Texas 75243-9363 Telecopy: (972) 669-2216
with a copy to:
700 Opus Center 9900 Bren Road East Minnetonka, Minnesota 55343 Attention: Legal Department Telecopy: (612) 936-9808

          "Landlord's Original Work" means the construction and installation of the Original Base Building and the Original Leasehold Improvements.

          "Landlord's Rent Address" means:

5401 Corporate Woods Drive Suite 100 Pensacola, Florida 32504

          "Landlord's Representative" means Lamar Lawson.

          "Laws" means any and all present or future federal, state or local laws, statutes, ordinances, rules, regulations or orders of any and all governmental or quasi-governmental authorities having jurisdiction.

          "Leasehold Improvements" means the Original Leasehold Improvements and the Expansion Leasehold Improvements.

          "Original Base Building" means those portions of the Original Building and the associated site Improvements on the Land (such as driveways, parking areas, landscaping and exterior lighting) that are specified on Exhibit B and are identified with an asterisk (*) on Exhibit C under the column "Base Building Core & Shell".

          "Original Base Building Plans" has the meaning set forth in Section 3.2.

          "Original Basic Rent" means the rent payable according to Section 4.1.

          "Original Building" means the building containing approximately 114,419 rentable square feet to be constructed by Landlord for Tenant upon the Land according to Section 3 and includes both the Original Base Building and the Original Leasehold Improvements.

          "Original Change Order" has the meaning set forth in Section 3.5.

          "Original Commencement Date" means the first day of the Term, which will be the Third Stage Completion Date, unless the Original Commencement Date is extended according to Section 3.6.

          "Original Leasehold Improvements" means all leasehold improvements and installations, in addition to the Original Base Building, that are to be constructed or installed by Landlord for Tenant according to Section 3, and which are identified with an asterisk (*) on Exhibit C under the column "Tenant Improvement".

          "Original Leasehold Improvements Plans" means construction plans and specifications for the Original Leasehold Improvements.

          "Original Premises" means the Land and the Original Building.

          "Original Punch List" has the meaning set forth in Section 3.8.

          "Original Term" means the period between the Original Commencement Date and the Expiration Date.

          "Permitted Expansion Force Majeure Delays" has the meaning set forth in Section 18(g).

          "Permitted Original Force Majeure Delays" has the meaning set forth in Section 3.7.

          "Plan Approval Delay" has the meaning set forth in Section 3.2 and Section 3.3.

          "Premises" means the Land and all then-existing Improvements.

          "Projected Expansion Completion Date" has the meaning set forth in Section 18(f).

          "Release Conditions" means all of the following conditions have been met: (a) the assignee of this Lease or sublessee of all of the Premises has a net worth (excluding goodwill) of at least $75 million, (b) if such assignee or sublessee is a subsidiary of any entity, Tenant has obtained and delivered to Landlord a guaranty by such parent entity of the assignee or sublessee's obligations under this Lease, and (c) in the event Tenant subleases the entire Premises (it being understood and agreed that this condition does not apply in the case of an assignment), Tenant has obtained and delivered to Landlord a written agreement from such sublessee assuming the obligations of Tenant under this Lease from and after the effective date of such sublease.

          "Renewal Notice" has the meaning set forth in Section 2.5.

          "Renewal Notice Date" has the meaning set forth in Section 2.5.

          "Renewal Term" has the meaning set forth in Section 2.5.

          "Rent" means Basic Rent, Expansion Basic Rent (if applicable), and all Additional Rent.

          "Rentable Square Feet" means the standard for "Rentable Area" as promulgated by the Building Owners and Managers Association International and approved by the American National Standards Institute, Inc. on June 7, 1996 (reference number ANSI/BOMA Z65.1-1996).

          "Report" has the meaning set forth in Section 6.3(c).

          "Second Renewal Term" has the meaning set forth in Section 2.5.

          "Second Stage Completion" means that the Landlord's Original Work on the first floor and the second floor of the Original Building has been Substantially Completed and the first floor and second floor of the Original Building are ready for occupancy and can be occupied by Tenant.

          "Substantially Completed" or "Substantial Completion" or "Substantially Complete" means that the applicable portion of the Premises is broom clean, free of construction tools and materials, and Landlord's Original Work has been completed according to the Approved Original Base

  Building Plans and the Approved Original Leasehold Improvements Plans or Landlord's Expansion Work has been completed according to the Approved Expansion Base Building Plans and the Approved Expansion Leasehold Improvements Plans, as the case may be, with only minor punch list items that will not interfere to more than a minor extent with Tenant's use and enjoyment of the Premises remaining to be completed or corrected pursuant to the terms of this Lease; that an unconditional certificate of occupancy for the applicable portion of the Premises has been issued (unless the issuance thereof is conditioned upon any work or installations the responsibility of which is not included within Landlord's Original Work or Landlord's Expansion Work, as the case may be) and not suspended or revoked or amended in a manner that would prevent Tenant from occupying the applicable portion of the Premises for the purposes for which they were designed; and that all utilities called for in the Approved Original Base Building Plans or Approved Expansion Base Building Plans, as the case may be, or the Approved Original Leasehold Improvements Plans or the Approved Expansion Leasehold Improvements Plans, as the case may be, are installed and operable with all hook-up, tap or similar fees paid.

          "Taxes" means, subject to the terms of Section 5.3 below, all ad valorem real and personal property taxes and assessments, special or otherwise, levied upon or with respect to the Premises, the personal property used in operating the Premises, and the rents and additional charges payable by Tenant according to this Lease, and imposed by any taxing authority having jurisdiction; and all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real or personal property taxes or assessments as revenue sources, and which in whole or in part are measured or calculated by or based upon the Premises, the leasehold estate of Landlord or Tenant in and to the Premises, or the rents and other charges payable by Tenant according to this Lease. Taxes will not include any net income, franchise, inheritance or similar taxes of Landlord.

          "Tax Year" means a 12-month period for which Taxes are assessed.

          "Tenant" means ADS Alliance Data Systems, Inc., a Delaware corporation.

          "Tenant's Cost" means the total cost of preparing the Original Leasehold Improvements Plans, obtaining all necessary permits for, and constructing and installing, the Original Leasehold Improvements in the Original Base Building, and providing any required services during construction of the Original Leasehold Improvements (such as electricity and other utilities and refuse removal). Landlord and Tenant agree that Tenant's Cost will include (a) the cost of general conditions and insurance, not to exceed three percent (3%) of the cost of the construction work, excluding soft costs, (b) overhead, not to exceed three percent (3%) of the cost of the construction work, excluding soft costs and the general conditions and insurance and (c) a general contractor's fee payable to Landlord in an amount equal to five percent (5%) of the construction work, excluding soft costs and overhead.

          "Tenant's Cost Proposal" has the meaning set forth in Section 3.9.

          "Tenant's Expansion Cost Proposal" has the meaning set forth in Section 18(d).

          "Tenant Original Delay" has the meaning set forth in Section 3.7.

          "Tenant Expansion Delay" has the meaning set forth in Section 18(g).

          "Tenant's Notice Address" means,

for notices given before the Original Commencement Date:

5001 Spring Valley Road Dallas, Texas 75244 Attention: Mr. Robert S. Murphy Telecopy: (972) 960-5275 with a copy at the same time to:
4590 East Broad Street Columbus, Ohio 43213 Attention: General Counsel Telecopy: (614) 863-5965
and
Harriet Anne Tabb Tabb & Associates 8333 Douglas Avenue Suite 1250 Dallas, Texas 75225
and for notices given after the Original Commencement Date:
Tenant's address at the Premises, with a copy at the same time to:
4590 East Broad Street Columbus, Ohio 43213 Attention: General Counsel
and
Harriet Anne Tabb Tabb & Associates 8333 Douglas Avenue Suite 1250 Dallas, Texas 75225

          "Tenant's Representative" means Robert S. Murphy.

          "Term" means the duration of this Lease, which will be approximately 11 years beginning on the Original Commencement Date and ending on the "Expiration Date" (as defined below), unless terminated earlier or extended further as provided in this Lease. The "Expiration Date" means (i) if the Original Commencement Date is the first day of a month, the 11-year anniversary of the day immediately preceding the Original Commencement Date; or (ii) if the Original Commencement Date is not the first day of a month, the 11-year anniversary of the last day of the month in which the Original Commencement Date occurs. The Term will also include any exercised Renewal Term.

          "Third Stage Completion" means that all of Landlord's Original Work in the Original Building is Substantially Completed and all of the Original Building is ready for and can be occupied by Tenant.

        1.2 Exhibits. The Exhibits listed below are attached to and incorporated in this Lease. In the event of any inconsistency between such Exhibits and the terms and provisions of this Lease, the terms and provisions of the Exhibits will control, but the terms of this Lease may specifically modify the exhibits. The Exhibits to this Lease are:

Exhibit A	—	Legal Description of the Land
Exhibit B	—	Base Building Specifications (including Building Elevation, Site Plan, Floor Plan and Building Specifications)
Exhibit C	—	Base Building/Tenant Matrix
Exhibit D	—	Matters Affecting Landlord's Title
Exhibit E	—	Memorandum of Lease
Exhibit F	—	NDA
Exhibit G	—	Lease Guaranty
Exhibit H	—	2-Story Plan
Exhibit I	—	3-Story Plan
Exhibit J	—	Expansion Cost Summary
Exhibit K	—	Core Building Systems

2. GRANT OF LEASE; RENEWAL OPTIONS

        2.1 Demise. Subject to the terms, covenants, conditions and provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term.

        2.2 Quiet Enjoyment. Landlord covenants that Tenant, upon paying the Basic Rent and Additional Rent and performing all other obligations of Tenant under this Lease, will have quiet and peaceful possession of the Premises during the Term, and such possession will not be disturbed by Landlord or anyone claiming by, through or under Landlord. Upon Landlord's acquisition of the Land, Landlord will own the Land in fee simple, subject only to the matters set forth on Exhibit D. Landlord hereby represents and warrants that the execution of this Lease, the construction of the Original Building, and the construction of the Expansion Building will not violate the terms of any of the items described on Exhibit D and that Landlord has received or will receive all approvals necessary for the construction of the Original Building and the Expansion Building.

        2.3 Landlord and Tenant Covenants. Landlord covenants to observe and perform all of the terms, covenants and conditions applicable to Landlord in this Lease. Tenant covenants to pay the Rent when due, and to observe and perform all of the terms, covenants and conditions applicable to Tenant in this Lease.

        2.4 Memorandum of Lease. Promptly after execution of this Lease, Landlord and Tenant will execute and acknowledge a recordable memorandum of lease on the form attached as Exhibit E, which memorandum must be recorded immediately after the deed into Landlord (i.e., with no intervening document). After the occurrence of the Original Commencement Date, either party will, upon the other's request, execute and acknowledge a recordable memorandum setting forth the date on which the Original Commencement Date occurred and the date on which the Expiration Date is scheduled to occur.

        2.5 Tenant's Renewal Options. Subject to the terms and provisions of this Section 2.5, Tenant, at its option, may extend the Original Term of this Lease for one five-year period at the end of the Original Term (the "First Renewal Term") and, if Tenant exercises its option with respect to the First Renewal Term, for an additional five-year period at the end of the First Renewal Term (the "Second Renewal Term"). The First Renewal Term and the Second Renewal Term are individually referred to herein as a "Renewal Term." To exercise each such option, Tenant must deliver written notice of the exercise thereof (a "Renewal Notice") to Landlord no later than nine months prior to the expiration of (i) the Original Term, in the case of Tenant's option with respect to the First Renewal Term, or (ii) the First Renewal Term, in the case of Tenant's option with respect to the Second Renewal Term. The dates by which Tenant is required to deliver its Renewal Notices will each be referred to hereinafter as a

"Renewal Notice Date." If Tenant fails to give its Renewal Notice with respect to either Renewal Term by the applicable Renewal Notice Date, such Renewal Notice Date will be extended until the first to occur of (A) the 15th day after Landlord gives Tenant notice that Tenant has failed to exercise its option with respect to the subject Renewal Term; or (B) the last day of the then-current Term. Landlord and Tenant agree that once Tenant has delivered a Renewal Notice, both parties will be responsible for their respective obligations under this Lease for the subject Renewal Term, regardless of the outcome of the Basic Rent determination for such Renewal Term as described below. During each Renewal Term, all of the terms and provisions of this Lease will apply, except that after the Second Renewal Term there will be no further right of renewal, and except that the Basic Rent payable for each month of the First Renewal Term will be 90% of the "Fair Market Rent" (as defined below), but in no event less than 100%, or more than 118%, of the monthly Basic Rent payable during the last year of the initial Term, and the Basic Rent payable for each month of the Second Renewal Term will be 90% of the Fair Market Rent, but in no event less than 100%, or more than 118%, of the monthly Basic Rent payable during the last year of the First Renewal Term. As used herein, "Fair Market Rent" will mean an amount of rent per month equal to the prevailing monthly rent then being obtained by landlords of premises comparable to the Land and the Base Building and the Expansion Base Building, if appropriate (i.e., the Premises, but excluding the Original Leasehold Improvements, the Expansion Leasehold Improvements, and any subsequent Improvements made by Tenant) in the Dallas, Texas metropolitan area (or that such landlords would then be able to obtain) under leases of premises comparable to the Land and the Base Building and the Expansion Base Building, if appropriate, for terms comparable to the subject Renewal Term. Landlord and Tenant will, for a period of 30 days from and after the subject Renewal Notice Date, meet with each other and negotiate in good faith to agree upon the then-current Fair Market Rent (using the criteria set forth above) acceptable to both parties. If the parties are unable to agree upon the Fair Market Rent during such 30-day period, then, within seven days after such 30-day period expires, Landlord and Tenant will each appoint a certified MAI appraiser who has at least five years' full-time commercial appraisal experience in the Dallas, Texas market. If one party fails to so appoint an appraiser within such seven-day period, the determination of the Fair Market Rent by the one appraiser who was timely appointed by the other party will be binding on both parties. The appraisers will, within 30 days of their appointment, submit their determinations of the Fair Market Rent to both parties. If the difference between the two determinations is 10% or less of the higher appraisal, then the average between the two determinations will be the Fair Market Rent. If the difference between the two determinations is greater than 10% of the higher thereof, then within 10 days of the date the second determination is submitted to the parties, the two appraisers will designate a third appraiser who must also meet the qualifications described above and, further, must not have previously acted for either party in any capacity. The sole responsibility of the third appraiser will be to determine which of the determinations made by the first two appraisers is more accurate. The third appraiser will have no right to propose a middle ground or any modifications to either of the prior determinations made by the first appraisers. The third appraiser's choice will be submitted to the parties within 20 days after his or her selection. Such determination will bind both parties, and the determination of the Fair Market Rent made by one of the first two appraisers and selected by the third appraiser as the more accurate will be the Fair Market Rent. All appraisers will be instructed, in making their required determinations, to use the criteria as to the Fair Market Rent set forth above. Each party will pay the fees and expenses of the appraiser selected by it, and they will pay equal shares of the fees and expenses of the third appraiser. Tenant will have no right to extend the Term and a Renewal Notice will be ineffective if an Event of Default exists at the time such notice is given or at the commencement of the subject Renewal Term. Any termination of this Lease terminates all rights under this Section 2.5.

3. CONSTRUCTION; DELIVERY AND ACCEPTANCE OF PREMISES

        3.1 Landlord's Construction Obligations. Subject to and in accordance with the provisions of this Section 3, Landlord will (i) at Landlord's sole cost and expense, design (consistent with the terms of

Exhibit B and Exhibit C), construct and install the Original Base Building on the Land in accordance with the Approved Original Base Building Plans (as defined below); and (ii) subject to the provisions of Section 3.5, construct and install the Original Leasehold Improvements in accordance with the Approved Original Leasehold Improvements Plans (as defined below). Landlord must perform the Landlord's Original Work in a good and workmanlike manner, using new materials, and in accordance with all applicable laws, ordinances, rules, and regulations, including, without limitation, ADA and all applicable environmental laws, as interpreted and enforced by the governmental bodies having jurisdiction thereof at the time of construction.

        3.2 Original Base Building Plans. On or before January 15, 1998, Landlord delivered to Tenant preliminary plans and specifications for the Base Building (the "Original Base Building Plans"), which plans are described as follows: Shell Building Plans for Alliance Data Systems—Corporate Headquarters, Dallas, Texas (dated 1/15/98) and Specifications for Alliance Data Systems - Corporate Headquarters, Dallas, Texas (dated 1/14/98). Landlord acknowledges that Tenant responded to such delivery within five (5) business days. The specifications attached as Exhibit B are the Original Base Building Plans described above and although there are not yet any Approved Original Base Building Plans, neither have any Plan Approval Delays, Tenant Original Delays, or Deadline Extensions accrued during the period before lease execution. The revised preliminary Original Base Building Plans are due from Landlord on January 29, 1998. Within five (5) business days after Tenant receives such revised preliminary Original Base Building Plans, Tenant will either approve the same in writing or notify Landlord in writing of Tenant's objections to the revised preliminary Original Base Building Plans and how the revised preliminary Original Base Building Plans must be changed in order to make them acceptable to Tenant. Each day following the fifth (5th) business day after the revised preliminary Original Base Building Plans are submitted to Tenant until Tenant either approves them or delivers a notice of objections to Landlord will be a day of Tenant Original Delay (as that term is defined in Section 3.7 hereof). Within five (5) business days after Landlord's receipt of Tenant's notice of objections, Landlord will cause its architect to prepare revised Original Base Building Plans according to such notice and submit the revised Original Base Building Plans to Tenant. In any review, Tenant cannot object to any aspect of the proposed Original Base Building Plans if (i) subject to the next-succeeding sentence, such objection would require material deviations from the terms of Exhibit B and Exhibit C attached to this Lease, or (ii) such objection was not included within any of the previous objections made by Tenant to the Original Base Building Plans, unless the item objected to was not included in any of the previous versions of the Original Base Building Plans or such item was so included, but has been affected by a subsequent change to the Original Base Building Plans. However, it is understood and agreed that Tenant has the right to select the following items, even if such items are not consistent with the guidelines detailed in the Base Building Specifications attached as Exhibit B, as long as such items are available to comply with the schedule of construction of the Original Building: exterior brick, glass, and metal frames; restroom finishes (including, without limitation, ceramic tile and toilet partitions); lobby finishes; elevator cab finishes; landscaping; and common area interior finishes, doors and hardware. Upon submittal to Tenant of the revised Original Base Building Plans, and upon submittal of any further revisions, the procedures described above will be repeated until Landlord and Tenant have reached agreement. Once they have reached agreement, Landlord must promptly prepare permit-ready Original Base Building Plans and submit them to Tenant for Tenant's approval. The only grounds upon which Tenant can object to such permit-ready Original Base Building Plans is that they materially differ from the final approved preliminary Original Base Building Plans. Tenant's failure to respond to Landlord's submission within five (5) business days after Landlord delivers such permit-ready Original Base Building Plans to Tenant constitutes Tenant's approval of such permit-ready Original Base Building Plans. The final permit-ready Original Base Building Plans, as approved by Landlord and Tenant, constitute the "Approved Original Base Building Plans" under this Lease. Each day following March 1, 1998, that the Approved Original Base Building Plans have not been approved by Landlord and Tenant for any reason other than Landlord's failure to perform or respond as required by this Section 3.2 shall constitute a "Plan Approval Delay". Each day that Landlord does not perform or respond as required by this Section 3.2 will extend such March 1, 1998 deadline by one (1) day and will constitute a day of "Deadline Extension."

        3.3 Leasehold Improvement Plans. On or before April 6, 1998 (extended by one (1) day for each day of Deadline Extension), Tenant will cause its architect to prepare and deliver to Landlord preliminary plans and specifications for the Original Leasehold Improvements (the "Original Leasehold Improvements Plans"). While these preliminary plans and specifications are not required to be permit-ready, they must show sufficient detail concerning all aspects of the Original Leasehold Improvements Plans so that making them permit-ready is only a matter of incorporating technical details. Each day following April 6, 1998 (extended by one (1) day for each day of Deadline Extension), until Tenant delivers the preliminary Original Leasehold Improvements Plans will be a day of Plan Approval Delay. Within five (5) business days after receipt of the preliminary Leasehold Improvement Plans, Landlord will either approve the same in writing or notify Tenant in writing of Landlord's objections to the preliminary Original Leasehold Improvements Plans and how the preliminary Original Leasehold Improvements Plans must be changed in order to make them acceptable to Landlord. Landlord can only object to the preliminary Original Leasehold Improvements Plans on the grounds that they would adversely affect the structural integrity of the Original Base Building or materially modify any portion of the Core Building Systems and cannot object in any subsequent review to any matter not raised in a preceding review, unless the item objected to was not included in any of the previous versions of the Original Leasehold Improvements Plans or such item was so included, but has been affected by a subsequent change to the Original Leasehold Improvements Plans. However, under all circumstances, Tenant has the right to select the following items as they apply to the Original Leasehold Improvements, but only as long as such items are available to comply with the schedule of construction of the Original Building: exterior brick, glass, and metal frames; restroom finishes (including, without limitation, ceramic tile and toilet partitions); lobby finishes; elevator cab finishes; landscaping; and common area interior finishes, doors and hardware. If Landlord fails to respond in the manner set forth above within five (5) business days after the date Tenant delivers the preliminary Original Leasehold Improvements Plans to Landlord or objects to the preliminary Original Leasehold Improvements Plans on any grounds other than those set forth in this Section 3.3, then Landlord will be conclusively deemed to have approved the preliminary Original Leasehold Improvements Plans. Within five (5) business days after Tenant's receipt of Landlord's notice of objections (if such objections meet the requirements set forth above), Tenant will cause its architect to prepare revised Original Leasehold Improvements Plans according to such notice and submit the revised Original Leasehold Improvements Plans to Landlord. Upon submittal to Landlord of the revised Original Leasehold Improvements Plans, and upon submittal of any further revisions, the procedures described above will be repeated until Landlord and Tenant have reached agreement. Once they have reached agreement, Tenant must promptly prepare permit-ready Original Leasehold Improvements Plans to Landlord for Landlord's approval. The only grounds upon which Landlord can object to such permit-ready Original Leasehold Improvements Plans is that they materially differ from the final approved Original Leasehold Improvements Plans. Landlord's failure to respond to Tenant's submissions within five (5) business days after Tenant delivers such permit-ready Original Leasehold Improvements Plans to Landlord constitutes Landlord's approval of such permit-ready Original Leasehold Improvements Plans. The permit-ready Original Leasehold Improvements Plans, as finally approved, are referred to in this Lease as the "Approved Leasehold Improvements Plans." Each day following April 20, 1998 (extended by one (1) day for each day of Deadline Extension), that the Approved Original Leasehold Improvements Plans have not been approved by Landlord and Tenant for any reason other than Landlord's failure to perform or respond as required by this Section 3.3 shall constitute a Plan Approval Delay. Each day that Landlord does not perform or respond as required by this Section 3.3 will constitute a day of Deadline Extension.

        3.4 Tenant's Cost Proposal. At such time as Landlord and Tenant have approved the Approved Original Leasehold Improvements Plans (and in any event within fifteen (15) days thereafter), Landlord will (i) obtain at least three bids for each of the major trades that will be involved in the construction of the Original Leasehold Improvements (with Landlord agreeing to solicit and consider bids from subcontractors selected by Tenant), unless less than three qualified subcontractors exist for a given trade, in which case Landlord will obtain a bid from all qualified subcontractors of such trade; (ii) using the lowest qualified bid (which, in order to be qualified, must fully comply with all bid requirements, including but not limited to any time requirements specified) from each of the bids so received (unless (a) Landlord advises Tenant in writing within five (5) business days after the bids are received that Landlord believes the lowest bidder will be unable to perform the work upon which it has bid in a timely manner or to the quality required by Tenant, giving written evidence of its reasons for such belief, it being understood and agreed that if Landlord fails to so notify Tenant within such five (5) business day period, Landlord will be deemed to have waived any objection to any subcontractor, and (b) Tenant has consented to the use of a bidder other than the lowest bidder, which consent Tenant will not unreasonably withhold and which consent shall be deemed granted unless Tenant expressly denies such consent by written notice to Landlord within 3 business days after Landlord's notice of objection to the subcontractor), prepare a proposed budget for all items to be included in Tenant's Cost ("Tenant's Cost Proposal"); and (iii) submit copies of all bids and the Tenant's Cost Proposal to Tenant for Tenant's review and approval. Tenant, at Tenant's option, may either approve the Tenant's Cost Proposal in writing, or elect to eliminate or revise one or more items of Original Leasehold Improvements shown on the Original Leasehold Improvements Plans, or request additional bids so as to reduce the costs shown in the Tenant's Cost Proposal. Tenant may then approve in writing the reduced Tenant's Cost Proposal (based on revised Original Leasehold Improvements Plans (which will be deemed the Approved Original Leasehold Improvements Plans for all purposes under this Lease) prepared by Tenant's architect or revised bids, as the case may be). However, each business day following May 1, 1998 (extended by one (1) day for each day of Deadline Extension) until the day on which Landlord has received Tenant's written approval of the Tenant's Cost Proposal will be a day of Plan Approval Delay. The Tenant's Cost Proposal, as finally approved, is referred to in this Lease as the "Approved Tenant's Costs." Each day that Landlord does not perform or respond as required by this Section 3.4 will constitute a day of Deadline Extension.

        3.5 Original Change Orders. Tenant's Representative may request and authorize changes in the Landlord's Original Work as long as such changes (i) are consistent with the scope of Landlord's Original Work, and (ii) do not affect the Original Base Building or any portion of the Core Building Systems. All other changes will be subject to Landlord's prior written approval, which approval Landlord cannot unreasonably withhold, delay, or condition. Within five (5) business days after Tenant requests a change in the Landlord's Original Work and prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, a change order ("Original Change Order") identifying the total cost or savings of such change, which will include associated architectural, engineering and construction contractor's fees, and the total time that will be added to or subtracted from the construction schedule by such change. Once Landlord delivers an Original Change Order to Tenant for Tenant's approval, Tenant must either affirmatively approve or disapprove of the Original Change Order within three (3) business days following Tenant's receipt of the Original Change Order. In the event Tenant fails to respond within the three (3) business day period, then each day thereafter that Tenant fails to respond shall be a Tenant Original Delay. Alternatively, Landlord may deliver to Tenant, within the same five (5) business day period, an estimate of the time and costs to be expended in calculating the Original Change Order. In the event Tenant does not respond or fails to affirmatively authorize Landlord to proceed on the third (3rd) business day following Tenant's receipt of such estimate, then it shall be conclusively deemed that Tenant withdrew its request for any change in Landlord's Original Work. If Tenant authorizes Landlord to proceed with calculating the cost of the Original Change Order, then Tenant shall be responsible for all reasonable costs associated therewith

(and pay same to Landlord within 30 days following Landlord's written request) and any delay in connection with such calculation shall be a Tenant Original Delay, whether or not Tenant ultimately approves the Original Change Order.

        3.6 Delivery of Possession. Landlord acknowledges and agrees that Tenant is terminating an existing lease on a specific date in reliance upon Landlord's commitment to deliver the Original Building to Tenant in accordance with the schedule set forth below, subject only to Plan Approval Delays (as defined in Sections 3.2 and 3.3 above), Tenant Original Delays (as defined in Section 3.7 below) and Permitted Original Force Majeure Delays (as defined in Section 3.7 below), which exceed, when taken together, ten (10) days:

First Stage Completion:	August 31, 1998
Second Stage Completion:	September 10, 1998
Third Stage Completion:	September 20, 1998
Final Completion:	Thirty (30) days after Original Punch List delivery

Therefore, Landlord must deliver the Original Building to Tenant in accordance with the foregoing schedule as such scheduled dates have been delayed due to Plan Approval Delays, Tenant Original Delays and Permitted Original Force Majeure Delays which exceed, when taken together, ten (10) days only, it being understood and agreed that such dates cannot be extended for any reason other than Plan Approval Delays, Tenant Original Delays and Permitted Original Force Majeure Delays which exceed, when taken together, ten (10) days. If Landlord is unable to deliver possession of the Original Building in accordance with the foregoing schedule, as it may be extended, (i) the Original Commencement Date will be extended automatically by one day for each day of the period after the Third Stage Completion Date to the day on which Landlord tenders possession of the Original Building to Tenant with Landlord's Original Work Substantially Completed, less any portion of that period attributable to Tenant Original Delays; and (ii) Landlord will pay Tenant, as liquidated damages, an amount equal to $2,000.00 per day for each day after August 31, 1998 (as such date may be extended) that the First Stage Completion has not occurred; and (iii) if the First Stage Completion has occurred, Landlord will pay to Tenant, as liquidated damages, $2,000.00 per day for each day after September 10, 1998 (as such date may be extended) that the Second State Completion has not occurred; and (iv) Landlord will pay to Tenant, as liquidated damages, $4,000.00 per day for each day after September 20, 1998 (as such date may be extended) to the day upon which Landlord tenders possession of the Original Building to Tenant with Landlord's Original Work Substantially Completed; and (v) if Landlord has Substantially Completed the Original Building, Landlord will pay to Tenant $500.00 per day for each day after the thirtieth day after Tenant delivers the Original Punch List to Landlord that the Final Completion has not occurred; and (vi) if Landlord does not tender possession of the Original Building to Tenant with the Landlord's Original Work Substantially Completed on or before December 1, 1998 (plus any period of delay caused by Plan Approval Delays, Tenant Original Delays or Permitted Force Majeure Delay which exceed, when taken together, ten (10) days), Tenant will have the right to terminate this Lease by delivering written notice of termination to Landlord not more than 30 days after such deadline date. Upon a termination under clause (vi) above, each party will, upon the other's request, execute and deliver an agreement in recordable form containing a release and surrender of all right, title and interest in and to this Lease; neither Landlord nor Tenant will have any further obligations to each other, including, without limitation, any obligations to pay for work previously performed in the Original Building through the date of such termination except as set forth in this sentence; all improvements to the Premises will become and remain the property of Landlord; and Landlord will refund to Tenant any sums paid to Landlord by Tenant in connection with this Lease, including, without limitation, any payments to Landlord of portions of Tenant's Cost and pay to Tenant the amounts that have accrued under clauses (ii) through (v) above. Such postponement of the commencement of the Term, payment of liquidated damages and termination and refund right will be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of

Landlord's failure to have complied with the schedule set forth above. If Landlord delivers possession of the Original Building with the Landlord's Original Work Substantially Completed prior to the dates specified in the schedule set forth above, then Tenant may either accept such delivery (in which case such date will be the Original Commencement Date hereunder) or may refuse to accept delivery until any date selected by Tenant that is no later than the dates specified in the schedule set forth above. Within sixty (60) days after the Original Commencement Date, Landlord will provide to Tenant a complete set of as-built drawings of Landlord's Original Work and manuals for all equipment incorporated into the Improvements as a part of Landlord's Original Work. Landlord and Tenant have sixty (60) days after Landlord notifies Tenant that the Original Building has been Substantially Completed in which to remeasure the Original Building , but after the expiration of such sixty (60) day period, neither Tenant nor Landlord may remeasure the Original Building Landlord and Tenant agree that provided the Original Building is otherwise Substantially Completed, a variance in the size of the Original Building (as the same may change due to any Original Change Order) by more or less than one percent (1%) shall be permitted and shall have no effect on the Original Building being Substantially Completed, nor on the calculation of the Original Basic Rent, Allowance or Financed Amount. In the absence of such remeasurement or the right to do so, it shall be conclusively deemed that the Original Building contains 114,419 Rentable Square Feet (subject to any approved revisions to the Approved Original Base Building Plans, with the final Rentable Square Feet as shown in the Approved Original Base Building Plans being sometimes referred to as the "Approved Original Rentable Square Feet"). If Tenant does timely elect to remeasure the Original Building, and the variance is greater than one percent (1%) but less than two percent (2%), the variance shall be permitted and have no affect on the Original Building being Substantially Completed, but (A) the Basic Rent (as provided in Section 4.1) will be adjusted to be $5.95 per Rentable Square Foot under clause (a) of Section 4.1, $11.98 per Rentable Square Foot under clause (b) of Section 4.1 and $13.45 per Rentable Square Foot under clause (c) of Section 4.1, (B) the Allowance (as provided in Section 3.10) will be adjusted to be $20.00 per Rentable Square Foot and (C) the Financed Amount (as provided in Section 3.10) will be adjusted to be $5.00 per Rentable Square Foot. If the Original Building contains more than 102% of the Approved Original Rentable Square Feet, then the Allowance and Financed Amount will be adjusted based on the actual amount of square feet in the Original Building , but all other amounts will be calculated as if the Original Building contains 102% of the Approved Original Rentable Square Feet. If the Original Building contains less than 98% of the Approved Original Rentable Square Feet, then Landlord must make all alterations necessary to increase the size of the Original Building to at least 98% of the Approved Original Rentable Square Feet and the Original Building will be deemed to be not Substantially Complete. If, in such event, Tenant fails to terminate this Lease pursuant to Section 3.6(vi) above, then Tenant will be deemed to have accepted the size of the Original Building and the Original Building will be deemed to have been Substantially Complete on the day Landlord delivered the Original Building to Tenant with Landlord's Original Work (other than the area of the Original Building ) Substantially Complete. In such event, the Allowance and Financed Amount will be calculated based on Approved Original Rentable Square Feet, but all other amounts will be calculated on the actual size of the Original Building

        3.7 Plan Approval Delays,Tenant Original Delays and Permitted Original Force Majeure DELAYS. As provided in Section 3.6, the Term of this Lease (and therefore Tenant's obligation for the payment of Rent) will not commence until Landlord has Substantially Completed Landlord's Original Work; provided, however, that if Landlord is delayed in causing Landlord's Original Work to be Substantially Completed as a result of: (a) any Plan Approval Delays described in Sections 3.2 and 3.3, (b) any Tenant Original Delays described in Sections 3.2, 3.3, 3.4 and 3.5, or any Original Change Orders or changes in any drawings, plans or specifications requested by Tenant or any other act or omission of Tenant or Tenant's architects, engineers, constructors or subcontractors, all of which will be deemed to be delays caused by Tenant (with each individual occurrence constituting a "Tenant Original Delay" and the cumulative occurrences constituting "Tenant Original Delays"), or (c) force majeure delays with such force majeure delays being referred to in this Lease as "Permitted Original Force Majeure Delays"), then, if such delays exceed, in total, ten (10) days, the Original Commencement Date will only be extended under Section 3.6 until the date on which Landlord would have Substantially Completed the performance of Landlord's Original Work but for such delays. The aggregate delays described in this Section 3.7 will be reduced by the number of days deducted from the construction schedule on account of Original Change Orders. As a condition to claiming a Permitted Original Force Majeure Delay or a Tenant Original Delay, the day of delay must have otherwise been a day upon which Landlord intended to work on the item affected by the delay and Landlord must advise Tenant of the circumstances giving rise to the claim within ten (10) business days after they arise, the estimated cost that Tenant can pay at that time to effect any available remedy to eliminate or reduce such delay (for example, overtime work), and the cumulative total number of Permitted Original Force Majeure Delays, Tenant Original Delays, and Plan Approval Delays through the date of each event. If the number of Permitted Original Force Majeure Delays exceeds ninety (90) days then Tenant may terminate this Lease by written notice to Landlord at any time before the Original Commencement Date actually occurs and in such event Landlord must return to Tenant all amounts previously paid by Tenant and must pay Tenant $350,000.00, but will not be required to make any payment of liquidated damages under Section 3.6 of this Lease (and if Landlord has done so, Landlord will be permitted to offset the amount so paid against the $350,000.00 due to Tenant). If, under such circumstances, Tenant does not terminate this Lease as set forth above, then the maximum amount Landlord would be required to pay to Tenant as liquidated damages under Section 3.6 above would be $350,000.00.

        3.8 Original Punch List. Tenant's taking possession of any portion of the Original Building will be conclusive evidence that such portion of the Original Building was in good order and satisfactory condition, and that all of Landlord's Original Work in or to such portion of the Original Building was satisfactorily completed, when Tenant took possession, except as to any patent defects or uncompleted items identified on a punch list (the "Original Punch List") prepared by Tenant's Representative after an inspection of the Original Building by both Tenant's Representative and Landlord's Representative (unless Landlord's Representative fails to attend an inspection scheduled by Tenant's Representative, with Tenant acknowledging that Tenant's Representative must cooperate with Landlord's Representative in attempting to establish a mutually-acceptable date and time of inspection) made within thirty (30) days after Tenant takes possession, and except as to any latent defects in Landlord's Original Work. Landlord will not be responsible for any items of damage caused by Tenant, its agents, independent contractors or suppliers, except that in connection with Tenant's "phased" move-in to the Original Building, Landlord must repair damage caused by Tenant as part of its move-in and cannot claim such damage and repair constitutes any form of permitted delay, unless caused by Tenant's gross negligence or wilful misconduct. No promises to construct, alter, remodel or improve the Original Building , and no representations concerning the condition of the Original Building, have been made by Landlord to Tenant other than as may be expressly stated in this Lease.

        3.9 Representatives. Landlord appoints Landlord's Representative to act for Landlord in all matters covered by this Section 3. Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Section 3. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Section 3 will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Section 3. Either party may change its representative at any time by three days' prior written notice to the other party.

        3.10 Payment of Tenant's Cost. Landlord and Tenant acknowledge that the Basic Rent has been computed based on Landlord's allowance of $2,288,380.00 (the "Allowance") towards the cost of the Original Leasehold Improvements. To the extent the Approved Tenant's Costs (as increased or decreased by Original Change Orders): (A) are less than the Allowance, the "savings" will be credited to the next installment(s) of Original Basic Rent due after such determination, (B) exceed the Allowance, Tenant will pay such excess to Landlord as herein required. Any such excess sums owing by Tenant to Landlord pursuant to this Section 3.10 (up to a maximum of an amount equal to $572,095.00 (the "Financed Amount") shall be paid by Tenant to Landlord in monthly installments, amortized over the remaining months of the initial 11-year term of this Lease at a rate of nine percent (9%) per annum, with the Original Basic Rent to be increased by an amount equal to such amortized installments. Landlord and Tenant will, upon request of the other, promptly enter into an amendment to this Lease to evidence the increase in the Original Basic Rent. Any such excess sums owing by Tenant to Landlord pursuant to this Section 3.10 in excess of the Financed Amount shall be paid by Tenant to Landlord within thirty (30) days following the determination of the sum due to Landlord by Tenant and delivery to Tenant of supporting documentation of the entire amount paid. Tenant will own all of the Original Leasehold Improvements until the end of the Term, at which time the Original Leasehold Improvements will become Landlord's property in accordance with Section 14.1. During the Term, Tenant may, in its sole discretion, remove or replace any of the personal property, equipment, trade fixtures or movable partitions owned by Tenant and placed or installed in the Premises at Tenant's expense. Subject to Section 10.1, Tenant may also remove or replace the Original Leasehold Improvements. Landlord warrants that the Original Base Building and Original Leasehold Improvements will be free of all defects in design, materials or construction for a period of one year from the Original Commencement Date.

        3.11 Reasonableness and Good Faith Standard. Landlord and Tenant acknowledge that they must work together cooperatively in order to design the Original Building and therefore agree to act reasonably and in good faith in such design process.

4. RENT

        4.1 Basic Rent and Original Basic Rent. Commencing on the Original Commencement Date and then throughout the Term, Tenant agrees to pay Landlord Basic Rent according to the following provisions. Basic Rent throughout the Term will be payable in monthly installments, in advance, on or before the first day of each and every month during the Term. The Original Basic Rent is in the amount of (a) during the portion of the Term beginning on the Original Commencement Date and ending on the first anniversary of the last day of the month preceding the month in which the Original Commencement Date occurs, $56,732.75 per month; (b) during the portion of the Term beginning on the second anniversary of the first day of the month in which the Original Commencement Date occurs and ending on the last day of the month preceding the sixth anniversary of the Original Commencement Date, $114,228.30 per month; (c) during the portion of the Term beginning on the sixth anniversary of the first day of the month in which the Original Commencement Date occurs to the Expiration Date of the initial Term, $128,244.62 per month; and (d) during each Renewal Term with respect to which Tenant exercises its option, the amount per month determined pursuant to Section 2.5. However, if the Term commences on other than the first day of a month or ends on other than the last day of a month, Basic Rent for such month will be appropriately prorated.

        4.2 Net Lease. Neither Landlord nor Tenant will be required to pay any costs or expenses or provide any services in connection with the Premises except as expressly provided in this Lease.

        4.3 Terms of Payment. All Rent will be paid to Landlord in lawful money of the United States of America, at Landlord's Rent Address or to such other person or at such other place as Landlord may from time to time designate in writing, without notice or demand and without right of deduction, abatement or setoff, except as otherwise expressly provided in this Lease. Tenant's covenants to pay Basic Rent and Additional Rent are independent of any other covenant, condition, provision or agreement contained in this Lease; provided, however, that the foregoing statement cannot be deemed in any way to limit Tenant's rights and remedies set forth elsewhere in this Lease.

        4.4 Late Payments. Any payment of Rent which is not received within five days after it is due will be subject to a late charge equal to 5% of the unpaid payment, or $100.00, whichever is greater. This amount is in compensation of Landlord's additional cost of processing late payments. In addition, any Rent which is not paid within five days after it is due will accrue interest at the Interest Rate from the date on which it was due until the date on which it is paid in full with accrued interest.

        4.5 Right to Accept Payments. No receipt by Landlord of an amount less than Tenant's full amount due will be deemed to be other than payment "on account," nor will any endorsement or statement on any check or any accompanying letter effect or evidence an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any right of Landlord. No payments by Tenant to Landlord after the expiration or other termination of the Term, or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, will reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to such payment. After notice or commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under this Lease, and such receipt will not void any notice or in any manner affect any pending suit or any judgment obtained. Any amounts received by Landlord may be allocated to any specific amounts due from Tenant to Landlord as Landlord determines.

5. TAXES

        5.1 Payment of Taxes. Except as provided in Section 5.3 and Section 5.4 below, Tenant will pay before delinquency, directly to the taxing authority, all Taxes which accrue during or are attributable to any part of the Term. Within 10 days after Landlord's written request, Tenant will provide Landlord with evidence of Tenant's payment of Taxes for the most recent Tax Year for which Taxes have been paid. Landlord will use reasonable efforts to have the real property tax notices and bills issued directly to Tenant, but if Landlord is unable to do so, Landlord will promptly (and in any event with fifteen (15) days after Landlord's receipt thereof) forward all such notices and bills directly to the address to which Landlord is then required to send notices to Tenant.

        5.2 Proration at Beginning and End of Term. If the Term begins on other than the first day of a Tax Year or if the Term expires or otherwise terminates on other than the last day of a Tax Year, Taxes for the Tax Year in which the Term begins or ends, as the case may be, will be prorated between Landlord and Tenant, based on the most recent levy and most recent assessment. Such proration will be subsequently adjusted when the actual bills become available for Taxes for the Tax Year for which Taxes were prorated. The parties' obligations under this Section 5 will survive the expiration of the Term or other termination of this Lease.

        5.3 Special Assessments. Tenant will pay, as Taxes, all special assessments and other like impositions; provided, however, that Tenant may pay in installments any such special assessments or like impositions that may be so paid according to applicable Laws and, in such event, Tenant will only be required to pay those installments of any such assessments or impositions that are assessed or imposed for periods of time within the Term and with proration, as provided above, of any installment due period at the beginning or end of the Term that covers a period of time that includes both a portion of the Term and an additional period either before or after the Term. The Premises are not now, and Landlord will take no action to cause or permit the Premises on the Original Commencement Date to be, located in a special improvement district or otherwise subject to special assessments. Landlord will not consent to the inclusion of the Premises in a special improvement district or other district that would subject the Premises to special assessments without Tenant's prior written approval and without giving Tenant the right and sufficient notice to allow Tenant to object to the inclusion in Landlord's name and on Landlord's behalf.

        5.4 Tax Contests. Tenant will have the right to contest any Taxes payable by Tenant; provided, however, that Tenant will make timely payment of the contested Taxes notwithstanding the pendency of any such contest unless applicable Laws permit the withholding of payment without delinquency, in which case Tenant may withhold payment of the contested Taxes until such time as payment thereof (or of such Taxes as the same may be reduced by such contest) is required to be made by applicable Laws in order to avoid delinquency. Tenant will notify Landlord within five business days of the commencement of any such contest. So long as Tenant complies with the terms of this Section 5.4, Tenant will have the right, in connection with any such contest, at its sole expense, to institute and prosecute, in good faith and with due diligence and in Landlord's name if necessary, any appropriate proceedings, and Landlord will, at Tenant's expense, fully cooperate with Tenant's efforts to contest any such Taxes or special assessments.

6. USE, OCCUPANCY AND COMPLIANCE

        6.1 Use. Tenant may use the Premises for any and all uses and purposes that are from time to time permitted by Laws. Tenant will not keep anything on or about the Premises which would invalidate any insurance policy required to be carried on the Premises by Tenant pursuant to this Lease. Tenant will not cause or permit to exist any public or private nuisance on or about the Premises.

        6.2 Compliance. On the Original Commencement Date, the Premises will comply with all Laws applicable to their use and occupancy for the purposes for which they were designed. Tenant will comply with all Laws applicable to the use and occupancy of the Premises during the Term and will keep and maintain the Premises in compliance with all applicable Laws. Tenant will have the right, however, to contest or challenge by appropriate proceedings the enforceability of any Law or its applicability to the Premises or the use or occupancy thereof by Tenant so long as Tenant diligently prosecutes the contest or challenge to completion and, in the event Tenant loses the contest or challenge, thereafter abides by and conforms to such Law. In the event of Tenant's challenge or contest of such Law, Tenant may elect not to comply with such Law during such challenge or contest; provided, however, that such election not to comply will not result in any material risk of forfeiture of Landlord's interest in the Premises. Tenant will indemnify and hold Landlord harmless from and against all claims, damages or judgments resulting from any such election not to comply.

        6.3 Hazardous Substances.

          (a) Tenant's Covenants. Tenant will not allow any Hazardous Substance to be located on the Premises and will not conduct or authorize the use, generation, transportation, storage, treatment or disposal at the Premises of any Hazardous Substance other than in quantities incidental to the conduct of Tenant's business in the Premises and in compliance with Environmental Laws; provided, however, nothing herein contained will permit Tenant to allow any so-called "acutely hazardous," "ultra-hazardous," "imminently hazardous chemical substance or mixture" or comparable Hazardous Substance to be located on or about the Premises. If the presence, release, threat of release, placement on or in the Premises or the generation, transportation, storage, treatment or disposal at the Premises of any Hazardous Substance as a result of Tenant's use or occupancy of the Premises (i) gives rise to liability (including, but not limited to, a response action, remedial action or removal action) under Environmental Laws; (ii) causes a significant public health effect; or (iii) pollutes or threatens to pollute the environment, Tenant will promptly take any and all remedial and removal action necessary to clean up the Premises and mitigate exposure to liability arising from the Hazardous Substance, whether or not required by Laws.

          (b) Tenant's Indemnity. Tenant will indemnify, defend and hold Landlord harmless from and against all damages, costs, losses, expenses (including, without limitation, actual attorneys' fees and engineering fees) arising from or attributable to (i) the existence of any Hazardous Substance at the Premises as a result of the acts of Tenant or its agents, employees or contractors or Tenant's use and occupancy of the Premises, and (ii) any breach by Tenant of any of its covenants contained in this Section 6.3.

          (c) Landlord's Representation and Indemnity. Landlord has delivered to Tenant copies of all studies in Landlord's possession concerning the presence of Hazardous Substances on the Premises and will promptly furnish Tenant with a copy of any additional such study that Landlord obtains on or within two months after the Original Commencement Date. Landlord represents to Tenant that, to Landlord's current actual knowledge (without any investigation other than as described in Phase I Environmental Site Assessment; 10.32 Acres of Undeveloped Land, Waterview Parkway, Dallas, Texas, Terracon Project No. 54975133, December 31, 1997, Prepared for Opus South Corporation, 12225 Greenville Avenue, #900, Dallas, Texas 75243 and prepared by Terracon Environmental, Inc., Dallas, Texas (the "Report") and subject to all matters reflected or referenced thereon), there are no Hazardous Substances present on the Premises as of the date of this Lease in any manner or quantity that violates any Environmental Laws. Landlord will indemnify, defend and hold Tenant harmless from and against all damages, costs, losses, expenses (including, without limitation, actual attorneys' fees and engineering fees) arising from or attributable to (i) the existence of any Hazardous Substance at the Premises as a result of the acts of Landlord or its agents, employees or contractors, and (ii) any breach by Landlord of its representation contained in this Section 6.3.

          (d) Survival. The parties' obligations under this Section 6.3 will survive the expiration of the Term or other termination of this Lease.

        6.4 Americans With Disabilities Act. Landlord will be obligated to design and construct the Original Base Building and, if applicable, the Expansion Base Building in accordance with the ADA and Texas Accessibility Standards and if Landlord fails to do so, Landlord will have the continuing obligation to cause the Original Base Building and, if applicable, the Expansion Base Building to meet such requirement. Subject to the terms of the preceding sentence, Tenant will, at its expense, cause the Premises and the operation of any business within the Premises to comply with the ADA, and if Tenant fails to maintain the Premises in compliance with the ADA, Landlord will have the right, but not the obligation, at Tenant's expense, to enter the Premises and cause the Premises to comply with the ADA; and Tenant will indemnify, defend and hold Landlord harmless from and against any and all costs, claims and liabilities, including, without limitation, attorneys' fees and court costs, arising from or related to Tenant's failure to maintain the Premises in compliance with the ADA; provided, however, Landlord will cause the Original Base Building and, if applicable, the Expansion Base Building to be designed and constructed in accordance with the "ADA Guidelines for Buildings and Facilities" attached as "Appendix A" to the rules and regulations implementing the ADA, as the same are interpreted as of the date Landlord submits its complete application for a building permit for such construction, and provided, further, that any such obligation of Landlord will be subject to and based upon Tenant's representations concerning Tenant's status as a "Public Accommodation" and concerning the location of any "area of primary function." Without limiting the generality of the foregoing, if work is performed by, through or under Tenant after the Original Commencement Date, Tenant will, at Tenant's expense, cause such work to be designed and constructed in compliance with the ADA, and Tenant will be responsible for (i) the cost of any work required as a result of (A) Tenant or an assignee or subtenant being deemed a "Public Accommodation" or the Premises being deemed a "Place of Public Accommodation," or (B) such work being deemed to affect an "Area of Primary Function" (as such terms are defined in the ADA); and (ii) the cost of the installation or implementation of any "Auxiliary Aid" required under the ADA as a result of the operation of any business within the Premises.

        6.5 Signs. Tenant may erect, maintain or replace from time to time upon the Premises at Tenant's cost all signs that Tenant deems appropriate to the conduct of its business, including, without limitation, pylon signs, monument signs, roof signs, banners, signage on the exterior of the Building or glass surfaces of the windows and doors of the Building, provided that all of such signs and signage are in compliance with applicable Laws. Landlord will, at Tenant's expense, cooperate and assist Tenant in obtaining any permits for signage, including variances from Laws.

7. UTILITIES

        7.1 Payment; Interruption of Services. Landlord will cause all utilities described in the Approved Original Base Building Plans and Approved Original Leasehold Improvements Plans and, if applicable, the Approved Expansion Base Building Plans and the Approved Expansion Leasehold Improvements Plans to be brought to the applicable portion of the Premises and hooked-up, and will pay the applicable tap, hook-up or similar fees. Tenant will pay for all electricity, gas, water, sewer or other utility service provided to the Premises from and after the Original Commencement Date. Landlord will not be liable in damages or otherwise, nor will there be an abatement of Rent, if the furnishing by any supplier of any utility service or other service to the Premises is interrupted or impaired by fire, accident, riot, strike, act of God, the making of necessary repairs or improvements, or by any causes beyond Landlord's reasonable control.

        7.2 HVAC. From and after the Original Commencement Date, Tenant will pay the cost for all heating, air conditioning and ventilation service provided to the Premises, including the cost of maintenance, repair and replacement of same. Tenant may maintain a preventative maintenance contract on the HVAC units in the Premises, which contract will provide for periodic maintenance in accordance with the manufacturer's specifications, or Tenant may perform such preventative maintenance itself. In the event Tenant fails to maintain such preventative maintenance contract or to perform such preventative maintenance itself, Landlord, at its option and after giving Tenant notice and an opportunity to cure pursuant to Section 15.2, may arrange for such a preventative maintenance contract for the HVAC units, in which event the cost of such preventative HVAC maintenance will be billed directly to Tenant and will be paid within 10 days of receipt of invoice therefor.

8. REPAIRS AND MAINTENANCE

        8.1 Tenant's Obligations. Tenant will, at its expense (a) maintain, replace and repair all of the Premises (including, without limitation, all non-structural components of the walls, all flooring, ceilings and fixtures, all windows, window fittings and sashes, all interior and exterior doors, and all paved and landscaped areas on the Land), except those portions the maintenance of which is expressly Landlord's responsibility pursuant to Section 8.2, in a good, clean, safe, orderly and sanitary condition, ordinary wear and tear excepted; (b) keep the Premises free of insects, rodents, vermin and other pests; (c) repair and maintain all heating, ventilating and air conditioning equipment that serves the Premises and all utility systems, lines, conduits and appurtenances thereto that serve the Premises; (d) keep any garbage, trash, rubbish or refuse removed on a regular basis and temporarily stored on the Premises in accordance with local Laws; and (e) provide such janitorial services to the Building and such snow and ice removal from the paved areas on the Land as may be required by Laws or otherwise necessary for the operation of Tenant's business.

        8.2 Landlord's Obligations. Landlord will, at its expense (a) maintain, replace and repair the roof and structural elements of the Building (including the foundations, structural components of the walls and structural columns and beams) and all utility lines and facilities serving the Premises that extend beyond the exterior walls of the Building in good condition, ordinary wear and tear excepted; and (b) make all capital repairs and replacements (but not ordinary maintenance and repairs) required to keep the driveways and parking areas on the Land in good condition, ordinary wear and tear excepted (including such resurfacing thereof as may from time to time be necessary and any restriping required in connection with such resurfacing); provided however, that subject to the penultimate sentence of Section 3.8, if the need for any such repair is caused by (i) Tenant or anyone claiming by or through Tenant; or (ii) the installation or removal of Tenant's property, regardless of fault or by whom such damage is caused (unless caused by Landlord, its agents, contractors, servants, employees or licensees), then, in any such case, subject to Section 9.4, Tenant agrees to reimburse Landlord for all costs and expenses incurred by Landlord with respect to such repair. Landlord will commence repairs it is required to do hereunder as soon as reasonably practicable after receiving written notice from Tenant of the necessity of such repairs.

        8.3 Landlord's Right of Entry. For purposes of performing Landlord's obligations under Section 8.2, or performing any of Tenant's obligations under Section 8.1 that Tenant fails to perform within the cure period provided in Section 15.2, or to inspect the Premises, Landlord may enter the Premises upon reasonable prior notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry (excluding, subject to Section 9.4, any damage to Tenant's personal property or equipment caused by the negligence of Landlord or its agents, employees or contractors), provided that Landlord will take reasonable steps in connection with such entry to minimize any disruption to Tenant's business or its use of the Premises.

9. INSURANCE, WAIVERS AND INDEMNITY

        9.1 Property Insurance. Landlord will throughout the Term, provide and maintain a "special form" insurance policy (including fire and standard extended coverage perils, leakage from fire protective devices and other water damage) covering loss or damage to the Improvements (including, without limitation, the Original Base Building, the Original Leasehold Improvements, the Expansion Base Building, and the Expansion Leasehold Improvements, and any alterations made to the Premises from time to time) on a full replacement cost basis, excluding excavations, footings and foundations and providing for a deductible of no greater than $10,000.00 (unless Landlord can obtain a smaller deductible and Tenant approves of such deductible and the increased cost in such insurance arising from such smaller deductible). Tenant agrees to pay Landlord, as Additional Rent, Landlord's cost of maintaining such insurance, said payments to be made to Landlord within ten (10) days after Landlord presents Tenant a statement setting forth the amount due, together with reasonable supporting documentation. In the event of a casualty, Tenant shall pay to Landlord the lesser of the amount of the deductible or the full amount of the loss in the case of a loss in an amount less than the deductible, subject in both cases, to the $10,000.00 limit set forth above, in respect of any insured loss, which payment shall be treated in the same manner as insurance proceeds. Tenant will provide and maintain throughout the Term, at its expense, such property insurance covering Tenant's machinery, equipment, furniture, fixtures, personal property (including also property under the care, custody, or control of Tenant) and business interests which may be located in, upon or about the Premises in such amounts as Tenant may from time to time deem prudent. All of such property policies will permit Tenant's waiver of claims against Landlord under Section 9.4 for matters covered thereby.

        9.2 Liability and Other Insurance. Tenant will throughout the Term, at its expense as Additional Rent, provide and maintain the following insurance, in the amounts specified below:

          (a) bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than $5,000,000.00; such insurance will be on a commercial general liability form including, without limitation, personal injury and assumed contractual liability for the performance by Tenant of the indemnity agreements set forth in Section 9.5; Landlord and its mortgagee will be named as an additional insureds in the policy providing such liability insurance, which will include cross liability and severability of interests clauses or endorsements; unless otherwise approved in writing by Landlord, such policy will have a deductible of $5,000.00 or less and will not have a retention or self-insurance provision;

          (b) worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the State of Texas and employers' liability insurance in the limit of $100,000/500,000/100,000 (provided that Tenant may self-insure this obligation pursuant to a program of self-insurance); and

          (c) if Tenant operates owned, hired or nonowned vehicles on the Premises, comprehensive automobile liability will be carried at a limit of liability not less than $1,000,000.00 combined bodily injury and property damage.

        9.3 General Insurance Requirements. All insurance required to be maintained by Landlord and Tenant pursuant to Sections 9.1 and 9.2 will be maintained with insurors licensed to do business in the State of Texas and having a Best's Key Rating of at least A-:XII. Tenant and Landlord will each file with the other, on or before the Original Commencement Date and at least 10 days before the expiration date of expiring policies, such copies of either current policies or certificates as may be reasonably required to establish that the insurance coverage required by Sections 9.1 and 9.2 is in effect from time to time and that the insuror(s) have agreed to give the other party at least 30 days notice prior to any cancellation of, or material modification to, the required coverage. Landlord and Tenant will cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including the execution and delivery of any proof of loss or other actions required to effect recovery. All commercial general liability and property policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to any coverage that Landlord may carry.

        9.4 Waivers. Except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord, its agents or employees or anyone else for whom Landlord is legally responsible, Landlord and its Affiliates will not be liable or in any way responsible for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage suffered by Tenant or others relating to (a) loss or theft of, or damage to, property of Tenant or others; (b) injury or damage to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Improvements or from any pipes, appliances or plumbing, or from dampness; or (c) damage caused by persons on or about the Premises, or caused by the public or by construction of any private or public work. Provided that Landlord maintains the insurance required to be maintained by Landlord pursuant to Section 9.1, Landlord and its Affiliates will not be liable or in any way responsible to Tenant for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage that is insured under Section 9.1 or required to be insured by Tenant under Section 9.1. Provided that Tenant maintains the insurance required to be maintained by Tenant pursuant to Section 9.1, Tenant and its Affiliates will not be liable or in any way responsible to Landlord for, and Landlord waives all claims against Tenant and its Affiliates for, any loss, injury or damage that is insured by Tenant under Section 9.1.

        9.5 Indemnity. Except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord, its agents or employees or anyone else for whom Landlord is legally responsible, Tenant will indemnify and hold Landlord harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys' fees) due to or arising out of any accident or occurrence on or about the Premises during the Term (including, without limitation, accidents or occurrences resulting in injury, death, property damage or theft) or any willful or negligent act or omission of or breach of this Lease by Tenant or anyone for whom Tenant is legally responsible.

10. ALTERATIONS; MECHANICS' LIENS

        10.1 Alterations. Tenant will not make any modifications, improvements, alterations, additions or installations in or to the Premises that affect the Original Building's structural systems, the Expansion Building's structural systems, or the Core Building Systems, or that will cost more than $50,000.00 per building, without Landlord's prior written consent, which consent will not be unreasonably withheld. Tenant will notify Landlord prior to making any modifications, improvements, alterations, additions or installations in or to the Premises (referred to in this section as the "work"), regardless of whether Landlord's consent is required in connection with such work. Along with any request for Landlord's consent and at least 15 days before commencement of any work or delivery of any materials to be used in any work to the Premises, Tenant will furnish Landlord with plans and specifications, estimated commencement and completion dates, the name and address of Tenant's general contractor, and the necessary permits and licenses. Landlord will have the right to post notices of non-responsibility or similar notices on the Premises in order to protect the Premises against any liens resulting from such work. Tenant agrees to indemnify, defend and hold Landlord harmless from any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with such work. Tenant will pay the cost of all such work, and also the cost of painting, restoring or repairing the Premises occasioned by such work. Upon completion of the work, Tenant will furnish Landlord with contractor's affidavits that include full and final waivers of liens and receipts for all amounts due for labor and materials. In the case of any work that required Landlord's consent, Tenant will also provide Landlord with as-built plans and specifications of the Premises as altered by such work. All work will comply with all insurance requirements and all applicable Laws (including, without limitation, the ADA) and will be constructed in a good and workmanlike manner, using materials of first-class quality and free and clear of all liens or claims therefor. Tenant will permit Landlord to inspect construction operations in connection with any such work. Landlord's approval of any plans for any modifications, improvements, alterations, additions or installations proposed by Tenant will not constitute a representation that the same will comply with Laws or be fit for any particular purpose; such approval will merely constitute Landlord's consent to construct or install the same in the Premises.

        10.2 Mechanics' Liens. Tenant will not permit any mechanic's lien or other lien to be filed against the Premises by reason of any work performed by or for, or material furnished to, Tenant (including, without limitation, any work undertaken by Tenant pursuant to Section 10.1). If any such lien is filed at any time against the Premises, Tenant will cause the same to be discharged of record (including by bonding) within 10 days after the date of filing the same. If Tenant fails to discharge any such lien within such period, then, in addition to any other right or remedy of Landlord, after 10 days prior written notice to Tenant, Landlord may, but will not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Premises by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with respect thereto, of a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court sufficient in form, content and amount to procure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future Laws for the discharge of such lien as a lien against the Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord), together with interest thereon at the Interest Rate, will be repaid by Tenant to Landlord on demand by Landlord and if unpaid may be treated as Additional Rent. Notwithstanding the foregoing, if Tenant desires to contest any such lien, Tenant may do so provided that, within 10 days after Tenant learns of the filing thereof, Tenant notifies Landlord of Tenant's intention to do so and, until such time as Tenant causes such lien to be removed by the payment thereof or by bonding over such lien in the manner provided by law or posting with Landlord such security as Landlord may reasonably request to provide funds with which Landlord may discharge such lien in the event Tenant is unsuccessful in its contest and then fails to discharge such lien. Tenant will indemnify and defend Landlord against and save Landlord and te Premises harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

11. ASSIGNMENT AND SUBLETTING

        11.1 Notice and Consent. Tenant may, upon notice to Landlord but without obtaining Landlord's consent, assign this Lease or sublet all or any portion of the Premises to any of Tenant's Affiliates. Tenant will not, however, assign this Lease or sublet all or any portion of the Premises to any assignee or subtenant that is not one of Tenant's Affiliates without first obtaining Landlord's written consent, which consent will not be unreasonably withheld, conditioned or delayed. It is not reasonable for Landlord to withhold its consent to an otherwise acceptable assignee or sublessee on the grounds that Tenant and its guarantor would or could be released from liability as a result of such assignment or sublease or on the grounds that such assignee or sublessee would be entitled to exercise the expansion right set forth in Section 18 below, it being understood and agreed that Landlord's recapture remedy described below is sufficient. If Tenant desires to effect an assignment or subletting that will require Landlord's consent, Tenant will seek such written consent of Landlord by a written request therefor, setting forth the date (which will not be less than 30 days after date of Tenant's notice) on which Tenant desires to assign this Lease or to sublet all or any portion of the Premises, the name and address of the proposed assignee or sublessee and its proposed use of the Premises, copies of the proposed assignee's or subtenant's financial statements (or, if not available, any other information in Tenant's possession concerning the proposed assignee's or subtenant's financial condition and business), and the proposed form of assignment or sublease. If Landlord does not withhold its consent in writing, stating the reason for withholding such consent, within twenty (20) days after Tenant submits the documentation required by the terms of the preceding sentence, then Landlord will be deemed to have approved of such assignment or subletting. If it would be unreasonable for Landlord to withhold, condition or delay its consent, but Landlord for whatever reason does not wish an assignment or subletting of the entire Premises to be consummated, Landlord's sole and exclusive right in such situation shall be to terminate this Lease by written notice to Tenant, which notice must specify a termination date no earlier than sixty (60) days after the date of such notice and no later than one hundred twenty (120) days after the date of such notice. Such termination notice must be given within twenty (20) days after the date upon which Tenant requests Landlord's consent to such assignment or subletting. If such termination notice is not given within such twenty (20)-day period of time, then Landlord shall be deemed to have consented to such assignment or subletting.

        11.2 Deemed Assignments. Any change in the partners or members of Tenant (except to any of Tenant's Affiliates), if Tenant is a partnership or limited liability company, or, if Tenant is a corporation, any transfer of any or all of the shares of stock of Tenant (except to any of Tenant's Affiliates), resulting in a change in the identity of the person or persons owning a majority of equity interests in Tenant as of the date of this Lease, will be deemed to be an assignment within the meaning of this Section 11. However, a transfer of the stock or partnership or membership interests of Tenant if Tenant is a publicly held entity whose equity interests are traded on a national stock exchange, or in an initial public offering, will not constitute an assignment requiring Landlord's consent pursuant to this Section 11. A transfer of interests in Tenant's parent entity does not constitute a violation of this Section 11.2.

        11.3 General Provisions. No subletting or assignment by Tenant hereunder, regardless of whether the same requires Landlord's consent, will release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant will continue fully liable hereunder. Notwithstanding the foregoing, in the event the Release Conditions, as defined above, are met, then Tenant and Guarantor will be automatically released from all obligations arising under this Lease from and after the date of such assignment or sublease and Landlord agrees to execute an agreement confirming such release within ten (10) days after requested to do so by Tenant or Guarantor, or both, although execution of such document will not be necessary for such release to be effective. The sublessee or assignee will agree to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned from and after the date of such assignment or subletting, and Tenant will deliver to Landlord promptly after execution an executed copy of each such sublease or assignment and such an agreement of compliance by each such sublessee or assignee. Consent by Landlord to any assignment of this Lease or to any subletting of the Premises will not be a waiver of Landlord's rights under this section as to any subsequent assignment or subletting. Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Section 11 will be of no effect and void. Landlord will not assign its interest in this Lease before the Original Commencement Date. After the Original Commencement Date, Landlord's right to assign its interest in this Lease will remain unqualified. Landlord may charge Tenant up to $1,000.00 for attorneys' fees and administrative expenses incident to a review of any documentation related to any proposed assignment or subletting by Tenant.

12. CASUALTY

        12.1 Landlord's Obligations.

          (a) Subject to subsections (b) and (c) below, in the event the Improvements shall be damaged by fire or other casualty, Landlord shall, at its own expense, cause such damage to be repaired, and the Rent shall be abated from the date of the occurrence of such fire or other casualty until such repair work is completed.

          (b) Subject to subsection (c) below, if a fire or other casualty occurs during the last two (2) years of the Term of this Lease and (A) the cost of repairing or restoring the Improvements to their condition existing prior to such casualty, as determined by an architect or contractor selected by Landlord and reasonably approved by Tenant, is equal to or greater than 75% of the market value of the Improvements immediately preceding such casualty, as determined by an appraiser selected by Landlord and reasonably approved by Tenant or (B) the time required to repair and restore the Improvements to their condition existing prior to such casualty, using a reasonable construction schedule as determined by an architect or contractor selected by Landlord and reasonably approved by Tenant, will exceed 180 days from the commencement of repairs and restoration, then either Landlord or Tenant may, at its option, elect to terminate this Lease by giving the other written notice of termination within thirty (30) days from the date of such occurrence. In such event, the proceeds of insurance will belong to the party carrying such insurance, Tenant will not be required to pay the deductible, and the Rent shall abate completely from and after the date of the occurrence of such fire or other casualty.

          (c) Notwithstanding the foregoing, in the event that the Improvements shall be damaged by any casualty not covered by Landlord's insurance as required by Section 9.1, Landlord shall have the option to terminate this Lease by notice to Tenant within sixty (60) days of the occurrence; provided, that Tenant may nullify Landlord's notice of termination in such case by notifying Landlord within ten (10) days thereafter that Tenant will make available to Landlord funds sufficient to cover the uninsured damage and making arrangements reasonably satisfactory to Landlord to make such funds available to Landlord as needed. If Tenant makes such funds available to Landlord, Landlord shall have no obligation to repay such funds to Tenant any time or in any manner.

        12.2 Time for Repairs. In the event of partial damage to the Improvements, Landlord shall advise Tenant in writing within thirty (30) days of the occurrence the time that Landlord estimates will be required to repair or restore the Improvements, using a reasonable construction schedule. If Landlord is obligated to repair or to restore the Improvements damaged by fire other casualty, Landlord shall commence to repair any such damage or to restore the Improvements as soon as reasonably possible (and in any event, within sixty (60) days after the date of such occurrence) and shall diligently pursue completion of such repairs or restoration. In the event Landlord does not complete such repairs within the time period specified in such estimate (as extended by one (1) day of each day of each day of delay after the tenth (10th) day of delay due to force majeure), then Landlord must pay to Tenant $2,000 per day for the period of time after the date specified in such estimate until Landlord completes such repairs. If Landlord does not complete such repairs within one hundred eighty (180) days after commencement of such repairs and restoration, then Tenant may also terminate this Lease by written notice to Landlord at any time before Landlord completes such repairs. In such event, Landlord and Tenant will have no further obligations to each other except that Landlord must return all Basic Rent and other charges paid by Tenant for the period after the occurrence of such event and must pay to Tenant the amounts accruing under this Section 12.2 for Landlord's failure to complete such repairs and Tenant will not be required to pay the deductible to Landlord.

13. EMINENT DOMAIN

        13.1 Termination. If the whole of the Premises is taken by any public authority under the power of eminent domain, this Lease will terminate as of the day possession is taken by such public authority. If more than 30% of the floor area of the Building is taken, or if so much of the Land is taken that Tenant is permanently deprived of the use of more than 30% of the parking spaces previously available on the Land (and such spaces cannot be reconstructed on the remaining Land or any adjacent land acquired by Landlord for that purpose within 90 days after Tenant is so deprived of such use), by any public authority under the power of eminent domain, then Tenant may, by notice to Landlord, terminate this Lease as of the day possession is taken by such public authority. In case of any such termination, Landlord will make a pro rata refund of any prepaid Rent.

        13.2 Restoration; Award. Anything in this Section 13 to the contrary notwithstanding, in the event of a partial condemnation of the Premises where this Lease is not terminated, (i) Landlord will, at its sole cost and expense, restore the Premises (other than any alterations or improvements installed by Tenant) to a complete architectural unit (but Landlord's restoration obligations will be limited to restoration and repair of the Original Building and, if applicable, the Expansion Building, including all sitework), and (ii) the Basic Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceedings to the termination of this Lease will be reduced to a sum equal to the product of the Basic Rent provided for herein multiplied by a fraction, the numerator of which is the area of the Premises remaining after such taking and after the same has been restored to a complete architectural unit, and the denominator of which is the area of the Premises prior to such taking. In the event of any such taking or purchase in lieu thereof and neither Landlord nor Tenant terminates this Lease, Landlord shall be entitled to receive the entire price or award from any such taking or private purchase in lieu thereof without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. If this Lease terminates for any reason, then Landlord and Tenant may prosecute their claims in any condemnation proceedings for the value of their respective interest. Landlord shall be entitled to the condemnation award attributable to the real property and improvements and Tenant shall be entitled to the condemnation award for the taking of its personalty (store fixtures and equipment), relocation expenses, goodwill, loss of business and any other award not related to the value of the real property and improvements, but shall not be entitled to make a claim for the leasehold improvements or the leasehold estate.

14. END OF TERM

        14.1 Surrender. On the last day of the Term, or on the sooner termination thereof, Tenant will peaceably surrender the Premises in good condition and repair (ordinary wear and tear and damage by casualty excepted), consistent with Tenant's duty to make repairs as herein provided. Tenant will give written notice to Landlord at least 30 days prior to vacating the Premises for the express purpose of arranging a meeting with Landlord for a joint inspection of the Premises. On or before the last day of the Term, or the date of sooner termination thereof, Tenant may, at its sole cost and expense, remove all of its property and trade fixtures and equipment from the Premises and repair all damage to the Premises caused by such removal. All property not removed will be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant not so removed from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant, and Landlord will not be liable for damage, theft, misappropriation or loss thereof, nor will Landlord be liable in any manner in respect thereto. Tenant will reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal, transportation or storage of abandoned property and with respect to restoring such Premises to good order, condition and repair.

All Leasehold Improvements and any other modifications, improvements, alterations, additions and fixtures, other than Tenant's trade fixtures and equipment, which have been made or installed by either Landlord or Tenant upon the Premises, will become the property of Landlord on the last day of the Term or sooner termination thereof and will be surrendered with the Premises as a part thereof. Tenant will promptly surrender all keys for the Premises to Landlord at the place then fixed for the payment of Rent and will inform Landlord of combinations on any vaults, locks and safes left on the Premises.

        14.2 Holding Over. In the event Tenant remains in possession of the Premises after expiration of this Lease without Landlord's consent, Tenant will be deemed to be occupying the Premises without claim of right, and Tenant will indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, claims made by any succeeding tenants founded on such delay and any attorneys' fees resulting therefrom. In addition, if Tenant remains in possession of the Premises after expiration of this Lease without a written agreement with Landlord as to (i) the amount Rent to be paid for such occupancy, Tenant will pay a charge for each day of occupancy in an amount equal to 150% of the Basic Rent (on a daily basis) payable immediately prior to such expiration, plus 100% of all Additional Rent (also on a daily basis); or (ii) the duration of Tenant's holdover tenancy, Tenant will be deemed a tenant at sufferance.

15. DEFAULTS AND REMEDIES

        15.1 General. All rights and remedies of Landlord and Tenant enumerated in this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress at law or in equity to which either party may be lawfully entitled in case of any breach or threatened breach by the other party of any provision of this Lease. The failure of either party to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained will not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by Landlord of Rent with knowledge of the breach of any covenant hereof (other than breach of the obligation to pay the portion of such Rent paid) will not be deemed a waiver of such breach, and no waiver by either party of any provisions of this Lease will be deemed to have been made unless expressed in writing and signed by such party. Each party agrees to pay, upon demand, all of the other party's costs, charges and expenses, including the reasonable fees and out-of-pocket expenses of counsel, agents, and others retained, incurred in successfully enforcing the other party's obligations under this Lease.

        15.2 Events of Default. Each of the following events will constitute an "Event of Default" under this Lease:

          (a) Failure to Pay Rent. Tenant fails to pay Basic Rent or any other Rent payable by Tenant under the terms of this Lease when due, and such failure continues for 10 days after notice from Landlord to Tenant of such failure (provided that, with respect to monthly installments of Basic Rent, Tenant will only be entitled to two notices of such failure during any calendar year and if, after two such notices are given in any calendar year, Tenant fails, during such calendar year, to pay any further monthly installment of Basic Rent when due, such failure will constitute an Event of Default hereunder without any further notice from Landlord or additional cure period).

          (b) Failure to Perform Other Obligations. Tenant breaches or fails to comply with any provision of this Lease applicable to Tenant other than a covenant to pay Rent, and such breach or noncompliance continues for a period of 30 days after notice thereof from Landlord to Tenant; or, if such breach or noncompliance cannot be reasonably cured within such 30-day period, Tenant does not commence to cure such breach or noncompliance within such 30-day period or, after commencing to cure such breach or noncompliance, does not thereafter diligently pursue such cure in good faith to completion.

          (c) Execution and Attachment Against Tenant. Tenant's interest under this Lease or in the Premises is taken upon execution or by other process of law directed against Tenant, or is subject to any attachment by any creditor or claimant against Tenant and such attachment is not discharged or disposed of within 60 days after levy.

          (d) Bankruptcy or Related Proceedings. Tenant files a petition in bankruptcy or insolvency, or for reorganization or arrangement under any bankruptcy or insolvency Laws, or voluntarily takes advantage of any such Laws by answer or otherwise, or dissolves or makes a general assignment for the benefit of creditors, or involuntary proceedings under any such Laws or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for the Premises or for all or substantially all of Tenant's property, and such involuntary proceedings are not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment.

        15.3 Landlord's Remedies. Time is of the essence. If any Event of Default occurs, Landlord will have the right, at Landlord's election, then or at any later time, to exercise any one or more of the following remedies:

          (a) Cure by Landlord. Landlord may, at Landlord's option but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord deems necessary or desirable to cure any Event of Default in such manner and to such extent as Landlord in good faith deems necessary or desirable. Tenant will pay Landlord, upon demand, all reasonable advances, costs and expenses of Landlord in connection with making any such payment or taking any such action, including reasonable attorney's fees, together with interest at the Interest Rate, from the date of payment of any such advances, costs and expenses by Landlord.

          (b) Termination of Lease and Damages. Landlord may terminate this Lease, effective at such time as may be specified by notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Premises from Tenant. In such event, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (i) all unpaid Basic Rent and other Rent for any period prior to the termination date of this Lease (including interest from the due date to the date of the award at the Interest Rate); plus (ii) the present value at the time of termination (calculated by discounting on a monthly basis at a discount rate equal to the rate payable on U.S. Treasury securities offered at the time of award having a maturity closest to the date on which the Term would have expired but for such termination) of the amount, if any, by which (A) the aggregate of the Basic Rent and all other Rent payable by Tenant under this Lease that would have accrued for the balance of the Term after termination, exceeds (B) the amount of such Basic Rent and other Rent which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value; plus (iii) interest on the amount described in (ii) above from the termination date to the date of the award at the Interest Rate.

          (c) Repossession and Reletting. Landlord may reenter and take possession of all or any part of the Premises, without additional demand or notice unless required by applicable Laws, and repossess the same and expel Tenant and any party claiming by, through or under Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution for such action or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Premises by Landlord will be construed as an election by Landlord to terminate this Lease unless a notice of such intention is given to Tenant. No notice from Landlord or notice given under a forcible entry and detainer statute or similar Laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such notice, in which event this Lease will terminate as specified in such notice. After recovering possession of the Premises, Landlord will use reasonable efforts to relet the Premises on commercially reasonable terms and conditions. Landlord may collect and receive the rents for such reletting. Landlord may apply the same first to the payment of such expenses as Landlord may have incurred in recovering possession of the Premises, including attorneys' fees and expenses for putting the same into good order and condition (but specifically excluding the cost of any lease commission or the cost of preparing or altering the same for re-rental), and then to the fulfillment of the covenants of Tenant hereunder. Any such reletting herein provided for may be for the remainder of the Term or any renewal term of this Lease, as originally granted, or for a longer or shorter period; Landlord will have the right to change the character and use made of the Premises, and Landlord will not be required to accept any substitute tenant offered by Tenant or to observe any instructions given by Tenant about reletting. Regardless of Landlord's recovery of possession of the Premises, so long as this Lease is not terminated Tenant will continue to pay (and Landlord may recover, if Tenant fails to do so), on the dates specified in this Lease, the Basic Rent and other Rent which would be payable if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any reletting of the Premises as long as Landlord gives Tenant at least thirty (30) days' notice of the net amount due (which notice Landlord may change from time to time as the facts change). Tenant will have thirty (30) days after receipt of notice from Landlord of any other amount due in which to pay such amount.

          (d) Bankruptcy Relief. Nothing contained in this Lease will limit or prejudice Landlord's right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any Laws governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or Rent, under this Lease.

        15.4 Landlord's Default; Tenant's Remedies. If, during the Term, Landlord defaults in fulfilling any of its covenants, obligations or agreements set forth in this Lease, Tenant may give Landlord notice of such default and, if at the expiration of 30 days after delivery of such notice, such default continues to exist, or in the event of a default which cannot with due diligence be cured within a period of 30 days, if Landlord fails to proceed promptly after the delivery of such notice and with all due diligence to commence to cure the same and thereafter to prosecute the curing of such default with all due diligence to completion as soon as reasonably possible, then Tenant will be entitled to exercise any right or remedy available to Tenant at law or in equity by reason of such default, except to the extent expressly waived or limited by the terms of this Lease, and, provided that Tenant stated in such notice of default to Landlord that Tenant intended to effect its self-help and offset rights under this Section 15.4, Tenant may proceed to cure Landlord's default and offset the amount reasonably expended by Tenant in doing so, plus interest thereon at the Interest Rate from the date incurred to the date offset, against the next accruing amounts of Basic Rent due hereunder; provided, however, in no event may Tenant offset against any monthly installment of Basic Rent an amount exceeding 25% of such installment and if such monthly offset is less than the total amount of Tenant's expenses which are allowable for offset, the remaining balance thereof may be carried forward and offset against future installments of Basic Rent (but never more than 25% of any month's Basic Rent); provided further that, if the balance of the Term will not allow full recovery of the offset amount at the rate of 25% of each installment of Basic Rent, Tenant may amortize the full offset over the balance of the remaining monthly installments of Basic Rent, even if the monthly amortized offsets are in excess of 25% of those installments. Notwithstanding the foregoing, however, if Tenant has been notified of the name and address of any mortgagee, ground lessor, trust deed holder, and/or sale-leaseback lessor of Landlord's interest in the Premises, then Tenant will not exercise any remedy as a result of Landlord's default unless and until Tenant has given any such mortgagee, ground lessor, trust deed holder and/or sale-

leaseback lessor, by registered or certified mail, a copy of any notice of default served upon Landlord simultaneously with the delivery of notice to Landlord.

        15.5 Disclaimer of Landlord's Lien. Landlord disclaims and waives any statutory or common law lien (excluding, however, any judgment lien) on the Leasehold Improvements or any personal property of Tenant in or on the Premises.

16. SUBORDINATION

        16.1 Subordination, Nondisturbance and Attornment. This Lease will be subject and subordinate to any mortgage, deed of trust, ground lease or sale-leaseback now placed upon the Premises by Landlord, and to amendments, renewals and extensions thereof. Landlord must obtain from any holder of any mortgage, deed of trust, ground lease, or sale-leaseback interest which has priority over this Lease at the time of execution of this Lease and recording of the Memorandum of Lease a Non-disturbance Agreement on the form attached to this Lease as Exhibit F or such other form as is acceptable to Tenant (an "NDA") and if Landlord does not do so before the Original Commencement Date, all Rent will be forgiven from the Original Commencement Date through the date that Landlord delivers such NDA, executed by such holder and Landlord, to Tenant. Tenant agrees to subordinate this Lease to any mortgage, deed of trust, ground lease, or sale-leaseback interest placed upon the Premises by Landlord after the Original Commencement Date and to any amendments, renewals, and extensions thereof upon the condition that the holder of the instrument to which this Lease is subordinated has given Tenant an NDA upon the form attached as Exhibit F or such other form as is acceptable to Tenant.

        16.2 Option to Make Lease Superior. Notwithstanding anything contained in Section 16.1, in the event the holder of any mortgage, deed of trust, ground lease or sale-leaseback instrument at any time elects to have this Lease constitute a prior and superior lien to its mortgage, deed of trust, ground lease or sale-leaseback instrument, then, and in such event, upon any such holder or Landlord notifying Tenant to that effect in writing, this Lease in its entirety will be deemed prior and superior in lien to such mortgage, deed of trust, ground lease or sale-leaseback instrument, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust, ground lease or sale-leaseback instrument.

17. MISCELLANEOUS

        17.1 Brokers. Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease except Peterson Realty Group. Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. Landlord will pay any and all fees, commissions or other compensation payable to Peterson Realty Group. Tenant and Landlord will indemnify and hold each other harmless from all damages paid or incurred by the other resulting from any claims asserted against either party by brokers or agents claiming through the other party (other than Peterson Realty Group, who will be paid by Landlord as provided above).

        17.2 Estoppel Certificates. Landlord and Tenant agree, from time to time, upon not less than 10 days' prior written request by the other party, to deliver to the other party a statement in writing certifying (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease as modified is in full force and effect and stating the modifications); (ii) the dates to which Basic Rent and other Rent have been paid; (iii) the other party is not in default in any provision of this Lease or, if in default, the nature thereof specified in detail; (iv) the amount of monthly Basic Rent currently payable by Tenant; (v) the amount of any prepaid Rent; (vi) that Tenant has taken possession of the Original Premises (if Tenant has in fact done so) and that Landlord has performed all of its obligations under Section 3 with respect to the design, construction and installation of the Original Base Building and the Original Leasehold Improvements, or if there are any such obligations remaining to be performed, specifying the same in detail; (vii) if applicable, that Tenant has taken possession of the Expansion Building (if Tenant has in fact done so) and that Landlord has performed all of its obligations under Section 18 with respect to the design, construction and installation of the Expansion Base Building and the Expansion Leasehold Improvements, or if there are any such obligations remaining to be performed, specifying the same in detail; and (viii) such other matters as may be reasonably requested by the requesting party or any mortgagee or prospective purchaser of the Premises.

        17.3 Notices. All notices required or permitted under this Lease must be in writing and will only be deemed properly given and received (i) when actually given and received, if delivered in person to a party who acknowledges receipt in writing or, for purposes of notice pursuant to Section 3, if transmitted by telecopier; or (ii) one business day after deposit with a private courier or overnight delivery service, if such courier or service obtains a written acknowledgment of receipt; or (iii) three business days after deposit in the United States mails, certified or registered mail with return receipt requested and postage prepaid. All such notices must be transmitted by one of the methods described above to the party to receive the notice at, in the case of notices to Landlord, Landlord's Notice Address, and in the case of notices to Tenant, the applicable Tenant's Notice Address, or, in either case, at such other address(es) as either party may notify the other of according to this Section 17.3.

        17.4 Actions By Agents. All rights and remedies of Landlord and Tenant under this Lease or that may be provided by law may be executed by the applicable party in its own name, individually, or in the name of its agent, and all legal proceedings for the enforcement of any such rights or remedies, including those set forth in Section 15, may be commenced and prosecuted to final judgment and execution by the applicable party in its own name or in the name of its agent. The applicable party will, upon the other's request, provide written evidence of the authority of any agent of Landlord to act on Landlord's behalf.

        17.5 Severability; Governing Law. If any term or provision of this Lease is to any extent held invalid or unenforceable, the remaining terms and provisions of this Lease will not be affected thereby, but each term and provision of this Lease will be valid and enforced to the fullest extent permitted by law. This Lease will be construed and enforced in accordance with the laws of the State of Texas.

        17.6 Transfers of Landlord's Interest. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, will be limited to mean and include only the owner or owners of the Premises at the time in question, and in the event of any transfer or conveyance after the Original Commencement Date, the then-grantor will be automatically freed and released from all personal liability accruing from and after the date of such transfer or conveyance as respects the performance of any covenant or obligation on the part of Landlord contained in this Lease to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord will be binding, subject to Section 17.11, on the then-Landlord only during and in respect to its period of ownership. In the event of a sale or conveyance by Landlord of the Premises after the Original Commencement Date, the same will operate to release Landlord from any future liability upon any of the covenants or conditions herein contained and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease will not be affected by any such sale or conveyance, and Tenant agrees to attorn to the purchaser or grantee, which will be obligated on this Lease only so long as it is the owner of Landlord's interest in and to this Lease. In the event Landlord sells or otherwise transfers the Premises, Tenant will be entitled to pay all Rent and other amounts due under the terms of this Lease to Landlord at Landlord's last known address unless and until Tenant receives written notice from Landlord authorizing Tenant to pay such amounts to the new owner of the Premises and a written assumption by such new owner of all Landlord's duties and obligations under this Lease which arise after the transfer.

        17.7 Headings. The marginal or topical headings of the several sections are for convenience only and do not define, limit or construe the contents of such sections.

        17.8 Complete Agreement; Modification. All of the representations and obligations of the parties are contained in this Lease and no modification, waiver or amendment of this Lease or of any of its conditions or provisions will be binding upon a party unless in writing signed by such party.

        17.9 No Offer. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon the execution and delivery hereof by the proper officer of Landlord and by Tenant.

        17.10 Survival. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term will survive the expiration or earlier termination of the Term, including, without limitation, all payment obligations with respect to Taxes and all obligations concerning the condition of the Premises.

        17.11 Limitation On Landlord's Liability. Tenant agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment from Landlord, it being agreed that Landlord, and if Landlord is a partnership, its partners whether general or limited, and if Landlord is a corporation, its directors, officers or shareholders, and if Landlord is a limited liability company, its managers or members, will never be personally liable for any such judgment.

        17.12 Authority. Tenant will furnish to Landlord and Landlord will furnish to Tenant, promptly upon demand, a corporate resolution, proof of due authorization of partners, or other appropriate documentation reasonably requested by the other party evidencing the due authorization of Tenant or Landlord, as the case may be, to enter into this Lease.

        17.13 No Partnership. This Lease will not be deemed or construed to create or establish any relationship or partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

        17.14 Force Majeure. Whenever a period of time is herein prescribed for action to be taken by either party, such party will not be liable or responsible for, and there will be excluded from the computation of any such period of time, any delays due to force majeure.

        17.15 Financial Statements. Tenant acknowledges that it has provided Landlord with its financial statement as a material inducement to Landlord's agreement to lease the Premises to Tenant, and that Landlord has relied on the accuracy of such financial statement in entering into this Lease. Tenant represents and warrants that the information contained in such financial statement is true, complete and correct in all material aspects. Within 10 days from request by Landlord, Tenant will make available to Landlord or to any prospective purchaser or lender of the Premises, audited financial statements of Tenant or any guarantor, provided, that Landlord or any such prospective purchaser or lender agrees to maintain such statements in confidence, and provided further that if audited financial statements of Tenant are not available at the time of such request, Tenant may deliver unaudited statements prepared in accordance with generally accepted accounting principles consistently applied and certified to be true and correct by Tenant's chief financial officer.

        17.16 Binding Effect. The covenants and agreements herein contained will bind and inure to the benefit of Landlord and its successors and assigns, and Tenant and its permitted successors and assigns. All obligations of each party constituting Tenant hereunder will be the joint and several obligations of each such party.

        17.17 Lease Guaranty. Tenant covenants and agrees to cause Guarantor to execute and deliver to Landlord a Lease Guaranty in form and substance as that which is attached hereto as Exhibit G. In the event a fully executed original of the Lease Guaranty is not provided to Landlord within three (3) days following the date of this Lease, then Landlord may, at its option and as its sole and exclusive remedy, terminate this Lease.

        17.18 Corporate Authority. Contemporaneous with the execution of this Lease, Tenant shall provide to Landlord the following:

          (a) A copy of Tenant's Good Standing, or similar certificate, issued by the Secretary of State of the State of Tenant's incorporation;

          (b) Evidence that Tenant is qualified to do business in the State wherein the Land is located; and

          (c) A copy of the appropriate corporate resolutions, certified by the secretary or the assistant secretary of the Tenant, evidencing the authorization of the Tenant to execute this Lease.

        In the event a guaranty agreement is executed with respect to this Lease, Tenant shall additionally provide to Landlord, contemporaneous with the execution of this Lease, the items listed above for the guarantor.

18. EXPANSION OPTION. Landlord hereby grants to Tenant the right to expand the Improvements on the Land in accordance with the terms of this Section 18. Such expansion right is a continuing right that expires on the Expiration Date, and inures solely to the benefit of (A) Tenant, Tenant's corporate successors and assigns (including, without limitation, any person or entity that acquires Tenant), and

(B) any assignee of this Lease (including, without limitation, Tenant's Affiliates) to whom Tenant assigns such right unless Landlord is entitled to and recaptures the Premises in accordance with the terms of Section 11.1 above and their corporate successors and assigns (with all such persons or entities being deemed included in the term "Tenant"). Tenant cannot assign this expansion option to any person or entity other than an assignee of this Lease. Tenant cannot exercise this expansion option (Y) if an Event of Default has occurred and is ongoing, or (Z) if neither Tenant nor its guarantor has a net worth (excluding goodwill) greater than or equal to $75 million at the time Tenant (or its assignee, as the case may be) exercises such expansion option.

          (a) In the event Tenant wishes to exercise this right, Tenant must notify Landlord of such fact, which notice must specify that Tenant wishes to go forward with the expansion pursuant to the specifications of Exhibit H to this Lease (the "2-Story Plan") or the specifications of Exhibit I to this Lease (the "3-Story Plan"). The building shell for the building that Tenant elects to have constructed is referred to in this Lease as the "Expansion Base Building" and the Tenant improvements to the Expansion Base Building are referred to as the "Expansion Leasehold Improvements." The Expansion Base Building and the Expansion Leasehold Improvements are collectively referred to as the "Expansion Building" and the work of constructing the Expansion Building is referred to as "Landlord's Expansion Work".

          (b) On or before thirty (30) days after Tenant delivers such notice to Landlord, Landlord will cause its architect to prepare and deliver to Tenant preliminary plans and specifications for the Expansion Base Building (the "Expansion Base Building Plans"), which plans must be based on an exterior appearance substantially similar to the Original Base Building. While these preliminary plans and specifications are not required to be permit-ready, they must contain a site plan, floor plan, one-quarter inch (0.25") scale core building plans, elevations of the Expansion Base Building and a riser diagram of the mechanical, electrical and plumbing systems. Within five (5) business days after Tenant receives such preliminary Expansion Base Building Plans, Tenant will either approve the same in writing or notify Landlord in writing of Tenant's objections to the preliminary Expansion Base Building Plans and how the preliminary Expansion Base Building Plans must be changed in order to make them acceptable to Tenant. Each business day following the fifth (5th) business day after the preliminary Expansion Base Building Plans are submitted to Tenant until Tenant either approves them or delivers a notice of objections to Landlord will be a day of Tenant Expansion Delay. Within five (5) business days after Landlord's receipt of Tenant's notice of objections, Landlord will cause its architect to prepare revised Expansion Base Building Plans according to such notice and submit the revised Expansion Base Building Plans to Tenant. In any review, Tenant cannot object to any aspect of the proposed Expansion Base Building Plans (i) if such objection would require material deviations from the terms of Exhibit H or Exhibit I attached to this Lease, as the case may be, or (ii) such objection was not included within any of the previous objections made by Tenant to the Expansion Base Building Plans unless the item objected to was not included in any of the previous versions of the Expansion Base Building Plans or such item was so included, but has been affected by a subsequent change to the Expansion Base Building Plans. However, it is understood and agreed that Tenant has the right to select the following items, even if such items are not consistent with the guidelines detailed in the Base Building Specifications attached as Exhibit B or with the same items in the Original Building , as long as they are available to comply with the schedule for construction of the Expansion Building: exterior brick, glass, and metal frames; restroom finishes (including, without limitation, ceramic tile and toilet partitions); lobby finishes; elevator cab finishes; landscaping; and common area interior finishes, doors and hardware. Upon submittal to Tenant of the revised Expansion Base Building Plans, and upon submittal of any further revisions, the procedures described above will be repeated until Landlord and Tenant have reached agreement. Once they have reached agreement, Landlord must promptly prepare permit-ready Expansion Base Building Plans and submit them to Tenant for Tenant's approval. The only grounds upon which Tenant can object to such permit-ready Expansion

  Base Building Plans is that they materially differ from the final approved preliminary Expansion Base Building Plans. Tenant's failure to respond to Landlord's submission within five (5) business days after Landlord delivers such permit-ready Expansion Base Building Plans to Tenant constitutes Tenant's approval of such permit-ready Expansion Base Building Plans. The final permit-ready Expansion Base Building Plans, as approved by Landlord and Tenant, constitute the "Approved Expansion Base Building Plans" under this Lease.

          (c) On or before seventy-five (75) days after Landlord and Tenant have approved the Approved Expansion Base Building Plans, Tenant will cause its architect to prepare and deliver to Landlord preliminary plans and specifications for the Expansion Leasehold Improvements (the "Expansion Leasehold Improvements Plans"). While these preliminary plans and specifications are not required to be permit-ready, they must show sufficient detail concerning all aspects of the Expansion Leasehold Improvements so that making them permit-ready is only a matter of incorporating technical details. Each day following the expiration of such seventy-five (75)-day period until Tenant delivers the preliminary Expansion Leasehold Improvements Plans will be a day of Expansion Tenant Delay. Within five (5) business days after receipt of the preliminary Expansion Leasehold Improvements Plans, Landlord will either approve the same in writing or notify Tenant in writing of Landlord's objections to the preliminary Expansion Leasehold Improvements Plans and how the preliminary Expansion Leasehold Improvements Plans must be changed in order to make them acceptable to Landlord. Landlord can only object to the preliminary Expansion Leasehold Improvements Plans on the grounds that they would adversely affect the structural integrity of the Expansion Base Building or materially modify any portion of the Core Building Systems of the Expansion Base Building and cannot object in any subsequent review to any matter not raised in a preceding review, unless the item objected to was not included in any of the previous versions of the Expansion Leasehold Improvements Plans or such item was so included, but has been affected by a subsequent change to the Expansion Leasehold Improvements Plans. However, under all circumstances, Tenant has the right to select the following items as they apply to the Expansion Leasehold Improvements, but only as long as such items are available to comply with the schedule of construction of the Expansion Building: exterior brick, glass, and metal frames; restroom finishes (including, without limitation, ceramic tile and toilet partitions); lobby finishes; elevator cab finishes; landscaping; and common area interior finishes, doors and hardware. If Landlord fails to respond in the manner set forth above within five (5) business days after the date Tenant delivers the preliminary Expansion Leasehold Improvements Plans to Landlord or objects to the preliminary Expansion Leasehold Improvements Plans on any grounds other than those set forth in the immediately-preceding sentence, then Landlord will be conclusively deemed to have approved the preliminary Expansion Leasehold Improvements Plans. Within five (5) business days after Tenant's receipt of Landlord's notice of objections (if such objections meet the requirements set forth above), Tenant will cause its architect to prepare revised Expansion Leasehold Improvements Plans according to such notice and submit the revised Expansion Leasehold Improvements Plans to Landlord. Upon submittal to Landlord of the revised Expansion Leasehold Improvements Plans, and upon submittal of any further revisions, the procedures described above will be repeated until Landlord and Tenant have reached agreement. Once they have reached agreement, Tenant must promptly prepare permit-ready Expansion Leasehold Improvements Plans and submit them to Landlord for Landlord's approval. The only grounds upon which Landlord can object to such permit-ready Expansion Leasehold Improvements Plans is that they materially differ from the final approved Expansion Leasehold Improvements Plans. Landlord's failure to respond to Tenant's submissions within five (5) business days after Tenant delivers such permit-ready Expansion Leasehold Improvements Plans to Landlord constitutes Landlord's approval of such permit-ready Expansion Leasehold Improvements Plans. The permit-ready Expansion Leasehold Improvements Plans, as finally approved, are referred to in this Lease as the "Approved Expansion Leasehold Improvements Plans."

          (d) At such time as Landlord and Tenant have approved the Approved Expansion Leasehold Improvements Plans (and in any event within fifteen (15) days thereafter), Landlord will (i) obtain at least three bids for each of the major trades that will be involved in the construction of the Expansion Building, unless less than three qualified subcontractors exist for a given trade, in which case Landlord will obtain a bid from all qualified subcontractors of such trade (with Landlord agreeing to solicit and consider bids from subcontractors selected by Tenant); (ii) using the lowest qualified bid (which, in order to be qualified, must fully comply with all bid requirements, including but not limited to any time requirements specified) from each of the bids so received, prepare a proposed budget for all items to be included in Expansion Costs ("Tenant's Expansion Cost Proposal"); and (iii) submit copies of all bids, the Tenant's Expansion Cost Proposal, and the Expansion Basic Rent that Tenant would be required to pay based on the costs set forth in the Tenant's Expansion Cost Proposal to Tenant for Tenant's review and approval. Tenant, at Tenant's option, may either approve Tenant's Expansion Cost Proposal in writing, or elect to eliminate or revise one or more items of Expansion Building shown on the Approved Expansion Base Building Plans or the Approved Expansion Leasehold Improvements Plans, or request additional bids so as to reduce the costs shown in the Tenant's Expansion Cost Proposal. Tenant may then approve in writing the reduced Tenant's Expansion Cost Proposal (based on revised Approved Expansion Base Building Plans or Approved Expansion Leasehold Improvements Plans prepared by Tenant's architect or revised bids, as the case may be, which will then be deemed the Approved Expansion Base Building Plans and the Approved Expansion Leasehold Improvements Plans for all purposes under this Lease). However, each day following the fifth (5th) business day after Tenant's receipt of Tenant's Expansion Cost Proposal until the day on which Landlord has received Tenant's written approval of Tenant's Expansion Cost Proposal will be a day of Expansion Tenant Delay. The Tenant's Expansion Cost Proposal, as finally approved, is referred to in this Lease as the "Approved Expansion Costs."

          (e) Tenant's Representative may request and authorize changes in Landlord's Expansion Work as long as such changes (i) are consistent with the scope of Landlord's Expansion Work, and (ii) do not affect the Expansion Base Building or any portion of the Core Building Systems relating to the Expansion Base Building. All other changes will be subject to Landlord's prior written approval, which approval Landlord cannot unreasonably withhold, delay, or condition. Within five (5) business days after Tenant requests a change in Landlord's Expansion Work and prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, a change order ("Expansion Change Order") identifying the total cost or savings of such change, which will include associated architectural, engineering and construction contractor's fees, and the total time that will be added to or subtracted from the construction schedule by such change. Once Landlord delivers an Expansion Change Order to Tenant for Tenant's approval, Tenant must either affirmatively approve or disapprove of the Expansion Change Order within three (3) business days following Tenant's receipt of the Expansion Change Order. In the event Tenant fails to respond within the three (3) business day period, then each day thereafter that Tenant fails to respond shall be a Tenant Expansion Delay. Alternatively, Landlord may deliver to Tenant, within the same five (5) business day period, an estimate of the time and costs to be expended in calculating the Expansion Change Order. In the event Tenant does not respond or fails to affirmatively authorize Landlord to proceed on the third (3rd) business day following Tenant's receipt of such estimate, then it shall be conclusively deemed that Tenant withdrew its request for any change in Landlord's Expansion Work. If Tenant authorizes Landlord to proceed with calculating the cost of the Expansion Change Order, then Tenant shall be responsible for all reasonable costs associated therewith (and pay same to Landlord within 30 days following

  Landlord's written request) and any delay in connection with such calculation shall be an Expansion Tenant Delay, whether or not Tenant ultimately approves the Expansion Change Order.

          (f) Landlord must deliver the Expansion Building to Tenant, with Landlord's Expansion Work Substantially Completed, on or before two hundred ten (210) days after Landlord and Tenant approve the Approved Expansion Leasehold Improvements Plans (the "Projected Expansion Completion Date"), as such date has been delayed due to any Tenant Expansion Delays and Permitted Expansion Force Majeure Delays only, it being understood and agreed that such date cannot be extended for any reason other than Tenant Expansion Delays and Permitted Expansion Force Majeure Delays. If Landlord is unable to deliver possession of the Expansion Building, with Landlord's Expansion Work Substantially Completed by the Projected Expansion Completion Date, as it may be extended, (i) the Expansion Commencement Date (as that term is defined in Section 18(j)(i) below) will be extended automatically by one day for each day of the period after the Projected Expansion Completion Date to the day on which Landlord tenders possession of the Expansion Building to Tenant with Landlord's Expansion Work Substantially Completed, less any portion of that period attributable to Tenant Expansion Delays; and (ii) Landlord will pay Tenant, as liquidated damages, an amount equal to $2,000.00 per day for each day after such Projected Expansion Completion Date (as it may be extended) until Landlord tenders possession of the Expansion Building to Tenant with Landlord's Expansion Work Substantially Completed and, if Landlord has tendered the Expansion Building to Tenant with Landlord's Expansion Work Substantially Complete, Landlord will pay to Tenant, as liquidated damages, $500.00 per day after the thirtieth (30th) day after Tenant delivers the Expansion Punch List to Landlord until Final Completion of Landlord's Expansion Work; and (iv) if Landlord does not tender possession of the Expansion Building to Tenant with the Landlord's Expansion Work Substantially Completed on or before two hundred seventy (270) days after Landlord and Tenant approve the Approved Expansion Leasehold Improvements Plans (plus any period of delay caused by Tenant Expansion Delays or Permitted Expansion Force Majeure Delay), Tenant will have the right to terminate this Lease by delivering written notice of termination to Landlord not more than 30 days after such deadline date. Upon a termination under clause (iv) above, each party will, upon the other's request, execute and deliver an agreement in recordable form containing a release and surrender of all right, title and interest in and to this Lease; neither Landlord nor Tenant will have any further obligations to each other, including, without limitation, any obligations to pay for work previously performed in the Expansion Building or the Premises, except as set forth in this sentence; all Improvements to the Original Building and the Expansion Building will become and remain the property of Landlord; and Landlord will refund to Tenant any sums paid to Landlord by Tenant in connection with this Lease, including, without limitation, any payments to Landlord of portions of Tenant's Expansion Cost and pay to Tenant the amounts that have accrued under clause (ii) above. Such postponement of the Expansion Commencement Date, payment of liquidated damages and termination and refund right will be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord's failure to have Substantially Completed its obligations by the Projected Expansion Completion Date (as it may be extended). If Landlord delivers possession of the Expansion Building with the Landlord's Expansion Work Substantially Completed prior to the Projected Expansion Completion Date, then Tenant may either accept such delivery (in which case such date will be the Expansion Commencement Date hereunder) or may refuse to accept delivery until any date selected by Tenant that is no later than the Projected Expansion Completion Date (as it may be extended). Within sixty (60) days after the Expansion Commencement Date, Landlord will provide to Tenant a complete set of as-built drawings of Landlord's Expansion Work and manuals for all equipment incorporated into the Improvements as a part of Landlord's Expansion Work. Landlord and Tenant have sixty (60) days after Landlord notifies Tenant that the Expansion Building has been Substantially Completed in which to remeasure the Expansion Building, but after the expiration of such sixty (60) day period, neither Landlord nor Tenant may remeasure the Expansion Building. The final Rentable Square Feet as shown in the Approved Expansion Base Building Plans are sometimes referred to as the "Approved Expansion Rentable Square Feet". In the absence of such remeasurement or the right to do so, it shall be conclusively deemed that the Expansion Building contains the Approved Expansion Rentable Square Feet. If Tenant timely elects to remeasure the Expansion Building, and the variance is greater than one percent (1%) but less than two percent (2%), the variance shall be permitted and have no effect on the Expansion Building being Substantially Completed, but the Expansion Basic Rent for the Expansion Building and all other amounts calculated based on the area of the Expansion Building will be modified accordingly. If the Expansion Building contains more than 102% of the Approved Expansion Rentable Square Feet, all amounts will be calculated as if the Expansion Building contains 102% of the Approved Expansion Rentable Square Feet. If the Expansion Building contains less than 98% of the Approved Expansion Rentable Square Feet, then Landlord must make all alterations necessary to increase the size of the Expansion Building to at least 98% of the Approved Expansion Rentable Square Feet, and the Expansion Building will not be deemed to be Substantially Completed. If, under such circumstances, Tenant fails to terminate this Lease pursuant to the termination right set forth in Section 18(f)(iv) above, then Tenant will be deemed to have accepted the size of the Expansion Building and the Expansion Building will be deemed to have been Substantially Completed on the day Landlord delivered the Expansion Building to Tenant with the Landlord's Expansion Work (other than the area of the Expansion Building) Substantially Complete. In such event, all amounts will be calculated on the actual size of the Expansion Building.

          (g) As provided in Section 18(j)(i), the Expansion Commencement Date (and therefore Tenant's obligation for the payment of Expansion Basic Rent) will not commence until Landlord has Substantially Completed Landlord's Expansion Work; provided, however, that if Landlord is delayed in causing Landlord's Expansion Work to be Substantially Completed as a result of: (a) any Change Orders or changes in any drawings, plans or specifications requested by Tenant (with each individual occurrence constituting a "Tenant Expansion Delay" and the cumulative occurrences constituting Tenant Expansion Delays"), or (b) force majeure delays (with such force majeure delays being referred to in this Lease as "Permitted Expansion Force Majeure Delays"), then, if such delays exceed ten (10) days, the Expansion Commencement Date will only be extended under Section 18(f) until the date on which Landlord would have Substantially Completed the performance of such work but for such delays. As a condition to claiming a Permitted Expansion Force Majeure Delay or a Tenant Expansion Delay, the day of delay must have otherwise been a day upon which Landlord intended to work on the item affected by the delay and Landlord must advise Tenant of the circumstances giving rise to the claim within ten (10) business days after they arise, the estimated cost that Tenant can pay as that time to effect any available remedy to eliminate or reduce such delay (for example, overtime work), the cumulative total number of Permitted Expansion Force Majeure Delays and Tenant Expansion Delays through the date of each event.

          (h) Landlord must perform the Landlord's Expansion Work in accordance with the Approved Expansion Base Building Plans and the Approved Expansion Leasehold Improvements Plans and in a good and workmanlike manner, using new materials, and in accordance with all applicable laws, ordinances, rules, and regulations, including without limitation, ADA (as it exists at the time) and all applicable environmental laws as interpreted and enforced by the governmental bodies having jurisdiction thereof at the time of construction. Tenant's taking possession of any portion of the Expansion Building will be conclusive evidence that such portion of the Expansion Building was in good order and satisfactory condition, and that all of Landlord's Expansion Work in or to such portion of the Expansion Building was satisfactorily completed, when Tenant took possession, except as to any patent defects or uncompleted items identified on a punch list (the "Expansion Punch List") prepared by Tenant's Representative after an inspection of the Expansion Building by both Tenant's Representative and Landlord's Representative (unless Landlord's Representative fails to attend an inspection scheduled by Tenant's Representative, with Tenant acknowledging that Tenant's Representative must cooperate with Landlord's Representative in attempting to establish a mutually-acceptable date and time of inspection) made within thirty (30) days after Tenant takes possession, and except as to any latent defects in Landlord's Expansion Work. Landlord will not be responsible for any items of damage caused by Tenant, its agents, independent contractors or suppliers. No promises to construct, alter, remodel or improve the Expansion Building, and no representations concerning the condition of the Expansion Building, have been made by Landlord to Tenant other than as may be expressly stated in this Lease.

          (i) Landlord appoints Landlord's Representative to act for Landlord in all matters covered by this Section 18. Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Section 18. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Section 18 will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Section 18. Either party may change its representative at any time by three days' prior written notice to the other party. Landlord and Tenant acknowledge that they must work together cooperatively in order to design the Expansion Building and therefore agree to act reasonably and in good faith in such design process.

          (j) Upon Tenant's approval of the Tenant's Expansion Cost Proposal, this Lease will automatically be amended as follows (with Landlord and Tenant each agreeing to execute a written agreement confirming these amendments upon delivery of such an amendment to such party by the other party):

      (I) The Term of this Lease will be extended so that it ends on the day before the tenth (10th) anniversary of the date of Substantial Completion of the Expansion Building (the "Expansion Commencement Date"). The options to extend the Term of this Lease granted in Section 2.5 above will remain in full force and effect and may be exercised at the end of the Term of this Lease, as so extended, subject to the notice and other requirements of Section 2.5. Any exercise of the option to extend will apply to and include both the Original Building and the Expansion Building.

      (II) The Basic Rent will be as follows:

        (A)
        for the Original Building, the Original Basic Rent will be the same as provided in Section 4.1 above for the number of years which represents the balance of the Original Term as defined in Section 1.1 above. Thereafter, the Original Basic Rent will increase on the first day after the original expiration date of the Original Term to an amount equal to one hundred twelve and one-half percent (112.5%) of the Original Basic Rent in effect for the immediately preceding period and will increase every fifth (5th) anniversary of the original expiration date of the Original Term through the end of the then-existing initial term (i.e., excluding the renewal terms) to an amount equal to one hundred twelve and one-half percent (112.5%) of the Original Basic Rent in effect for the immediately preceding period. For example, if the Original Basic Rent were $128,244.62 per month, then for the period beginning on the day after the original expiration date of the Original Term and extending for the lesser of five (5) years or the date of the expiration of the then-existing initial term, the Basic Rent would be $144,275.19.

        (B)
        for the Expansion Building, the monthly rent (the "Expansion Basic Rent") will be equal to the amount determined by multiplying the Expansion Costs (up to or equal to the Approved Expansion Costs) by 11.4% and then dividing the result thus obtained by twelve (12).

        IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

Landlord: OPUS SOUTH CORPORATION, a Florida corporation	Tenant: ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation

By: Neil J. Rauenhorst, President	By: Its:
And: Its:

STATE OF                                    )§
                                                       ) §
COUNTY OF                              )§

        The foregoing instrument was acknowledged before me this    day of January, 1998 by Neil J. Rauenhorst as President of Opus South Corporation, a Texas corporation.

        Witness my hand and official seal.

                      Notary Public

        My commission expires:

STATE OF                                    )§
                                                       ) §
COUNTY OF                              )§

        The foregoing instrument was acknowledged before me this        day of January, 1998 by                            as                             and                             as                            of ADS Alliance Data Systems, Inc., a Delaware corporation.

        Witness my hand and official seal.

                      Notary Public

        My commission expires:

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

        BEING a parcel or tract of land situated in the City of Dallas, Collin County, Texas, and being part of the John Clay Survey, Abstract 223, and being part of Phase I, U.T.D. Synergy Park, an Industrial Addition to the City of Dallas, filed for record in Cabinet F, Page 483 and 484 of the Deed Records of Collin County, Texas; and being part of the tract of land conveyed to the Board of Regents, the University of Texas System as recorded in Volume 835, Page 713 of the Deed Records of Collin County, Texas, and being more particularly described as follows:

        BEGINNING at an Iron rod on the west right of way line of Waterview Parkway (120 feet wide) and the northeast corner of the Smith/Allen Matuschka—One Tract and the southeast corner of the herein described tract;

        THENCE South 90 degrees 00 minutes 00 seconds West a distance of 700.39 feet following the north line of the Smith/Allen Matuschka—One tract to an iron rod found for corner, said iron rod being in the easterly line of Texas A & M University System tract;

        THENCE North 00 degrees 12 minutes 12 seconds West a distance of 642.68 feet following the east line of the Texas A & M System tract to the intersection with the southwest corner of the Intervoice tract and an iron rod found for corner;

        THENCE North 90 degrees 00 minutes 00 seconds East a distance of 700.39 feet following the south line of the Intervoice tract to an iron rod found for corner in the westerly right of way line of Waterview Parkway, said point being the southeast corner of the Intervoice tract;

        THENCE South 00 degrees 12 minutes 12 seconds East, a distance of 642.68 feet following the westerly right of way line of Waterview Parkway to the Point of Beginning and containing 450,125 square feet or 10.3334 acres, more or less.

EXHIBIT B

BASE BUILDING SPECIFICATIONS

EXHIBIT C

BASE BUILDING/TENANT MATRIX

EXHIBIT D

MATTERS AFFECTING LANDLORD'S TITLE

1.
Restrictive covenants recorded in Volume 1959, Page 755, Land Records of Collin County, Texas.

2.
Restrictive covenants recorded in Volume 2007, Page 475, Land Records of Collin County, Texas.

3.
12.5' water main easement granted by Board of Regents of the University of Texas Systems to City of Richardson, filed 03/25/77, recorded in Volume 1042, Page 840, Deed Records of Collin County, Texas, and as shown on survey of BSM Engineers, Inc., certified to by Arthur F. Beck, R.P.L.S. #2130, dated 12/19/97, And as shown on plat recorded in Volume F, Page 483, Map Records of Collin County, Texas.

4.
Easement granted by Board of Regents of the University of Texas Systems to Dallas Power & Light Company and Southwestern Bell Telephone Company, recorded in Volume 1444, Page 555, Land Records of Collin County, Texas, and as shown on survey of BSM Engineers, Inc., certified to by Arthur P. Beck, R.P.L.S. #2130, dated 12/19/97, And as shown on plat recorded in Volume F, Page 483, Map Records of Collin County, Texas.

5.
Easement granted by Board of Regents of the University of Texas Systems to City of Dallas, filed 04/09/86, recorded in Volume 2343, page 314, Land Records of Collin County, Texas, and as shown on survey of BSM Engineers, Inc., certified to by Arthur F. Beck, R.P.L.S. #2130, dated 12/19/97.

6.
Easement granted by Board of Regents of the University of Texas Systems to Texas Utilities Electric Company, filed 10/06/97, cc#97-0084664, Land Records of Collin County, Texas, and as shown on survey of BSM Engineers, Inc., certified to by Arthur F. Beck, R.P.L.S. #2130, dated 12/19/97.

EXHIBIT E

MEMORANDUM OF LEASE

        This Memorandum of Lease is dated as of January     , 1998 and is by and between Opus South Corporation, a Florida corporation ("Landlord") and ADS Alliance Data Systems, Inc., a Delaware corporation ("Tenant").

R E C I T A L S

(7)
Landlord is the owner of that certain property described on Exhibit A attached to and made a part of this Memorandum of Lease for all purposes (the "Property").

(8)
Effective as of the same date as the date of this Memorandum of Lease, Landlord and Tenant entered into that certain Build-to-Suit Net Lease (the "Lease") covering the entire Property.

(9)
Tenant and Landlord wish to record this Memorandum of Lease in order to evidence the existence of the Lease.

I N F O R M A T I O N

(1)
Primary Term:    Tenant has leased the entire Property from Landlord for a period of approximately 11 years commencing on the date set forth in the Lease and ending on the Expiration Date, as defined in the Lease.

(2)
Renewal Options:    Tenant has two (2) five (5)-year renewal options, as more fully set forth in the Lease.

(3)
Initial Construction:    Landlord has covenanted and agreed to construct a building on the Property for Tenant within the time periods and in accordance with the terms of the Lease.

(4)
Expansion Option:    During the initial 11-year term, Tenant has the right to require that Landlord construct an additional building for Tenant, as more fully set forth in the Lease.

(5)
Quiet Possession:    Landlord has covenanted and agreed that Tenant will have quiet and peaceful possession of the Property during the entire term of the Lease, and such possession will not be disturbed by Landlord or anyone claiming by, through or under Landlord.

(6)
Interpretation.    Landlord and Tenant have entered into this Memorandum of Lease in order that third parties may have notice of the existence of the Lease and some of its specific provisions. This Memorandum of Lease is not a complete summary of the Lease, all of the terms, covenants, and conditions of which are made apart of this Memorandum of Lease as though fully set forth in this Memorandum of Lease. This Memorandum of Lease is not intended to amend, modify, or otherwise change the terms and conditions of the Lease. In the event of a conflict between this Memorandum of Lease and the Lease, the Lease controls.

Landlord: OPUS SOUTH CORPORATION, a Florida corporation	Tenant: ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation
By: Neil J. Rauenhorst, President	By: Its:
STATE OF ) ) § COUNTY OF )

        The foregoing instrument was acknowledged before me this    day of                            , 1998 by Neil J. Rauenhorst as President of Opus South Corporation, a Texas corporation.

        Witness my hand and official seal.

                      Notary Public

        My commission expires:

STATE OF                                    )§
                                                         ) §
COUNTY OF                              )§

        The foregoing instrument was acknowledged before me this        day of                            , 1998 by                            as                             and                             as                            of ADS Alliance Data Systems, Inc., a Delaware corporation.

        Witness my hand and official seal.

                      Notary Public

        My commission expires:

EXHIBIT F

NDA

EXHIBIT G

LEASE GUARANTY

        THIS LEASE GUARANTY (this "Guaranty") is given by ALLIANCE DATA SYSTEMS CORPORATION, a Delaware corporation ("Guarantor"), to OPUS SOUTH CORPORATION, a Florida corporation ("Landlord"), with respect to that certain Build-to-Suit Net Lease dated January     , 1998 (the "Lease") by and between Landlord and ADS Alliance Data Systems, Inc., a Delaware corporation ("Tenant"), under which Tenant has leased from Landlord the land in Richardson, Texas that is legally described on Exhibit A attached hereto and all improvements thereon.

        In order to induce Landlord to execute the Lease and for other good and valuable consideration, the receipt and sufficiency of which Guarantor acknowledges, Guarantor promises and agrees as follows:

        1. Guarantor absolutely, unconditionally and irrevocably guarantees the payment and performance of, and agrees to pay and perform as a primary obligor, all of Tenant's covenants, obligations, liabilities and duties (including, without limitation, payment of rent and all other amounts required to be paid by Tenant) under the Lease (the "Guaranteed Obligations"), as if Guarantor had executed the Lease as Tenant.

        2. Guarantor's obligations under this Guaranty are primary and independent of Tenant's obligations. Guarantor agrees that Landlord will not be required first to enforce against Tenant or any other person any Guaranteed Obligations before seeking enforcement against Guarantor. Landlord may bring and maintain an action against Guarantor to enforce any Guaranteed Obligations without joining Tenant or any other person (including, without limitation, any other guarantor) in such action. Landlord may, however, join Guarantor in any action commenced by Landlord against Tenant to enforce any Guaranteed Obligations and Guarantor waives any demand by Landlord or any prior action by Landlord against Tenant.

        3. Guarantor's obligations under this Guaranty will remain in full force and effect and will not be affected in any way by: (a) any forbearance, indulgence, compromise, settlement or variation of terms which may be extended to Tenant by Landlord; (b) any alteration of the Lease by the parties, whether prior or subsequent to Lease execution; (c) any renewal, extension, modification or amendment of the Lease; (d) any subletting of the premises demised under the Lease or any assignment of Tenant's interest in the Lease; (e) any termination of the Lease to the extent that Tenant remains liable under the Lease after such termination; or (f) the release by Landlord of any party (other than Guarantor) obligated for the Guaranteed Obligations or Landlord's acquisition, release, return or misapplication of any other collateral (including, without limitation, any other guaranties) given now or later as additional security for the Guaranteed Obligations. Guarantor waives notice of any of the above and agrees that Guarantor will remain liable for the Guaranteed Obligations as they may be so altered, renewed, extended, modified, amended or assigned. Guarantor also waives notice of acceptance of this Guaranty and all other notices in connection with this Guaranty or the Guaranteed Obligations, including notices of default by Tenant under the Lease, and waives diligence, presentment and suit by Landlord in the enforcement of any Guaranteed Obligations.

        4. Guarantor's obligations under this Guaranty will remain in full force and effect and will not be affected in any way by: (a) the release or discharge of Tenant in any insolvency, receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of

Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceeding; or (d) Tenant's dissolution or other termination or any disability or other defense of Tenant.

        5. Guarantor agrees to pay the reasonable attorneys' fees and expenses incurred by Landlord in successfully enforcing Guarantor's obligations under this Guaranty in any action or proceeding to which Landlord is a party. In any action brought under this Guaranty, Guarantor submits to the jurisdiction to the courts of the State of Texas, and to venue in the District Court of Dallas County, Texas.

        6. This Guaranty will be binding on Guarantor and its successors and assigns and will inure to the benefit of Landlord and its successors and assigns.

        7. Notwithstanding anything to the contrary set forth elsewhere in this Guaranty, in the event the Release Conditions, as defined in the Lease, are met, then Guarantor will automatically be released from its obligations under this Guaranty effective as of the date of such assignment or subletting, and (b) Guarantor will at all times be entitled to assert as a defense to any obligation under this Guaranty that Tenant has a defense to the guaranteed obligation under the terms of the Lease.

        Executed this      day of January, 1998.

GUARANTOR:
ATTEST:	ALLIANCE DATA SYSTEMS CORPORATION, a Delaware corporation
By:	By:

EXHIBIT H

2-STORY PLAN

EXHIBIT I

3-STORY PLAN

EXHIBIT J

EXPANSION COST SUMMARY

SCHEDULE OF COST FOR THE EXPANSION BUILDING
OPTION B NO LAND

Land:
Soil Test	—
Environmental	—
Title Fee	—
Sub-Total for Land	—
Building:
Base Building	—
Site Development	—
Tenant Improvements	—
Design Fee	—
Sub-Total for Building		—
Development:
Broker Fee (Market)	—
Legal	—
Development (5% of total project cost)		—
Contingency	—
Construction Interest	—
Bank Fees	—
Sub-Total for Development		—
Total Project Cost:	—
Rent Calculation:
Expansion Costs × 11.4%-Rent		—
Total Rent	—

EXHIBIT K

CORE BUILDING SYSTEMS

—
Foundation System

—
Structural Framing System

—
Core Plumbing Systems

—
Exterior Envelope Back-up System (Framing, Sheathing, and Insulation)

—
Roofing System

—
Core Building Fire Sprinkler System

—
Core Plumbing HVAC System (Central plant, main supply loop ductwork; perimeter zone boxes, and interior VAV boxes and controls)

—
Electrical System (Wiring of all base building HVAC equipment, elevators, exterior lighting, main switchgear, distribution to electrical panel boards on each floor, and lighting of interior common areas with exit and emergency lighting as required by code)

—
Minimum Code Requirements (Stairs, Restroom Count, and Elevators)

Exhibit A	—	Legal Description of the Land
Exhibit B	—	Base Building Specifications (including Building Elevation, Site Plan, Floor Plan and Building Specifications)
Exhibit C	—	Base Building/Tenant Matrix
Exhibit D	—	Matters Affecting Landlord's Title
Exhibit E	—	Memorandum of Lease
Exhibit F	—	NDA
Exhibit G	—	Lease Guaranty
Exhibit H	—	2-Story Plan
Exhibit I	—	3-Story Plan
Exhibit J	—	Expansion Cost Summary
Exhibit K	—	Core Building Systems

FINAL AGREEMENT CONCERNING RENT COMMENCEMENT AND
CONSTRUCTION COSTS AND LIQUIDATED DAMAGES

        This Final Agreement Concerning Rent Commencement and Construction Costs and Liquidated Damages (this "Agreement") is executed by and between Oaklawn Alliance, L.L.C., a Delaware limited liability company ("Landlord") and ADS Alliance Data Systems, Inc., a Delaware corporation ("Tenant") and is effective as of the last day accompanying the signature of Original Landlord, Landlord, and Tenant below. Original Landlord, Guarantor, and Mortgagee (all as defined below) are executing this Agreement for the purposes indicated in this Agreement.

RECITALS

A.
Effective as of January 29, 1998, Opus South Corporation, a Florida corporation ("Original Landlord") and Tenant entered into that certain Build-To-Suit Net Lease (the "Lease") covering certain property located in the City of Dallas, Collin County, Texas (the "Land").

B.
The Lease was guaranteed by Alliance Data Systems Corporation, a Delaware corporation ("Guarantor") pursuant to the terms of that certain Lease Guaranty dated the same date as the Lease (the "Guaranty").

C.
A Memorandum of Lease was executed the same day as the Lease and recorded on January 30, 1998 in Volume 4091, Page 1447 of the real property records of Collin County, Texas.

D.
Original Landlord, Tenant, and NationsBank, N.A., a national banking association ("Mortgagee") entered into that certain Subordination, Non-disturbance and Attornment Agreement dated April 3, 1998 and recorded on April 7, 1998 under Volume 4138, Page 1032 of the real property records of Collin County, Texas.

E.
Under the terms of the Lease, Original Landlord, as the Landlord under the Lease, was required to construct for Tenant the Original Base Building (as defined in the Lease) on the Land. Under the terms of the Lease, Tenant had to pay for certain cost overruns and Original Landlord, as the Landlord under the Lease, had to pay certain liquidated damages in the event that construction of the Original Base Building was not completed on or before certain dates. The Land together with the Original Base Building is referred to in this Agreement as the "Demised Premises."

F.
On December 3, 1998, Original Landlord transferred the Demised Premises to Landlord.

G.
Original Landlord, Landlord, and Tenant have been working together to establish the Original Commencement Date under the Lease, the amount of any cost overruns for which Tenant is obligated to pay Landlord, and the amount of any liquidated damages due to Tenant for late delivery. The purpose of this Agreement is to memorialize their understanding.

AGREEMENTS

        NOW, THEREFORE, for and in consideration of the matters set forth in the Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Original Landlord, Landlord, and Tenant hereby agree as follows:

1.
ORIGINAL COMMENCEMENT DATE: The Original Commencement Date of the Lease is November 4, 1998. As provided in Section 1.1 of the Lease, the Term expires at midnight on November 30, 2009, unless sooner terminated or unless renewed or extended as set forth in the Lease.

2.
OVERRUN AMOUNT AND LIQUIDATED AMOUNT: The amount of cost overruns for which Tenant is responsible is $263,575.00 (the "Overrun Amount") and the amount of liquidated damages to which Tenant is entitled is $125,500.00 (the "Liquidated Amount").

3.
PARTIES TO WHOM PAYMENT OF THE OVERRUN AMOUNT AND THE LIQUIDATED AMOUNT ARE DUE: Original Landlord performed the construction work and so Original Landlord believes that Original Landlord is entitled to receive the Overrun Amount. Landlord hereby agrees that Original Landlord is entitled to receive the Overrun Amount. Since Original

  Landlord is receiving the Overrun Amount, Landlord believes that Original Landlord should pay Tenant the Liquidated Amount. Tenant is willing to accept the Liquidated Amount from Original Landlord, but such agreement to allow Original Landlord to do so does not in any way release Landlord from the obligation to do so unless and until Tenant actually receives the full amount of the Liquidated Amount. If for any reason Original Landlord does not pay the full amount of the Liquidated Amount within the time period specified in Paragraph 4 below, then the obligation to pay the Liquidated Amount will constitute a joint and several obligation of Original Landlord and Landlord and Tenant will be entitled to demand payment from both of them and to offset the amount due to Tenant from all Rent and other amounts accruing under the Lease.

4.
TIMING OF PAYMENT OF THE OVERRUN AMOUNT AND THE LIQUIDATED AMOUNT: Original Landlord and Tenant hereby covenant and agree that on or before Friday, May 28, 1999, they will each present the other with a check drawn on immediately-available funds in the amount due to the other, so that Tenant will present Original Landlord with a check for $263,575.00 and Original Landlord will present Tenant with a check in the amount of $125,500.00.

5.
LANDLORD'S REPRESENTATIONS, WARRANTIES, AND RELEASES: Landlord hereby (a) confirms, represents, and warrants to Tenant that Tenant is to pay the Overrun Amount to Original Landlord and not Landlord, and (b) releases Tenant from any and all claims that Landlord might have against Tenant under the Lease for payment of the Cost Overrun, payment for any other cost overruns, and payment of Basic Rent, other payments which are due on a regular monthly basis charges, Taxes, and insurance premiums (with the exception of insurance premiums which were billed in March, 1999, about which Landlord and Tenant are currently in disagreement), if, and only if, such claims arose on or before the date of this agreement but whether or not such claims are now known or anticipated (collectively, "Claims" and individually, a "Claim"). Landlord acknowledges that there is no additional promise or agreement in consideration of this release. Landlord expressly acknowledges and agrees that such release is a contractual undertaking and that the agreements concerning payment settles any and all Claims by Landlord against Tenant in connection with the Lease. This release is binding upon Landlord and the heirs, executors, administrators, personal representatives, successors, and assigns of Landlord and inures to the benefit of Tenant.

6.
ORIGINAL LANDLORD'S REPRESENTATIONS, WARRANTIES, AND RELEASES: Original Landlord is executing this Agreement in order to (a) confirm, represent, and warrant to Tenant that Tenant is to pay the Overrun Amount to Original Landlord and not Landlord, (b) confirm, represent, and warrant that Original Landlord will pay the Liquidated Amount to Tenant as and when due under the terms of Paragraph 4 above, and (c) release Tenant from any and all claims, other than the claim for the cost overrun, that Original Landlord might have against Tenant under the Lease for payment of Basic Rent and other charges, including without limitation, Taxes and insurance premiums, whether such claims now exist or hereafter arise and whether or not such claims are now known or anticipated (collectively, "Claims" and individually, a "Claim"). Original Landlord acknowledges that there is no additional promise or agreement in consideration of this release. Original Landlord expressly acknowledges and agrees that such release is a contractual undertaking and that the agreements concerning payment settles any and all Claims by Original Landlord against Tenant in connection with the Lease. This release is binding upon Original Landlord and the heirs, executors, administrators, personal representatives, successors, and assigns of Original Landlord and inures to the benefit of Tenant.

7.
TENANT'S RELEASES: Tenant hereby releases Original Landlord and Landlord from any and all claims that Tenant might have against Original Landlord and Landlord for payment of any liquidated damages under Section 3.6 of the Lease other than the Liquidated Amount.

8.
ESTABLISHMENT OF THE NUMBER OF RENTABLE SQUARE FEET IN THE ORIGINAL BUILDING: Landlord and Tenant hereby confirm that the Original Building contains 114,419 Rentable Square Feet.

9.
RATIFICATION AND CONFIRMATION OF THE LEASE: Landlord and Tenant hereby ratify and confirm that they are bound by all of the terms of the Lease, including, without limitation, the terms of Section 18 of the Lease. Landlord further acknowledges that any claims which Tenant might have under the Lease concerning the Original Base Building and Original Leasehold Improvements constitute claims against Landlord even though Landlord was not the Landlord at the time the Original Base Building and the Original Leasehold Improvements were constructed and even though Tenant is obligated to pay the Cost Overrun to Original Landlord.

10.
GUARANTOR'S EXECUTION: Guarantor is executing this Agreement for the purpose of confirming that the execution and delivery of this Agreement does not in any way terminate or limit Guarantor's obligations under the Guaranty.

11.
MORTGAGEE'S EXECUTION: Mortgagee is executing this Agreement for the purpose of evidencing its consent to and agreement that if Mortgagee becomes the Landlord under the Lease, Mortgagee will be bound by the terms and provisions of this Agreement; provided, however, that under no circumstances is Mortgagee obligated to pay the Liquidated Amount to Tenant.

12.
COUNTERPARTS: This Agreement may be executed in multiple counterparts, all of which, when taken together, will constitute one (1) original.

LANDLORD:	OAKLAWN ALLIANCE, L.L.C., a Delaware limited liability company
	By:	/s/ NEIL RAUENHORST Name: Neil Rauenhorst Title: President & CEO
Date of Signature: 5/28/99
TENANT:	ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation
	By:	/s/ JAMES E. ANDERSON Name: James E. Anderson Title: Exec. V.P. & CEO
Date of Signature: 6-14-99

ORIGINAL LANDLORD:	OPUS SOUTH CORPORATION, a Florida corporation
	By:	/s/ NEIL RAUENHORST Name: Neil Rauenhorst Title: President & CEO
Date of Signature: 5/28/99
GUARANTOR:	ALLIANCE DATA SYSTEMS, CORPORATION, a Delaware corporation
	By:	/s/ JAMES E. ANDERSON Name: James E. Anderson Title: Exec. V.P. & CEO
Date of Signature: 6-14-99
MORTGAGEE:	NATIONSBANK, N.A., a national banking association
	By:	/s/ CHARLIE S. FLINT Name: Charlie S. Flint Title: Senior Vice President
Date of Signature: 5/28/99

FIRST AMENDMENT TO BUILD-TO-SUIT NET LEASE

        This First Amendment to Build-to-Suit Net Lease (this "First Amendment") is executed by and between Oaklawn Alliance, L.L.C., a Delaware limited liability company ("Landlord") and ADS Alliance Data Systems, Inc., a Delaware corporation ("Tenant") and is effective as of the last day accompanying the signature of Landlord and Tenant below. Guarantor and Mortgagee (both as defined below) are executing this First Amendment for the purposes indicated in this First Amendment.

RECITALS

A.
Effective as of January 29, 1998, Opus South Corporation, a Florida corporation ("Original Landlord") and Tenant entered into that certain Build-To-Suit Net Lease (the "Lease") covering certain property located in the City of Dallas, Collin County, Texas (the "Land"). The Land together with the Original Base Building (as defined in the Lease) is referred to in this First Amendment as the "Premises."

B.
The Lease was guaranteed by Alliance Data Systems Corporation, a Delaware corporation ("Guarantor") pursuant to the terms of that certain Lease Guaranty dated the same date as the Lease (the "Guaranty").

C.
A Memorandum of Lease was executed the same day as the Lease and recorded on January 30, 1998 in Volume 4091, Page 1447 of the real property records of Collin County, Texas.

D.
Original Landlord, Tenant, and NationsBank, N.A., a national banking association ("Mortgagee") entered into that certain Subordination, Non-disturbance and Attornment Agreement dated April 3, 1998 and recorded on April 7, 1998 at Volume 4138, Page 1032 of the real property records of Collin County, Texas (the "SNDA").

E.
On December 3, 1998, Original Landlord transferred the Premises to Landlord.

F.
Landlord and Tenant wish to amend the Lease in matters concerning assignment and subletting and construction of a second building. The purpose of this First Amendment is to set forth the agreement of Landlord and Tenant in such regard.

AGREEMENTS

        NOW, THEREFORE, for and in consideration of the matters set forth in the Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Defined Terms:

a.
Landlord and Tenant hereby amend Section 1.1 of the Lease to add the following definition:

      "Amortized Amount" means the lesser of (a) the excess of the actual cost of the Expansion Leasehold Improvements over the Expansion Leasehold Improvements Allowance (as that term is defined below), or (b) an amount determined by multiplying $5.00 by the number of Rentable Square Feet in the Expansion Building (subject to the terms of Section 18(f) below).

  b.
  Landlord and Tenant hereby amend Section 1.1 of the Lease to add the following definition:

      "Amortization Increase Amount" is an amount determined by amortizing, at a rate of nine percent (9%) per annum, the Amortized Amount over the number of months in the Lease Term beginning with the month next succeeding the month in which Tenant must deliver to Landlord Tenant's Election Notice (as that term is defined below) and ending on the last day of the Lease Term.

2

  c.
  Landlord and Tenant hereby amend the definition of "Approved Expansion Base Building Plans" in Section 1.1 of the Lease by deleting it in its entirety and replacing it with the following:

      "Approved Expansion Base Building and Garage Plans" has the meaning set forth in Section 18(b).

  d.
  Landlord and Tenant hereby amend Section 1.1 of the Lease to add the following definition:

      "Expansion Allowance" is the sum of the Expansion Leasehold Improvements Allowance and the Parking Garage Allowance.

  e.
  Landlord and Tenant hereby amend the definition of "Expansion Base Building Plans" in Section 1.1 of the Lease by deleting it in its entirety and replacing it with the following:

      "Expansion Base Building and Garage Plans" has the meaning set forth in Section 18(b).

  f.
  Landlord and Tenant hereby amend the definition of "Expansion Costs" in Section 1.1 of the Lease by deleting it in its entirety and replacing it with the following:

      "Expansion Costs" means the total cost of preparing the Expansion Leasehold Improvement Plans and the Garage Plans, obtaining all permits for, and constructing and installing, the Expansion Leasehold Improvements (in the Expansion Base Building) and the Parking Garage, and providing any services during construction of the Expansion Leasehold Improvements and the Parking Garage (such as electricity and other utilities and refuse removal), but specifically excluding any acquisition or carrying costs for any portion of the Land, it being understood that those costs are included in the Original Basic Rent for the Original Premises. Landlord and Tenant further agree that Expansion Costs will cover (a) the cost of general conditions and insurance, not to exceed three percent (3%) of the cost of the construction work, excluding soft costs, (b) overhead, not to exceed three percent (3%) of the cost of the construction work, excluding soft costs and the general conditions and insurance and (c) a general contractor's fee payable to Landlord in an amount equal to five percent (5%) of the construction work, excluding soft costs and overhead.

  g.
  Landlord and Tenant hereby amend Section 1.1 of the Lease to add the following definition:

      "Expansion Deadline Extension" has the meaning set forth in Section 18(b).

  h.
  Landlord and Tenant hereby amend Section 1.1 of the Lease to add the following definition:

      "Expansion Leasehold Improvements Allowance" is an amount determined by multiplying the Rentable Square Feet in the Expansion Building (subject to the terms of Section 18(f) below) by $20.00.

  i.
  Landlord and Tenant hereby amend Section 1.1 of the Lease to add the following definition:

      "Expansion Plan Approval Delay" has the meaning set forth in Section 18(b).

  j.
  Landlord and Tenant hereby amend the definition of "Landlord's Notice Address" in Section 1.1 of the Lease by deleting it in its entirety and replacing it with the following:

      "Landlord's Notice Address" means:

                Oaklawn Alliance, L.L.C.
                Attn: Lamar E. Lawson
                12225 Greenville Avenue, Suite 900
                Dallas, Texas 75240

                With Copy To:
                Opus South Corporation

3

                Attn: Neil J. Rauenhorst
                4200 West Cypress Street, Suite 444
                Tampa, Florida 33607

                With Copy To:
                Opus Corporation
                Attn: Legal Department
                10350 Bren Road West
                Minnetonka, Minnesota 55343

                With Copy To:
                Andrews & Barth, P.C.
                8235 Douglas Avenue, Suite 1120
                Dallas, Texas 75225
                Attn: Stanley K. Barth

  1.
  Landlord and Tenant hereby amend the definition of "Landlord's Rent Address" in Section 1.1 of the Lease by deleting it in its entirety and replacing it with the following:

      "Landlord's Rent Address" means:

                Oaklawn Alliance, L.L.C.
                c/o Opus South Management Corporation
                4200 West Cypress Street
                Suite 445
                Tampa, Florida 33607

  m.
  Landlord and Tenant hereby amend Section 1.1 of the Lease to add the following definition:

      "Parking Garage" has the meaning set forth in Section 18(a).

  n.
  Landlord and Tenant hereby amend Section 1.1 of the Lease to add the following definition:

      "Parking Garage Allowance" means $1,477,963.00.

  o.
  Landlord and Tenant hereby amend the definition of "Release Conditions" in Section 1.1 of the Lease by deleting it in its entirety and replacing it with the following:

      "Release Conditions" means all of the following conditions have been met:

    (a)
    the assignee of this Lease or sublessee of either all of the Original Building or all of the Expansion Building, as the case may be, meets one of the following standards:

    (i)
    has a net worth (excluding goodwill) of at least $75 million.

    (ii)
    all of the following are true: (A) such assignee or sublessee has experienced during each of the three (3) periods of twelve (12) months each which immediately precede the effective date of such assignment or subletting (with each such twelve (12)-month period being referred to as a "Comparison Year" EBTDA (as defined below) equal or greater than an amount equal to five (5) times the annual obligation in Basic Rent of the portion of the Premises covered by such assignment or subletting (the "Annual EBTDA Requirement"), (B) such assignee or sublessee meets the Annualization Standard (also as defined below) for the three (3) month period immediately preceding the effective date of such assignment or subletting (which period of time is referred to as the "Base Period" and the equivalent periods of time during each of the three (3) immediately-preceding Comparison Years is referred to as the "Comparison Periods"), and (C) such assignee or sublessee certifies to Landlord in writing that it has not taken or allowed and does not, as of the effective date of such assignment or subletting, intend to take or allow any action which would constitute

4

        an Event of Default under subsection 15.2(c) or subsection 15.2(d) of this Lease. The term "EBTDA" means Earnings before Taxes, Depreciation, and Amortization. The term "Annualization Standard" means that (i) each of the three (3) Comparison Periods is analyzed to see what proportion of the EBTDA for the Comparison Year is applicable to such Comparison Period, (ii) the proportional amounts for each of the Comparison Periods are averaged (the "Base Comparison Average"), and (iii) the EBTDA for the-Base Period is greater than or equal to the Annual EBTDA Requirement for the twelve (12)-month period ending on the last day of the Base Period multiplied by the Base Comparison Average. So, for example, if the annual obligation in Basic Rent of the portion of the Premises covered by such assignment or subletting were $1.5 million, then the proposed assignee or sublessee would need to have had an EBTDA in each of the immediately preceding three (3) twelve (12) month periods equal to $7.5 million. In addition, if the Base Period were January, February, and March of a particular year, then the Comparison Periods would be the same months during each of the three (3) immediately-preceding twelve (12) month periods. If the EBTDA for the first, second, and third Comparison Periods were thirty percent (30%), twenty-eight percent (28%), and thirty two percent (32%), respectively, of their respective annual EBTDA, then the average of the three would be thirty percent (30%) and the EBTDA for the Base Period would, under such example, need to be at least $2.25 million.

      (iii)
      satisfies some other commercially reasonable alternative measurement proposed by Tenant and approved by Landlord, which approval cannot be unreasonably withheld, conditioned, or delayed.

    (b)
    if such assignee or sublessee is a subsidiary of any entity, Tenant has obtained and delivered to Landlord a guaranty by such parent entity of the assignee's or sublessee's obligations under this Lease, which guaranty agreement must be substantially similar to the form attached to this Lease as Exhibit G or another form reasonably acceptable to Landlord, and

    (c)
    in the event Tenant subleases either all of the Original Building or all of the Expansion Building, or both (it being understood and agreed that this condition does not apply in the case of an assignment), Tenant has obtained and delivered to Landlord a written agreement for the express benefit of Landlord from such sublessee assuming the obligations of Tenant under this Lease relating to or arising out of the use and occupancy of the Original Building or the Expansion Building, or both, as the case may be, from and after the effective date of such sublease; however, in the event such sublessee expressly assumes less than all such obligations, the release will apply to the obligations which are assumed by such sublessee in writing for the express benefit of Landlord, but not to the ones that are not so assumed.

  p.
  Landlord and Tenant hereby amend the definition of "Substantially Completed", "Substantial Completion" and "Substantially Complete" in Section 1.1 of the Lease by deleting it in its entirety and replacing it with the following:

      "Substantially Completed" or "Substantial Completion" or "Substantially Complete" means that (i) the applicable portion of the Premises is broom clean, free of construction tools and materials, and Landlord's Original Work has been completed according to the Approved Original Base Building Plans and the Approved Original Leasehold Improvements Plans or Landlord's Expansion Work has been completed according to the Approved Expansion Base Building and Garage Plans and the Approved Expansion Leasehold Improvements Plans, as the case may be, with only minor punch list items that

5

      will not interfere to more than a minor extent with Tenant's use and enjoyment of the Original Building, the Expansion Building, or the Parking Garage (herein referred to as "Punch List Items") remaining to be completed or corrected pursuant to the terms of this Lease; (ii) a certificate of occupancy for the entire Original Building, Expansion Building, and Parking Garage (which certificate of occupancy may only be conditioned upon final installation of landscaping or completion of any Punch List Item so long as such condition to the issuance of the certificate of occupancy does not adversely affect Tenant's occupancy and operation of its business activities within the Original Building, Expansion Building, and Parking Garage) has been issued or, alternatively, if certificates of occupancy are obtained for less than the entirety of the applicable portion of the Original Building, Expansion Building, and Parking Garage, then certificates of occupancy have been issued for all portions of the Original Building, Expansion Building, and Parking Garage; provided, however, that if the only condition to the issuance of any certificate of occupancy is the performance of work that Tenant is required to perform under this Lease, then such certificate of occupancy will be deemed issued for all purposes under this Lease, and (iii) that all utilities called for in the Approved Original Base Building Plans or Approved Expansion Base Building and Garage Plans, as the case may be, or the Approved Original Leasehold Improvements Plans or the Approved Expansion Leasehold Improvements Plans, as the case may be, are installed and operable with all hook-up, tap or similar fees paid. For the purpose of resolving any disagreement between Landlord and Tenant as to whether or not any item relating to the Expansion Building and the Parking Garage constitutes a Punch List Item as set forth in item (i) above, on or before May 15, 2000, Landlord and Tenant will each appoint a licensed architect who has had at least five (5) years' full-time commercial architectural experience in the Dallas, Texas market and provide written notice to the other party identifying the name, address and telephone number of the architect so appointed. If no objection is made as to the qualifications of the architect so identified within five (5) business days following such notice (it being agreed that any objection shall be limited to whether or not the architect has had at least five (5) years' full-time commercial architectural experience), then any objection to such architect based on qualifications shall be waived, and it shall be conclusively deemed that such architect meets the qualifications set forth herein. Each architect so appointed will be instructed to (i) contact the other architect and, together with the other architect, select, by no later than June 1, 2000, a third architect meeting the qualifications set forth above which architect must not have acted for either Landlord or Tenant (or any parent, affiliate, or subsidiary of Landlord or Tenant) in any capacity, and (ii) once selected, provide written notice to Landlord and Tenant of the name, address and telephone number of the third architect. Either Landlord or Tenant may raise an objection as to the qualification of the third architect (it being agreed that any objection shall be limited to whether or not the architect has had at least five (5) years full-time commercial architectural experience and whether or not the architect has acted for either Landlord or Tenant or any parent, affiliate, or subsidiary of Landlord or Tenant), but such objection shall be waived unless expressed in writing to the other party within five (5) business days after the third architect is identified in writing to the Landlord or Tenant, as the case may be. In the event either Landlord or Tenant fails to appoint a qualified architect by May 15, 2000, and such failure continues for a period of three (3) business days following written notice from the other party stating such failure, the determination of Punch List Items (should there be a disagreement between Landlord and Tenant) shall be made by the architect timely appointed by the other party. If both architects are timely appointed, then their mutually agreed determination as to Punch List Items shall be binding. If the two (2) architects do not agree within three (3) business days following the date both are notified in writing that Landlord and Tenant were unable

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      to agree as to the Punch List Items, the determination as to any Punch List Items for which there has not been agreement shall be made by the third architect within two (2) business days following the date Landlord, Tenant, or either of the first two (2) architects notifies the third architect in writing of the items to which the first two (2) architects could not reach agreement as whether or not same constitute a Punch List Item, and such determination by the third architect shall be binding on both parties. Each architect shall be instructed to determine which items constitute Punch List Items according to generally accepted standards and criteria in the Dallas, Texas market. Each party will pay the fees and expenses of the architect appointed by such party, and they will pay equal shares of the fees and expenses of the third architect. For the purpose of item (i) above, the date of completion will not be delayed or affected by the process of determining what constitutes a Punch List Item (although the date of completion will be delayed by Landlord's failure to perform an item that is determined during the process of determining Punch List Items to not be a Punch List Item because it is more than a minor item that will not interfere to more than a minor extent with Tenant's use and enjoyment of the Original Building, the Expansion Building, or the Parking Garage).

2.
List of Exhibits: Landlord and Tenant hereby amend Section 1.2 of the Lease to delete Exhibit "I" and Exhibit "J" from the list of exhibits.

3.
Assignment and Subletting: Landlord and Tenant hereby amend Section 11.3 of the Lease by deleting it in its entirety and replacing it with the following:

                General Provisions. Subject to the other terms and conditions of this Section 11.3, no subletting or assignment by Tenant hereunder, regardless of whether the same requires Landlord's consent, will release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant will continue fully liable hereunder. Notwithstanding the foregoing, (i) in the event Tenant assigns this Lease in its entirety or subleases the entire Premises and the Release Conditions, as defined above, are met, then Tenant and Guarantor will be automatically released from all obligations arising under this Lease from and after the date of such assignment or sublease (in the case of a sublease, such release shall be limited to the obligations of Tenant under this Lease which such sublessee assumes in writing for the benefit of Landlord), and (ii) in the event Tenant subleases either all of the Original Building or all of the Expansion Building and the Release Conditions, as defined above, are met as to such Building, then (a) this Lease will automatically be amended so as to be two (2) leases, one for each Building, with all of the terms and provisions of this Lease being divided accordingly as provided in Section 19 of this Lease and the sublease will be deemed to be as to the entire lease for the Building which is subleased, and (b) Tenant and Guarantor will be automatically released from all obligations arising under the lease for the Building which is subleased from and after the date of such sublease (in the case of a sublease, such release shall be limited to the obligations of Tenant under this Lease which such sublessee assumes in writing for the benefit of Landlord). In any circumstances in which Tenant and Guarantor are released from liability or in which this Lease is divided into two (2) leases, Landlord, Tenant and Guarantor agree to execute an agreement confirming such release or division (or both) within ten (10) days after requested in writing to do so, although execution of such document will not be necessary for such release or division, or both, to be effective. The sublessee or assignee will agree to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned from and after the date of such assignment or subletting, and Tenant will deliver to Landlord promptly after execution an executed copy of each such sublease or assignment and such an agreement of compliance by each such sublessee or assignee. Consent by Landlord to any assignment of this Lease or to any subletting of the Premises will not be a

7

    waiver of Landlord's rights under this Section 11 as to any subsequent assignment or subletting. Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Section 11 will be of no effect and void. Landlord's right to assign its interest in this Lease is unqualified. Landlord may charge Tenant up to $1,000.00 for attorneys' fees and administrative expenses incident to a review of any documentation related to any proposed assignment or subletting by Tenant.

4.
Construction of Expansion Building and Parking Garage: Landlord and Tenant hereby amend Section 18 of the Lease by deleting it in its entirety and replacing it with the Section 18 attached to this First Amendment as Exhibit "A."

5.
Further Lease Amendment. Landlord and Tenant hereby amend the Lease to add the following as a new Section 19 thereto:

19.
Further Amendment. In the event (i) pursuant to Section 11.3 of this Lease, this Lease is divided into two (2) leases, (ii) this Lease is terminated by Tenant, as to the Expansion Building only, pursuant to Section 18(f) of this Lease, or (iii) this Lease is terminated, as to the Expansion Building only, pursuant to Section 18(j)(I) of this Lease, then this Lease will be automatically amended as follows:

              (a)  So as to be two (2) leases, one (1) being for the Original Building and that portion of the Land identified as "Tract 1" on Exhibit "H'' attached hereto; and the other being for the Expansion Building and that portion of the Land identified as "Tract 2" on Exhibit "H" attached hereto.

              (b)  The tenants and occupants respecting the Original Building and the Expansion Building, together with their employees, agents, customers, guests and invitees will have the non-exclusive right, in common with each other, to use the Parking Garage and to use all common areas (hereinafter referred to as the "Common Areas") such as landscaped areas, driveways, walkways, entrance ramps and similar areas intended for common use but existing outside the Original Building and the Expansion Building (Landlord will, upon written request of the tenant(s) occupying a majority of the space within either of the two (2) buildings, designate a half of the surface parking spaces and half of the spaces in the Parking Garage in closest proximity to each building for exclusive use by the occupants of such building, using the division of the Land set forth on Exhibit "H" as a guide). Upon written request of the tenant(s) occupying a majority of the space within either of the two (2) buildings, Landlord will be responsible for enforcing the exclusive nature of such parking as follows: (i) Landlord will arrange (through the use of stickers or other similar device) for the cars entitled to park in each parking area to be separately and easily identified by area in which they are entitled to park, (ii) Landlord will ticket each car which is improperly parked and each tenant of the buildings agrees that it will be obligated to pay the parking charges imposed against its employees or occupants of its space, and (iii) if any tenant(s) occupying a majority of the space within either of the two (2) buildings advises Landlord that the ticketing arrangement has not substantially solved the problem of improper parking, then Landlord will tow cars which are improperly parked. Landlord will have no enforcement obligations respecting the parking of cars except as set forth in the immediately-preceding run-on sentence.

              (c)  The Landlord will be responsible for the maintenance, replacement and repair of the Parking Garage (including the structural elements thereof) and all Common Areas, including, without limitation, all parking areas and landscaping.

  (d)
  All costs and expenses borne by Landlord which would have been borne by Tenant had this Lease not been divided in two will be allocated one-half (1/2) to the Original Building and

8

    one-half (1/2) to the Expansion Building. Such costs and expenses include, but are not limited to, (i) Taxes (with Landlord paying the Taxes directly to the taxing authority and the tenants paying Landlord their prorata share within thirty (30) days following receipt of Landlord's invoice with supporting documents), (ii) the costs and expenses related to maintenance, replacement, and repair of the Parking Garage (excluding the structural, elements of the Parking Garage, which shall be Landlord's obligation and not subject to reimbursement), (iii) the costs and expenses related to the Common Areas, including, without limitation, all parking areas and landscaping, and (iv) the costs and expenses of monitoring the enforcing the exclusive parking arrangement as described in Section 19(b) above. The tenants of the Original Building and the Expansion Building must pay their share of such amounts within thirty (30) days following receipt of Landlord's invoice with supporting documentation, or, alternatively, Landlord may estimate the tenants' proportionate share of such costs and expenses, in which event the tenants will pay such estimated sums monthly, with Landlord providing supporting documentation and reconciliations annually.

    Landlord, Tenant and Guarantor agree to cooperate and negotiate in good faith with diligent efforts to cause a proper amendment to be executed addressing the matters set forth above and any additional matters that might be proper in order to effect the intents and purposes of dividing this Lease into two (2) leases.

6.
Amendment of Memorandum of Lease: Landlord and Tenant hereby agree to execute the First Amendment to the Memorandum of Lease attached to this First Amendment as Exhibit "B."

7.
Exhibits: Landlord and Tenant hereby amend the Exhibits to the Lease as follows:

a.
Exhibit "H" of the Lease by deleting it in its entirety and replacing it with Exhibit "H" attached to and made a part of this First Amendment for all purposes (it being understood and agreed that there are no Exhibits "C," "D," "E," "F," or "G" to this First Amendment).

b.
Landlord and Tenant hereby amend Exhibit "I" of the Lease by deleting it in its entirety (so that there will be no Exhibit "I" to the Lease at all).

c.
Landlord and Tenant hereby amend Exhibit "J" of the Lease by deleting it in its entirety (so that there will be no Exhibit "J" to the Lease at all) Guarantor will be automatically released from all obligations arising under the Lease from and after the date of such assignment or sublease (which, in the case of a sublease, such release shall be limited to the obligations of Tenant under this Lease from and after the date of such sublease which are assumed by such sublessee in writing for the express benefit of Landlord), and (ii) in the event Tenant subleases either all of the Original Building or all of the Expansion Building and the Release Conditions, as defined in the Lease, are met as to such Building, then (a) the Lease will automatically be amended so as to be two (2) leases, one for each Building, with all of the terms and provisions of the Lease being divided accordingly and the sublease will be deemed to be as to the entire lease for the Building which is subleased, and (b) Guarantor will be automatically released from all obligations arising under the lease for the Building which is subleased from and after the date of such sublease to the extent such sublessee assumes, in writing for the expressed benefit of Landlord, the obligations of Tenant under this Lease from and after the date of such sublease. In any circumstances in which Guarantor is released from liability or in which the Lease is divided into two (2) leases, Landlord agrees to execute an agreement confirming such release or division (or both) within ten (10) days after requested in writing to do so, although execution of such document will not be necessary for such release or division to be effective. Guarantor will at all times be entitled to assert as a defense to any obligation under this Guaranty that Tenant has a defense to the guaranteed obligation under the terms of the Lease.

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9.
Guarantor's Execution: Guarantor is executing this First Amendment for the purpose of confirming (i) that the execution and delivery of this First Amendment does not in any way terminate or limit Guarantor's obligations under the Guaranty and (ii) that the Lease Guaranty is amended as provided in Section 7 of this First Amendment.

10.
Mortgagee's Execution: Mortgagee is executing this First Amendment for the purpose of evidencing its consent to and agreement that if Mortgagee becomes the Landlord under the Lease, Mortgagee will be bound by the terms and provisions of this First Amendment.

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11.
Counterparts: This Agreement may be executed in multiple counterparts, all of which, when taken together, will constitute one (1) original.

LANDLORD:	OAKLAWN ALLIANCE, L.L.C., a Delaware limited liability company
	By:	/s/ NEIL RAUENHORST
	Name:	Neil Rauenhorst
	Title:	President & CEO
Date of Signature:	January 14, 2000
TENANT:	ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation
	By:	/s/ DWAYNE H. TUCKER
	Name:	Dwayne H. Tucker
	Title:	Senior Vice President
Date of Signature:	1/7/00
GUARANTOR:	ALLINCE DATA SYSTEMS CORPORATION, a Delaware corporation
	By:	/s/ DWAYNE H. TUCKER
	Name:	Dwayne H. Tucker
	Title:	Senior Vice President
Date of Signature:	1/7/00
MORTGAGEE:	BANK OF AMERICA, N.A., a national banking association successor to NationsBank, N.A.)
	By:	/s/ CHARLES S. FLINT
	Name:	Charles S. Flint
	Title:	Senior Vice President
Date of Signature:	2/14/00

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EXHIBIT "A"

18.  Expansion Option.

  (a)
  Landlord hereby covenants and agrees to construct the following buildings on the Land: (i) an office building and surrounding Common Areas (as that term is defined below) which is substantially similar to the Original Building, in the location specified on Exhibit "H" to this Lease (the "Expansion Base Building"), (ii) Tenant Improvements to the Expansion Base Building, subject to the terms of this Section 18 (the "Expansion Leasehold Improvements"), and (ii) a 198-space parking garage, subject to the terms of this Section 18 (the "Parking Garage"), which Parking Garage, as well as all of the other portions of the Common Areas, shall be used solely by the occupants of the Original Building and the Expansion Base Building, and their respective employees and guests. The Expansion Base Building and the Expansion Leasehold Improvements are collectively referred to as the "Expansion Building" and the work of constructing the Expansion Building (including, without limitation, the Common Areas, as defined below) and the Parking Garage are referred to as "Landlord's Expansion Work."

  (b)
  On or before January 10, 2000, Landlord will cause its architect to prepare and deliver to Tenant preliminary plans and specifications for the Expansion Base Building and the Parking Garage (the "Expansion Base Building and Garage Plans"), which plans must be based on an exterior appearance substantially similar to the Original Base Building. While these preliminary plans and specifications are not required to be permit-ready, they must contain a site plan, floor plan, one-quarter inch (0.25") scale core building plans, elevations of the Expansion Base Building and the Parking Garage, and a riser diagram of the mechanical, electrical and plumbing systems. Within four (4) business days after Tenant receives such preliminary Expansion Base Building and Garage Plans, Tenant will either approve the same in writing or notify Landlord in writing of Tenant's objections to the preliminary Expansion Base Building and Garage Plans and how the preliminary Expansion Base Building and Garage Plans must be changed in order to make them acceptable to Tenant. Each business day following the fourth (4th) business day after the preliminary Expansion Base Building and Garage Plans are submitted to Tenant until Tenant either approves them or delivers a notice of objections to Landlord will be a day of Tenant Expansion Delay. Within four (4) business days after Landlord's receipt of Tenant's notice of objections, Landlord will cause its architect to prepare revised Expansion Base Building and Garage Plans in accordance with such notice and submit the revised Expansion Base Building and Garage Plans to Tenant. In any review, Tenant cannot object to any aspect of the proposed Expansion Base Building and Garage Plans (i) if such objection would require material deviations from the final plans for the Original Building, other than the following deviations: there will be one (1) loading dock instead of two (2) loading docks, the location of the trash area must be changed to a location designated by Tenant in order to accommodate the parking structure, and, at Tenant's election and, subject to Landlord being able to obtain all required permits and approvals from applicable governmental authorities, Tenant may require that there be a permanent covered walkway between the Original Building or the Expansion Building and the Parking Garage, at a location designated by Tenant (Tenant hereby acknowledging that the design and construction of such covered walkways will need to be adjusted if located within any fire lane in order to accommodate the passage of emergency vehicles under the cover), or (ii) such objection was not included within any of the previous objections made by Tenant to the Expansion Base Building and Garage Plans unless the item objected to was not included in any of the previous versions of the Expansion Base Building and Garage Plans or such item was so included, but has been affected by a subsequent change to the Expansion Base Building and Garage Plans. However, it is understood and agreed that Tenant has the right to select the following items, even if such items are not consistent with the same items in the

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    Original Building, as long as they are available to comply with the schedule for construction of the Expansion Building and the Parking Garage: restroom finishes (including, without limitation, ceramic tile and toilet partitions); lobby finishes; elevator cab finishes; landscaping; and common area interior finishes, doors and hardware. Upon submission to Tenant of the revised Expansion Base Building and Garage Plans, and upon submission of any further revisions, the procedures described above will be repeated until Landlord and Tenant have reached agreement. Once they have reached agreement, Landlord must promptly prepare permit-ready Expansion Base Building and Garage Plans and submit them to Tenant for Tenant's approval. The only grounds upon which Tenant can object to such permit-ready Expansion Base Building and Garage Plans is that they materially differ from the final approved preliminary Expansion Base Building and Garage Plans. Tenant's failure to respond to Landlord's submission within four (4) business days after Landlord delivers such permit-ready Expansion Base Building and Garage Plans to Tenant constitutes Tenant's approval of such permit-ready Expansion Base Building and Garage Plans. The final permit-ready Expansion Base Building and Garage Plans, as approved by Landlord and Tenant, constitute the "Approved Expansion Base Building and Garage Plans" under this Lease. Each day following February 15, 2000 (as extended by one day for each day of Expansion Deadline Extension), that the Approved Expansion Base Building and Garage Plans have not been approved by Landlord and Tenant for any reason other than Landlord's failure to perform or respond as required by this Section 18(b) shall constitute an "Expansion Plan Approval Delay". Each day that Landlord does not perform or respond as required by this Section 18(b) will extend the February 15, 2000 deadline by one (1) day and will constitute a day of "Expansion Deadline Extension".

  (c)
  On or before March 1, 2000, Tenant will cause its architect to prepare and deliver to Landlord preliminary plans and specifications for the Expansion Leasehold Improvements (the "Expansion Leasehold Improvements Plans"). While these preliminary plans and specifications are not required to be permit-ready, they must show sufficient detail concerning all aspects of the Expansion Leasehold Improvements so that making them permit-ready is only a matter of incorporating technical details. Each day following March 1, 2000 until Tenant delivers the preliminary Expansion Leasehold Improvements Plans will be a day of Tenant Expansion Delay. Within four (4) business days after receipt of the preliminary Expansion Leasehold Improvements Plans, Landlord will either approve the same in writing or notify Tenant in writing of Landlord's objections to the preliminary Expansion Leasehold Improvements Plans and how the preliminary Expansion Leasehold Improvements Plans must be changed in order to make them acceptable to Landlord. Landlord can only object to the preliminary Expansion Leasehold Improvements Plans on the grounds that they would adversely affect the structural integrity of the Expansion Base Building or materially modify any portion of the Core Building Systems of the Expansion Base Building and cannot object in any subsequent review to any matter not raised in a preceding review, unless the item objected to was not included in any of the previous versions of the Expansion Leasehold Improvements Plans or such item was so included, but has been affected by a subsequent change to the Expansion Leasehold Improvements Plans. However, under all circumstances, Tenant has the right to select the following items as they apply to the Expansion Leasehold Improvements, but only as long as such items are available to comply with the schedule of construction of the Expansion Building: restroom finishes (including, without limitation, ceramic tile and toilet partitions); lobby finishes; elevator cab finishes; landscaping; and common area interior finishes, doors and hardware. If Landlord fails to respond in the manner set forth above within four (4) business days after the date Tenant delivers the preliminary Expansion Leasehold Improvements Plans to Landlord or objects to the preliminary Expansion Leasehold Improvements Plans on any grounds other than those set forth in the immediately-preceding

13

    sentence, then Landlord will be conclusively deemed to have approved the preliminary Expansion Leasehold Improvements Plans. Within four (4) business days after Tenant's receipt of Landlord's notice of objections (if such objections meet the requirements set forth above), Tenant will cause its architect to prepare revised Expansion Leasehold Improvements Plans according to such notice and submit the revised Expansion Leasehold Improvements Plans to Landlord. Upon submission to Landlord of the revised Expansion Leasehold Improvements Plans, and upon submission of any further revisions, the procedures described above will be repeated until Landlord and Tenant have reached agreement. Once they have reached agreement, Tenant must promptly prepare permit-ready Expansion Leasehold Improvements Plans and submit them to Landlord for Landlord's approval. The only grounds upon which Landlord can object to such permit-ready Expansion Leasehold Improvements Plans is that they materially differ from the final approved Expansion Leasehold Improvements Plans. Landlord's failure to respond to Tenant's submissions within four (4) business days after Tenant delivers such permit-ready Expansion Leasehold Improvements Plans to Landlord constitutes Landlord's approval of such permit-ready Expansion Leasehold Improvements Plans. The permit-ready Expansion Leasehold Improvements Plans, as finally approved, are referred to in this Lease as the "Approved Expansion Leasehold Improvements Plans." Each day following March 15, 2000 (extended one (1) day for each day of Expansion Deadline Extension), that the Approved Extension Leasehold Improvement Plans have not been approved by Landlord and Tenant for any reason other than Landlord's failure to perform or respond as required by this Section 18(c) shall constitute an Extension Plan Approval Delay. Each day Landlord does not perform or respond as required by this Section 18(c) will constitute a day of Expansion Deadline Extension.

  (d)
  At such time as Landlord and Tenant have approved the Approved Expansion Base Building and Garage Plans and the Approved Expansion Leasehold Improvements Plans (and in any event within ten (10) days thereafter), Landlord will (i) obtain at least three bids for each of the major trades that will be involved in the construction of the Parking Garage and the Leasehold Improvements, unless less than three qualified subcontractors exist for a given trade, in which case Landlord will obtain a bid from all qualified subcontractors of such trade (with Landlord agreeing to solicit and consider bids from qualified subcontractors selected by Tenant); (ii) using the lowest qualified bid (which, in order to be qualified, must fully comply with all bid requirements, including but not limited to any time requirements specified) from each of the bids so received, prepare a proposed budget for all items to be included in Expansion Costs ("Tenant's Expansion Cost Proposal"); and (iii) submit copies of all bids and the Tenant's Expansion Cost Proposal to Tenant for Tenant's review and approval. Tenant, at Tenant's option, may either approve Tenant's Expansion Cost Proposal in writing, or elect to eliminate or revise one or more items of the Parking Garage and the Expansion Leasehold Improvements shown on the Approved Expansion Base Building and Garage Plans or the Approved Expansion Leasehold Improvements Plans, or request additional bids so as to reduce the costs shown in the Tenant's Expansion Cost Proposal. Tenant may then approve in writing the reduced Tenant's Expansion Cost Proposal (based on revised Approved Expansion Base Building and Garage Plans or Approved Expansion Leasehold Improvements Plans prepared by Tenant's architect or revised bids, as the case may be, which will then be deemed the Approved Expansion Base Building and Garage Plans and the Approved Expansion Leasehold Improvements Plans for all purposes under this Lease). However, each day following the fourth (4th) business day after Tenant's receipt of Tenant's Expansion Cost Proposal until the day on which Landlord has received Tenant's written approval of Tenant's Expansion Cost Proposal will be a day of Tenant Expansion Delay. The Tenant's Expansion Cost Proposal, as finally approved, is referred to in this Lease as the "Approved Expansion Costs."

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  (e)
  Tenant's Representative may request and authorize changes in the Parking Garage and the Expansion Leasehold Improvements as long as such changes (i) are consistent with the scope of Landlord's Expansion Work, and (ii) do not affect any portion of the Core Building Systems relating to the Expansion Base Building. All other changes will be subject to Landlord's prior written approval, which approval Landlord cannot unreasonably withhold, delay, or condition. If Tenant wishes to request such a change to the Parking Garage or the Expansion Leasehold Improvements, then Tenant must deliver to Landlord written notice of the requested change and within four (4) business days after Tenant delivers such request to Landlord and prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, a change order ("Expansion Change Order") identifying the total cost or savings of such change, which will include associated architectural, engineering and construction contractor's fees, and the total time that will be added to or subtracted from the construction schedule by such change. Once Landlord delivers an Expansion Change Order to Tenant for Tenant's approval, Tenant must either affirmatively approve or disapprove of the Expansion Change Order within three (3) business days following Tenant's receipt of the Expansion Change Order. In the event Tenant fails to respond within the three (3) business day period, then each day thereafter that Tenant fails to respond shall be a Tenant Expansion Delay. Alternatively, Landlord may deliver to Tenant, within the same four (4) business day period, an estimate of the time and costs to be expended in calculating the Expansion Change Order. In the event Tenant does not respond or fails to affirmatively authorize Landlord to proceed on the third (3rd) business day following Tenant's receipt of such estimate, then it shall be conclusively deemed that Tenant withdrew its request for such change in the Parking Garage or the Expansion Leasehold Improvements. If Tenant authorizes Landlord to proceed with calculating the cost of the Expansion Change Order, then Tenant shall be responsible for all reasonable costs associated therewith (and pay same to Landlord within 30 days following Landlord's written request) and any reasonable delay in connection with such calculation shall be an Tenant Expansion Delay, whether or not Tenant ultimately approves the Expansion Change Order.

  (f)
  Landlord must deliver the Expansion Building to Tenant, with Landlord's Expansion Work Substantially Completed, on or before October 11, 2000 (the "Projected Expansion Completion Date"), as such date has been delayed due to any Tenant Expansion Delays, Expansion Plan Approval Delays and Permitted Expansion Force Majeure Delays only, it being understood and agreed that such date cannot be extended for any reason other than Tenant Expansion Delays, Expansion Plan Approval Delays and Permitted Expansion Force Majeure Delays. If Landlord fails to deliver possession of the Expansion Building and Parking Garage, with Landlord's Expansion Work Substantially Completed by the Projected Expansion Completion Date, as it may be extended, (i) the Expansion Commencement Date (as that term is defined in Section 18(j)(I) below) will be extended automatically by one day for each day of the period after the Projected Expansion Completion Date to the day on which Landlord tenders possession of the Expansion Building and Parking Garage to Tenant with Landlord's Expansion Work Substantially Completed, less any portion of that period attributable to Tenant Expansion Delays; and (ii) Landlord will pay Tenant, as liquidated damages, an amount equal to $250,000.00 per month (pro-rated and payable on a weekly basis beginning on the day after the Projected Expansion Completion Date, as it may be extended, so that a delay for a partial week will constitute a delay for an entire week) for each day after such Projected Expansion Completion Date (as it may be extended) until Landlord tenders possession of the Expansion Building and Parking Garage to Tenant with Landlord's Expansion Work Substantially Completed; provided, however, that in no event can such liquidated damages exceed a total of $250,000.00, and (iii) if Landlord has tendered the Expansion Building and Parking Garage to Tenant with Landlord's Expansion Work

15

    Substantially Completed, Landlord will pay to Tenant, as liquidated damages, $500.00 per day after the forty-fifth (45th) day (which date shall be extended due to force majeure provided that Landlord diligently prosecutes the completion of the Expansion Punch List) after Tenant delivers the Expansion Punch List to Landlord until Final Completion of Landlord's Expansion Work; and (iv) if Landlord does not tender possession of the Expansion Building and Parking Garage to Tenant with the Landlord's Expansion Work Substantially Completed on or before sixty (60) days after the Projected Expansion Completion Date (as it may be extended), Tenant will have the right to terminate this Lease, as to the Expansion Building only (and any rights and obligations respecting the Parking Garage which are incidental to the Expansion Building), by delivering written notice of termination to Landlord not more than thirty (30) days after such deadline date. Upon a termination under clause "(iv)" above, each party will, upon the other's request, execute and deliver an agreement in recordable form containing a release and surrender of all right, title and interest in and to this Lease as to the Expansion Building only; neither Landlord nor Tenant will have any further obligations to each other, including, without limitation, any obligations on Tenant's part to pay for work previously performed in the Expansion Building and Parking Garage, except as set forth in this sentence; all Improvements to the Expansion Building will become and remain the property of Landlord; and Landlord will refund to Tenant any sums paid to Landlord by Tenant in connection with this Lease relating to the Expansion Building and Parking Garage only, including, without limitation, any payments to Landlord of portions of Tenant's Expansion Cost and pay to Tenant the amounts that have accrued under clause "(ii)" above. Such postponement of the Expansion Commencement Date, payment of liquidated damages and termination and refund right will be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord's failure to have Substantially Completed its obligations by the Projected Expansion Completion Date (as it may be extended). If Landlord delivers possession of the Expansion Building and Parking Garage with the Landlord's Expansion Work Substantially Completed prior to the Projected Expansion Completion Date, then Tenant may either accept such delivery (in which case such date will be the Expansion Commencement Date hereunder) or may refuse to accept delivery until any date selected by Tenant that is no later than the Projected Expansion Completion Date (as it may be extended). Within sixty (60) days after the Expansion Commencement Date, Landlord will provide to Tenant a complete set of as-built drawings of Landlord's Expansion Work and manuals for all equipment incorporated into the Improvements as a part of Landlord's Expansion Work. Landlord and Tenant have sixty (60) days after Landlord notifies Tenant that the Expansion Building has been Substantially Completed in which to remeasure the Expansion Building, but after the expiration of such sixty (60) day period, neither Landlord nor Tenant may remeasure the Expansion Building. The final Rentable Square Feet as shown in the Approved Expansion Base Building Plans are sometimes referred to as the "Approved Expansion Rentable Square Feet." In the absence of such remeasurement or the right to do so, it shall be conclusively deemed that the Expansion Building contains the Approved Expansion Rentable Square Feet. If Tenant timely elects to remeasure the Expansion Building, and the variance is greater than one percent (1%) but less than two percent (2%), the variance shall be permitted and have no effect on the Expansion Building being Substantially Completed, but the Expansion Basic Rent for the Expansion Building and all other amounts calculated based on the area of the Expansion Building will be modified accordingly. If the Expansion Building contains more than 102% of the Approved Expansion Rentable Square Feet, all amounts will be calculated as if the Expansion Building contains 102% of the Approved Expansion Rentable Square Feet. If the Expansion Building contains less than 98% of the Approved Expansion Rentable Square Feet, then Landlord must make all alterations necessary to increase the size of the Expansion Building to at least 98% of the Approved Expansion Rentable Square Feet, and the Expansion Building will not be deemed to be

16

    Substantially Completed until Landlord does so. If Landlord fails to do so and Tenant fails to terminate this Lease pursuant to the termination right set forth in Section 8(f)(iv) above, then Tenant will be deemed to have accepted the size of the Expansion Building and the Expansion Building will be deemed to have been Substantially Completed on the day Landlord delivered the Expansion Building to Tenant with the Landlord's Expansion Work (other than the area of the Expansion Building) Substantially Complete. In such event, all amounts will be calculated on the actual size of the Expansion Building.

  (g)
  As provided in Section 18(j)(I), the Expansion Commencement Date (and therefore Tenant's obligation for the payment of Expansion Basic Rent) will not commence until Landlord has Substantially Completed Landlord's Expansion Work; provided, however, that if Landlord is delayed in causing Landlord's Expansion Work to be Substantially Completed as a result of: (a) any Expansion Approval Delays, (b) any Change Orders or changes in any drawings, plans or specifications requested by Tenant (with each individual occurrence constituting a "Tenant Expansion Delay" and the cumulative occurrences constituting "Tenant Expansion Delays"), or (c) force majeure delays (with such force majeure delays being referred to in this Lease as "Permitted, Expansion Force Majeure Delays"), then, if such delays exceed ten (10) days, the Expansion Commencement Date will only be extended under Section 18(f) until the date on which Landlord would have Substantially Completed the performance of such work but for such delays. As a condition to claiming a Permitted Expansion Force Majeure Delay or a Tenant Expansion Delay, the day of delay must have otherwise been a day upon which Landlord intended to work on the item affected by the delay and was prevented from doing so by such force majeure and Landlord must advise Tenant of the circumstances giving rise to the claim within ten (10) business days after they arise, the estimated cost that Tenant can pay as that time to effect any available remedy to eliminate or reduce such delay (for example, overtime work), the cumulative total number of Permitted Expansion Force Majeure Delays and Tenant Expansion Delays through the date of each event.

  (h)
  Landlord must perform the Landlord's Expansion Work in substantial accordance with the Approved Expansion Base Building and Garage Plans and the Approved Expansion Leasehold Improvements Plans and in a good and workmanlike manner, using new materials, and in accordance with all applicable laws, ordinances, rules, and regulations, including without limitation, ADA and the Texas Accessibility Act (as they exist and are interpreted and enforced at the time) and all applicable environmental laws as interpreted and enforced by the governmental bodies having jurisdiction thereof at the time of construction. Tenant's taking possession of any portion of the Expansion Building will be conclusive evidence that such portion of the Expansion Building was in good order and satisfactory condition, and that all of Landlord's Expansion Work in or to such portion of the Expansion Building was Substantially Completed, when Tenant took possession, except as to any patent defects or uncompleted items in the Expansion Building (including, without limitation, the Common Areas, including all landscaped) and the Parking Garage identified on a punch list (the "Expansion Punch List") prepared by Tenant's Representative after an inspection of the Expansion Building (including, without limitation, the Common Areas, including all landscaped areas) and the Parking Garage by both Tenant's Representative and Landlord's Representative (unless Landlord's Representative fails to attend an inspection scheduled by Tenant's Representative, with Tenant acknowledging that Tenant's Representative must cooperate with Landlord's Representative in attempting to establish a mutually-acceptable date and time of inspection) made within thirty (30) days afterTenant takes possession, and except as to any latent defects in Landlord's Expansion Work. Landlord will not be responsible for any items of damage caused by Tenant, its agents, independent contractors or suppliers. No promises to construct, alter, remodel or improve the Expansion Building, and no representations concerning the

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    condition of the Expansion Building, have been made by Landlord to Tenant other than as may be expressly stated in this Lease.

  (i)
  Landlord appoints Landlord's Representative to act for Landlord in all matters covered by this Section 18. Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Section 18. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Section 18 will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Section 18. Either party may change its representative at any time by three days' prior written notice to the other party. Landlord and Tenant acknowledge that they must work together cooperatively in order to design the Expansion Building and the Parking Garage and therefore agree to act reasonably and in good faith in such design process

  (j)
  Upon Tenant's approval of the Tenant's Expansion Cost Proposal, this Lease will automatically be amended as follows (with Landlord and Tenant each agreeing to execute a written agreement confirming these amendments upon delivery of such an amendment to such party by the other party):

(I)
The Term of this Lease will be extended so that it ends on the day before the tenth (10th) anniversary of the date of Substantial Completion of the Expansion Building and the Parking Garage (the "Expansion Commencement Date"). The options to extend the Term of this Lease granted in Section 2.5 above will remain in full force and effect and may be exercised at the end of the Term of this Lease, as so extended, subject to the notice and other requirements of Section 2.5. Any exercise of the option to extend will apply to and include both the Original Building and the Expansion Building as well as the continuing rights relating to the Parking Garage, unless the Original Building and the Expansion Building have been divided into two (2) leases, as contemplated by the terms of Article 19 below, in which case each tenant of each such building may exercise or not exercise the options to extend as to its own building. Notwithstanding the foregoing, Tenant may, at any time after the end of the seventh (7th) anniversary of the Expansion Commencement Date, terminate this Lease as to the Expansion Building only (and any rights and obligations respecting the surface parking areas and the Parking Garage incidental to the Expansion Building) by giving Landlord written notice of such decision to terminate, which notice must specify a termination date (the "Termination Date") no earlier than nine (9) months after the date of such notice and must be accompanied by a payment equal to nine (9) months of Expansion Base Rent (the "Termination Penalty"), which amount is not a prepayment of rent, it being understood and agreed that Tenant must continue to pay Expansion Base Rent through the Termination Date. On the Termination Date, (i) Tenant must pay to Landlord an amount equal to the unamortized portion of any brokerage commission paid by Landlord in connection with the Expansion Building and one-half (1/2) of the unamortized portion of the cost of the Expansion Leasehold Improvements for which Landlord paid and was not reimbursed by Tenant, it being understood and agreed that the amortization period is ten (10) years, and (ii) Landlord must refund to Tenant any amounts Tenant has paid for periods after the Termination Date and must pay to Tenant any other amounts that might be due from Landlord to Tenant. The parties may offset these amounts instead of exchanging checks. From and after the Termination Date, Landlord and Tenant will have no obligation to each other concerning the Expansion Building (and any rights or obligations respecting the surface parking areas and the Parking Garage which are incidental to the Expansion Building) or the Parking Garage, except for obligations which arose before or on the Termination Date and except for the obligations which accrue to Tenant as the tenant of the Original Building.

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  (II)
  The Basic Rent will be as follows:

  (A)
  for the Original Building, the Original Basic Rent will be the same as provided in Section 4.1 above for the number of years which represents the balance of the Original Term as defined in Section 1.1 above. Thereafter, the Original Basic Rent will increase on the first day after the original expiration date of the Original Term to an amount equal to one hundred twelve and one-half percent (112.5%) of the Original Basic Rent in effect for the immediately preceding period. For example, if the Original Basic Rent were $128,244.62 per month, then for the period beginning on the day after the original expiration date of the Original Term and extending through the then-existing initial term, the Basic Rent would be $144,275.19.

  (B)
  for the Expansion Building, the monthly rent (the "Expansion Basic Rent") will be equal to the amount determined by multiplying the amount specified below by the number of Rentable Square Feet in the Expansion Building (subject to the terms of Section 18(f) above) and then dividing the result thus obtained by twelve (12):

Months 1 through and including 60:	$11.88
Months 61 through and including the end of the primary term:	$13.30
  (III)
  To require that within ninety (90) days after the Final Completion of the Expansion Building and the Parking Garage, Landlord must prepare and deliver to Tenant a package (the "Cost Information Package") containing all of the following (a) a statement setting forth the actual cost of the Parking Garage and the actual cost of the Expansion Leasehold Improvements, (b) reasonable supporting documentation evidencing the amounts set forth in the statement of actual costs, and (c) a calculation of the Amortization Increase Amount. If Landlord does not send the Cost Information Package to Tenant within such ninety (90) day period, then Landlord will conclusively be deemed to have waived its right to claim that it should be reimbursed for any excess of the actual cost of the Parking Garage and the Expansion Leasehold Improvements over the Expansion Allowance.

        (A) If the Cost Information Package shows that the actual cost of the Parking Garage and the Expansion Leasehold Improvements was less than the Expansion Allowance, then Landlord must deliver payment of the excess of the Expansion Allowance over the actual cost of the Parking Garage and the Expansion Leasehold Improvements at the same time as Landlord delivers the Cost Information Package to Tenant.

        (B) If the Cost Information Package shows that the actual cost of the Parking Garage and the Expansion Leasehold Improvements was greater than the Expansion Allowance, then (i) as to the Parking Garage, Tenant must deliver to Landlord an amount equal to the lesser of (a) the amount by which the cost of the Parking Garage exceeded the Parking Garage Allowance, or (b) the amount by which the total cost of the Parking Garage and the Leasehold Improvements exceeded the Expansion Allowance, and (ii) as to the excess, if any, of the payment made under "(i)" above, over the total amount by which the cost of the Parking Garage and the Leasehold Improvements exceeded the Expansion Allowance, Tenant must deliver to Landlord a written notice (such notice is referred to as "Tenant's Election Notice") that (i) Tenant has elected to pay such excess amount to Landlord, which notice must be accompanied by a payment of such amount, or (ii) that Tenant has elected to increase the Basic Rent for the Expansion Building by the Amortization Increase Amount and to pay the unamortized portion of any such excess to Landlord, which notice must be accompanied by a payment of such unamortized amount.

        Tenant is entitled at any time, upon five (5) days written notice to Landlord, to investigate Landlord's books and records concerning the Expansion Building (including, without limitation, the Expansion Leasehold Improvements) and the Parking Garage and Landlord's calculation of the Amortization Increase Amount. If Tenant's investigation shows that any such amounts or calculations in

19

the Cost Information Package were incorrect, then Tenant may notify Landlord of such fact and if Landlord would have owed Tenant any amount under this Lease had the corrected amount or calculation been included in the original Cost Information Package or if the amount of the Amortized Amount or the Amortization Increase Amount would have been less had the correct amount been included in the Cost Information Package, then Landlord must deliver to Tenant the amount which Landlord underpaid to Tenant or the amount Tenant overpaid to Landlord, or both, as the case may be, plus, but only if the amount which Landlord underpaid to Tenant is more than five percent (5%) of the total amount owed by Landlord to Tenant, the reasonable costs and expenses of such investigation (not to exceed $1,000) within thirty (30) days after Tenant delivers notice to Landlord of the results of Tenant's investigation.

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SECOND AMENDMENT TO BUILD-TO-SUIT LEASE

        This Second Amendment to Build-to-Suit Net Lease (this "Second Amendment") is executed by and between Oaklawn Alliance, L.L.C., a Delaware limited liability company ("Landlord") and ADS Alliance Data Systems, Inc., a Delaware corporation ("Tenant") and is effective of the last day accompanying the signature of Landlord, Tenant, Guarantor, and Mortgagee below. Guarantor and Mortgagee (both as defined below) are executing this Second Amendment for the purposes indicated in this Second Amendment.

RECITALS

A.
Effective as of January 29, 1998, Opus South Corporation, a Florida corporation ("Original Landlord") and Tenant entered into that certain Build-To-Suit Net Lease (the "Original Lease") covering certain property located in the City of Dallas, Collin County, Texas (the "Land"). The Land together with the Original Base Building (as defined in the Original Lease) is referred to in this Second Amendment as the "Premises."

B.
The Original Lease was guaranteed by Alliance Data Systems Corporation, a Delaware corporation ("Guarantor") pursuant to the terms of that certain Lease Guaranty dated the same as the Original Lease (the "Guaranty").

C.
A Memorandum of Lease was executed the same day as the Original Lease and recorded on January 30, 1998 in Volume 4091, Page 1447 of the real property records of Collin County, Texas.

D.
Original Landlord, Tenant, and NationsBank, N.A. a national banking association ("Mortgagee") entered into that certain Subordination, Non-disturbance and Attornment Agreement date April 3, 1998 and recorded on April 7, 1998 at Volume 4138, Page 1032 of the real property records of Collin County, Texas (the "SNDA").

E.
On December 3, 1998, Original Landlord transferred the Premises to Landlord.

F.
Effective as of January 14, 2000 Landlord and Tenant executed that certain First Amendment to Build-to-Suit Net Lease (the "First Amendment," with the Original Lease and the First Amendment being collectively referred to as the "Lease"), wherein the Original Lease was amended with respect to, among other matters, the construction of a second building and certain related leasehold improvements (collectively defined in the First Amendment as the "Expansion Building").

G.
A First Amendment to Memorandum of Lease was executed in connection with the First Amendment and recorded on February 23, 2000, in Volume 4610, Page 1072 of the real property records of Collin County, Texas.

H.
Landlord and Tenant wish to further amend the Lease as follows: (i) to establish the areas of the first (1st), second (2nd), and third (3rd) floors of the Expansion Building, (ii) to establish the Expansion Commencement Date (as defined in the First Amendment) with respect to (a) the first (1st) and second (2nd) floors of the Expansion Building, and the (b) third (3rd) floor of the Expansion Building, (iii) to establish the expiration date of the Term, and (iv) to provide for an increase of the Expansion Basic Rent for the Expansion Building by the Amortization Increase Amount, as more particularly set forth Section 18(i)(III)(B) of the Lease. The purpose of this Second Amendment is to set forth the agreement of Landlord and Tenant in such regard.

AGREEMENTS

        NOW, THEREFORE, for and in consideration of the matters set forth in the Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Confirmation of Substantial Completion: Landlord and Tenant hereby acknowledge and agree that the Expansion Building and the Parking Garage are Substantially Complete; provided, however,

  that such acknowledgment by Tenant does not limit Tenant's right to require Landlord to perform items identified on the Punch List or to cure patent or latent defects, as more fully set forth in the Lease.

2.
Establishment of the Area of the Floors: Landlord and Tenant hereby establish the area of the Expansion Building to be 115,642 square feet, with each of the floors in the Expansion Building containing the following number of square feet:

First Floor:	37,568 square feet
Second Floor:	38,911 square feet
Third Floor:	39,163 square feet

    Landlord and Tenant hereby confirm that the Expansion Building has been re-measured and that they therefore waive the terms of Section 18(f) of the Lease as it relates to re-measurement of the Expansion Building and the effect of such re-measurement on determining whether or not the Expansion Building has been substantially completed.

3.
Establishment of the Commencement Date for the Floors: Landlord and Tenant hereby establish the Expansion Commencement Date of each of the floors in the Expansion Building as follows:

First Floor:	September 18, 2000
Second Floor:	September 18, 2000
Third Floor:	October 16, 2000

    Tenant must pay Expansion Basic Rent for the first and second floors for the period beginning on September 18, 2000 and must pay Expansion Basic Rent for third floor for the period beginning on October 16, 2000. Landlord and Tenant did not reach agreement concerning such dates and the other matters set forth in this Second Amendment until after the Expansion Commencement Dates occurred. Therefore, Tenant has until three (3) business days after the date of this Second Amendment to pay to Landlord all amounts that are due and payable under this Lease and Tenant's failure to pay any such amounts before such deadline will not give rise to any rights or remedies on Landlord's part. Thereafter, Tenant must pay all amounts due under the Lease in accordance with the terms of the Lease.

4.
Establishment of the Expiration Date of the Term: Landlord and Tenant hereby establish the Expiration Date of the Term of the Lease as October 31, 2010, which date may be extended if Tenant properly exercises a Renewal Option under the terms of the Lease.

5.
Increase Expansion Basic Rent by the Amortization Increase Amount: Although Tenant has been unable to verify the amount, if any, by which the actual cost of the Expansion Leasehold Improvements over the Expansion Leasehold Improvements Allowance, Landlord has represented to Tenant that they such excess exceeds the maximum Amortized Amount. Therefore, subject to change based upon review of the Cost Information Package and, if Tenant so elects, Landlord's books and records concerning the Expansion Building (including, without limitation, the Expansion Leasehold Improvements) and the Parking Garage, Landlord and Tenant agree that the Amorization Amount is $572,095.00 and that the resulting Amorization Increase Amount is $.76 per square foot of area within the Expansion Building. Therefore, the monthly Expansion Basic Rent will be equal to the amount determined by multiplying the amount specified below by the number of Rentable Square Feet in the Expansion Building and then dividing the result thus obtained by twelve (12):

Months 1 through and including 60:	$12.64
Months 61 through and including the end primary term.	$14.06

    Tenant's agreement to begin paying Expansion Basic Rent in accordance with the foregoing schedule does not in any way limit Landlord's obligation to deliver a Cost Information Package to Tenant's rights in connection with the final determination of the excess, if any, of the actual cost of the Expansion Leasehold Improvements over the Expansion Leasehold Improvements Allowance. If such final determination is that the excess is less than $572,095.00, then Landlord and Tenant must re-calculate the Amortization Increase Amount within thirty (30) days after such determination and Landlord must refund to Tenant any amounts that Tenant has paid as Expansion Basic Rent in excess of the amounts Tenant should have been paying using such re-calculated amounts. If Landlord does not pay such amount to Tenant within (30) days after the final determination of such excess, then Tenant may offset such amount against Expansion Basic Rent next accruing.

6.
Cost Information Package: Landlord and Tenant hereby covenant and agree that the deadline for Landlord to deliver the Cost Information Package to Tenant is January 15, 2001. At such time as Landlord and Tenant determine the amount of the excess, if any, of the actual cost of the Expansion Leasehold Improvements and the Parking Garage over the sum of the Expansion Allowance and the Amortized Amount, then Landlord will give Tenant a $7,500 credit (the "Credit Amount") against such excess (this credit is established because approximately 7,500 square feet of area on the first floor of the Expansion Building was not Substantially Complete on the date established as the Commencement Date for the first floor, although it is was Substantially Complete by October 16, 2000). If for any reason, the amount of such excess is less than the Credit Amount, then Landlord must pay the excess of the Credit Amount over such excess to Tenant. If Landlord does not pay such amount within thirty (30) days after the final determination of such excess, then Tenant may offset such amount against Expansion Basic Rent next accruing. If the amount of such excess exceeds the Credit Amount, then Tenant must pay the amount of such excess which exceeds the Credit Amount to Landlord in accordance with the terms of Paragraph 1.8(j)(III)(B), but subject to all of the other terms of the Lease (including, without limitation, the other terms of Paragraph 18(i)(III) of the Lease).

7.
Amendment to Insert Missing Language: Certain pages in the First Amendment were inserted into the document manually rather than electronically and as a result, the introduction to and first few lines of paragraph 8 were deleted. Landlord and Tenant hereby amend the Lease to insert such introductory language and missing lines, as set forth below:

8.
Lease Guaranty: Landlord, Tenant and Guarantor hereby amend Section 7 of the Lease Guaranty (attached as Exhibit "G" to the Lease) by deleting it in its entirety and replacing it with the following:

            7.    Notwithstanding anything to the contrary set forth elsewhere in this Guaranty, (i) in the event Tenant assigns the Lease in its entirety or subleases the entire Premises and the Release Conditions, as defined in the Lease, are met, then

8.
Guarantor's Execution: Guarantor is executing this Second Amendment for the purpose of confirming that the execution and delivery of this Second Amendment does not in any way terminate or limit Guarantor's obligation under the Guaranty.

9.
Mortgagee's Execution: Mortgagee is executing this Second Amendment for the purpose of evidencing its consent to and agreement that if Mortgagee becomes the Landlord under the Lease, Mortgagee will be bound by the terms and provisions of this Second Amendment, subject to the terms and provision of the SNDA.

10.
Counterparts: This Agreement may be executed in multiple counterparts, all of which, when taken together, will constitute one (1) original.

11.
Only Agreement. The Original Lease, as amended by the First Amendment and this Second Amendment, represent the only agreement between Landlord and Tenant and among the parties that any letters or other documents that Landlord and Tenant may have signed do not amend the Original Lease as so amended and are not binding agreements by and between Landlord and Tenant or among the parties. Such letters were meant only to convey Landlord and Tenant's estimate of certain amounts as of the date of such letters and can in no way be deemed binding on either Landlord or Tenant or a waiver of any party's rights under the Original Lease, as so amended.

LANDLORD:	OAKLAWN ALLIANCE, L.L.C., a Delaware Limited liability company
	By:	/s/ NEIL J. RAUENHORST
	Name:	Neil J. Rauenhorst
	Title:	President
Date of Signature:	12-4-00
TENANT:	ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation
	By:	/s/ MICHAEL BELTZ
	Name:	Michael Beltz
	Title:	Executive Vice President
Date of Signature:	11/22/00
GUARANTOR:	ALLIANCE DATA SYSTEMS CORPORATION, a Delaware corporation
	By:	/s/ MICHAEL BELTZ
	Name:	Michael Beltz
	Title:	President Business Develop & Planning
Date of Signature:	11/22/00
MORTGAGEE:	BANK OF AMERICA a national banking association (successor to NationsBank, N.A.)
	By:	/s/ CHARLES S. FLINT
	Name:	Charles S. Flint
	Title:	SVP
Date of Signature:	11/30/00